Filed pursuant to Rule 424(b)(2)

Registration Nos. 333-270327 and 333-270327-01

INDEX SUPPLEMENT NO. IS-03-04

(To the prospectus and prospectus supplement each dated March 7, 2023)

Citigroup Global Markets Holdings Inc.

Medium-Term Senior Notes, Series N

Payments Due from Citigroup Global Markets Holdings Inc.

Fully and Unconditionally Guaranteed by Citigroup Inc.

Notes Linked to the Citi RadarSM 5 Excess Return Index

This index supplement sets forth terms that will apply generally to notes that we may offer from time to time using this index supplement. The specific terms of a particular issuance of notes will be set forth in a pricing supplement that we will deliver in connection with that issuance. If the terms specified in any pricing supplement are inconsistent with the terms specified in this index supplement or in the accompanying prospectus supplement or prospectus, the terms specified in the applicable pricing supplement will control. We refer to all notes offered under this index supplement as the “notes.”

•	Underlying Index. The notes will be linked to the performance of the Citi RadarSM 5 Excess Return Index (the “Index”). The Index was developed by Citigroup Global Markets Limited (the “Index Sponsor”), an affiliate of Citigroup Global Markets Holdings Inc. You should carefully review the sections “Description of the Citi RadarSM 5 Excess Return Index” and “Risk Factors Relating to the Notes” in this index supplement for more information about the Index and for a discussion of important risks relating to the Index.
•	Payment at Maturity. The notes provide for the repayment of the stated principal amount at maturity, regardless of the performance of the Index. If so specified in the applicable pricing supplement, the notes offer the possibility of an additional payment at maturity based on the performance of the Index.
•	Coupon. The notes will not pay a coupon unless the applicable pricing supplement specifically provides otherwise. If the applicable pricing supplement provides for the payment of a coupon, the coupon rate, which may be fixed or may vary depending on the performance of the Index or otherwise, and the coupon payment date(s) will be specified in the applicable pricing supplement.
•	No Guaranteed Return on Your Investment. The notes do not guarantee any positive return on your investment, unless otherwise specified in the applicable pricing supplement. Any potential payment on the notes that depends on the performance of the Index may be zero, unless otherwise specified in the applicable pricing supplement. In that event, you will only receive the stated principal amount at maturity of the notes and will not be compensated for the time value of money.
•	Credit Risk. The notes are unsecured senior debt securities of Citigroup Global Markets Holdings Inc., and the guarantee of the notes is an unsecured obligation of Citigroup Inc. Accordingly, all payments on the notes are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations, you may not receive any payment owed to you under the notes, including the repayment of principal at maturity.
•	No Listing. The notes will not be listed on any securities exchange, unless otherwise specified in the applicable pricing supplement. Accordingly, unless otherwise specified, the notes may have limited or no liquidity, and you should not invest in the notes unless you are willing to hold them until maturity. You are entitled to the repayment of the stated principal amount (and any other amount that may be payable at maturity) only if you hold the notes at maturity.
•	Not Equivalent to Investing in the Index. Investing in the notes is not equivalent to investing directly in the constituents of the Index. You will not have any ownership interest or any other right with respect to the constituents of the Index.
•	Tax Consequences. For important information regarding certain tax consequences of investing in the notes, see “United States Federal Tax Considerations” beginning on page IS-59.

You should carefully review the specific terms of the notes described in the applicable pricing supplement together with the information contained in this index supplement and the accompanying prospectus supplement and prospectus before investing in the notes.

Investing in the notes is subject to risks not associated with an investment in conventional debt securities. See “Risk Factors Relating to the Notes” beginning on page IS-8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this index supplement, the accompanying prospectus supplement and prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes, and the guarantee of the notes by Citigroup Inc., are not deposits or savings accounts but are, respectively, unsecured debt obligations of Citigroup Global Markets Holdings Inc. and unsecured obligations of Citigroup Inc. The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency or instrumentality.

Investment Products	Not FDIC Insured	May Lose Value	No Bank Guarantee

Citigroup

March 7, 2023

We are responsible for the information contained or incorporated by reference in this index supplement, the accompanying prospectus supplement and prospectus and any applicable pricing supplement. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. You should not assume that the information contained or incorporated by reference in this index supplement, the accompanying prospectus supplement and prospectus or any applicable pricing supplement is accurate as of any date other than the date on the front of such document. We are not making an offer of these notes in any state where the offer is not permitted.

TABLE OF CONTENTS

Index Supplement

About This Index Supplement	IS-3
Summary Description of the Index	IS-4
Summary Payment Terms	IS-7
Risk Factors Relating to the Notes	IS-8
Description of the Notes	IS-20
Description of the Citi RadarSM 5 Excess Return Index	IS-24
Information About the Equity Sector ETFs	IS-43
Description of the U.S. Treasury Note Futures Indices	IS-51
Benefit Plan Investor Considerations	IS-57
United States Federal Tax Considerations	IS-59
Annex A	IS-66
Annex B	IS-123

Prospectus Supplement

Risk Factors	S-1
Important Currency Information	S-4
Forward-Looking Statements	S-5
Description of the Notes	S-6
United States Federal Tax Considerations	S-14
Plan of Distribution	S-27
Conflicts of Interest	S-28
Benefit Plan Investor Considerations	S-34
Legal Matters	S-36

Prospectus

Prospectus Summary	1
Forward-Looking Statements	6
Citigroup Inc.	6
Citigroup Global Markets Holdings Inc.	10
Use of Proceeds and Hedging	11
European Monetary Union	13
Description of Debt Securities	13
Currency Conversions and Foreign Exchange Risks Affecting
Debt Securities Denominated in a Foreign Currency	25
Plan of Distribution	27
Legal Matters	29
Experts	29

About this INDEX Supplement

The pricing supplement for a particular issuance of notes will describe certain specific terms of those notes, but will not describe all of the material terms of those notes or contain all of the other material disclosures that you should consider before investing in those notes. The material terms of the notes and other material disclosures that are not contained in the applicable pricing supplement are set forth in this index supplement and, to the extent not set forth in this index supplement, in the accompanying prospectus supplement and prospectus. Accordingly, it is important that you read the applicable pricing supplement together with this index supplement and the accompanying prospectus supplement and prospectus and before investing in the notes.

You may find the prospectus and prospectus supplement each dated March 7, 2023 here:

https://www.sec.gov/Archives/edgar/data/831001/000119312523063080/d470905d424b2.htm

References in this index supplement, the applicable pricing supplement and the accompanying prospectus supplement and prospectus, to “we,” “our” or “us” are to Citigroup Global Markets Holdings Inc., and not any of its subsidiaries, unless the context indicates otherwise.

Summary Description of the Index

The Citi RadarSM 5 Excess Return Index (the “Index”) is published by Citigroup Global Markets Limited (the “Index Administrator”), which is an affiliate of ours.  The Index tracks the hypothetical performance of a rules-based investment methodology premised on the idea that there is a relationship between the prevailing interest rate environment in the United States and the relative performance of different sectors of the U.S. equity and Treasury markets. Based on that premise, the Index seeks to determine on a daily basis whether the United States is in a “Rising” interest rate environment or a “Not Rising” interest rate environment. If the Index determines that there is a “Rising” interest rate environment, the Index will allocate exposure to exchange-traded funds (“ETFs”) representing sectors of the U.S. equity market that, according to the Index’s investment thesis, may outperform the broader market in a rising interest rate environment. If, on the other hand, the Index determines that there is a “Not Rising” interest rate environment, the Index will allocate exposure to different ETFs representing sectors of the U.S. equity market that, according to the Index’s investment thesis, may outperform the broader market in a falling or flat interest rate environment. In an attempt to maintain a volatility target of 5%, the Index will also allocate exposure to U.S. Treasury note futures and, potentially, to uninvested cash. Collectively, these allocations – to the selected equity sector ETFs, U.S. Treasury note futures and uninvested cash – make up a hypothetical investment portfolio. The performance of the Index will reflect the performance of that hypothetical investment portfolio, as adjusted daily in response to the observed interest rate environment and pursuant to the volatility targeting feature described below, and subject to the excess return deduction and index fee described below.

The Index determines whether the prevailing interest rate environment is “Rising” or “Not Rising” on each day by observing the average rate of the 3-month Bloomberg Short-Term Bank Yield IndexSM (USD) (“BSBY”) for each month in the immediately preceding four months (the “Rates Signal”). If the average rate of the 3-month BSBY increased from each month to the next in that four-month period, then the Index will determine that there is a “Rising” interest rate environment. In all other circumstances, the Index will determine that there is a “Not Rising” interest rate environment.

The following table lists the equity sector ETFs and U.S. Treasury note futures index to which the Index will allocate exposure in each observed interest rate environment. The table also indicates that the Index may allocate exposure to uninvested cash.

We refer to the hypothetical investment portfolio tracked by the Index at any given time as the “Selected Portfolio” at that time. The selected equity sector ETFs together make up a hypothetical “Equity Allocation” in the Selected Portfolio and will be equally weighted with each other. The applicable U.S. Treasury note futures index makes up a hypothetical “Treasury Futures Allocation.” We refer to the overall allocation to the Equity Allocation and the Treasury Futures Allocation together as the “Invested Allocation” within the Selected Portfolio. In addition to these allocations, the Selected Portfolio may have a hypothetical allocation to uninvested cash, which we refer to as the “Cash Allocation”. No interest or other return will accrue on the Cash Allocation.

The Index determines how much exposure to allocate to each of the Equity Allocation, the Treasury Futures Allocation and the Cash Allocation on a daily basis in a manner designed to maintain a target volatility of the Index of 5%. This volatility-targeting feature is applied in two stages. First, the Index will allocate exposure between the Equity Allocation and the Treasury Futures Allocation within the Invested Allocation based on the volatility of the current Equity Allocation over the prior six months, with higher volatility resulting in a lower Equity Allocation, and vice versa. Second, the Index will allocate exposure between the Invested Allocation and the Cash Allocation based on the volatility of the Invested Allocation over the prior one month. In this second stage, the Index will, if necessary, reduce exposure to the Invested Allocation and increase exposure to the Cash Allocation (which has no volatility) in an attempt to maintain a rolling one-month Selected Portfolio volatility of 5%.

The chart below illustrates the composition of four hypothetical Selected Portfolios, assuming various combinations of the Rates Signal, the trailing six-month volatility of the current Equity Allocation and the trailing one-month volatility of the Invested

Allocation. The chart is intended solely for the purpose of illustrating how various allocations together make up a Selected Portfolio, depending on the Rates Signal, the trailing six-month volatility of the current Equity Allocation and the trailing one-month volatility of the Invested Allocation. It is not an indication of what the composition of the Selected Portfolio may be at any given point in time. The chart refers to each equity sector ETF by its ticker symbol, which can be found in the table above.

Each U.S. Treasury note futures index tracks the performance of a hypothetical investment, rolled quarterly, in a near-maturity U.S. Treasury note futures contract. A U.S. Treasury note futures contract is a contract for the purchase of U.S. Treasury notes with maturities falling within a specified range on a fixed date in the future. Accordingly, the value of a U.S. Treasury note futures contract will fluctuate with changes in the market value of the underlying U.S. Treasury notes. In general, the value of a U.S. Treasury note will fall as market interest rates rise, and rise as market interest rates fall. However, the value of a U.S. Treasury note futures contract will also fluctuate based on factors that are unique to a futures contract, such as supply and demand in the futures market, the time remaining to the maturity of the futures contract and market interest rates over the term of the contract. These factors are likely to cause a position in a U.S. Treasury note futures contract to reflect an implicit financing cost, which will lower the return on the futures contract as compared to a direct investment in the underlying U.S. Treasury notes. Accordingly, we expect the performance of each U.S. Treasury note futures index to generally reflect changes in the value of the underlying U.S. Treasury notes, as reduced by an implicit financing cost. We expect the implicit financing cost to rise if market interest rates rise.

In determining the performance of the Index, a rate equal to the federal funds effective rate will be deducted from the daily performance of each equity sector ETF. We refer to this deduction, together with the implicit financing cost reflected in each U.S. Treasury note futures index, as the “excess return deduction”. The excess return deduction is likely to cause the performance of the Selected Portfolio as measured for purposes of the Index to be significantly less than the actual performance of the equity sector ETFs and the U.S. Treasury notes underlying the U.S. Treasury futures that make up the Selected Portfolio. The impact of the excess return deduction will increase if market interest rates rise. The performance of the Index will also be reduced on a daily basis by an index fee of 0.75% per annum.

This section contains only a summary description of the Index and does not describe all of its important features in detail. Before investing in the notes, you should carefully review the more detailed description of the Index contained in the section “Description of the Citi RadarSM 5 Excess Return Index” in this index supplement.

The Index is subject to important risks, including the following:

•	The Index is premised on a particular investment thesis about the relationship between the prevailing interest rate environment and the relative performance of different sectors of the U.S. equity market. That investment thesis may be wrong. The assumed relationship may not in fact exist, or if it exists it may be too weak to be meaningful. If the Index’s investment thesis is wrong or too weak to be meaningful, the Index’s Equity Allocation may perform no better than, and in fact may materially underperform, any other allocation that could be made among the equity sector ETFs or the broader market. Our offering of the notes is not an expression of our view about the validity of the Index’s investment thesis. You should form your own independent view about the validity of the Index’s investment thesis in connection with your evaluation of an investment in the notes.

•	Even if a meaningful relationship exists between the prevailing interest rate environment and the relative performance of different sectors of the U.S. equity market, the particular rules that make up the Index methodology may not effectively capitalize on that relationship.

•	The Index only seeks to partially implement its investment thesis. At any point in time, the Index is likely to have a significant allocation to the Treasury Futures Allocation and/or the Cash Allocation. That allocation is intended to help the Index maintain its volatility target of 5%, and is not in furtherance of its investment thesis. In fact, because the U.S. Treasury note futures indices are likely to be adversely affected by rising interest rates, the allocation to the Treasury Futures Allocation may run counter to the Index’s investment thesis in a Rising interest rate environment.

•	The Index is likely to significantly underperform the equity markets in a rising equity market, because the Index is likely to have a significant allocation to the Treasury Futures Allocation and/or Cash Allocation at all times.

•	The Index will likely have significant exposure at all times to one of two U.S. Treasury note futures indices. Each U.S. Treasury note futures index has limited return potential and significant downside potential, particularly in a “Rising” interest rate environment.

•	The excess return deduction and index fee will place a drag on the performance of the Index, offsetting any appreciation of the U.S. Treasury notes underlying the applicable U.S. Treasury note futures index and the equity sector ETFs that make up the Equity Allocation, exacerbating any depreciation and causing the level of the Index to decline steadily if the value of those U.S. Treasury notes and/or equity sector ETFs remains relatively constant.

•	The Index was launched on February 20, 2019 and, therefore, has a limited performance history.

For more information about the important risks affecting the Index, you should carefully read the section “Summary Risk Factors—Key Risks Relating to the Index” in this pricing supplement and “Key Risks Relating to the Index” in this index supplement.

The Selected Portfolio is a hypothetical investment portfolio. There is no actual portfolio of assets to which any investor is entitled or in which any investor has any ownership or other interest. The Index is merely a mathematical calculation that is performed by reference to hypothetical positions in the Equity Allocation, Treasury Futures Allocation and Cash Allocation and the other Index rules.

Summary Payment Terms

The particular payment terms of the notes will be set forth in the applicable pricing supplement and will be linked to the performance of the Index. The notes provide for the repayment of the stated principal amount at maturity, regardless of the performance of the Index. The notes may pay coupon payments at a rate that varies based on the performance of the Index, or the notes may not pay interest and may instead provide for a single payment at maturity based on the performance of the Index. The specific terms of the notes will be specified in the applicable pricing supplement.

Any potential payment on the notes that depends on the performance of the Index may be positive, or it may be zero, depending on the specific terms of the notes. You should carefully read the applicable pricing supplement to understand the payment terms of the notes and the circumstances in which you may not receive any return on your investment in the notes. The specific terms of the notes will be determined on the date we price the notes for initial sale to the public, which we refer to as the “Pricing Date.”

Any potential payment on the notes that depends on the performance of the Index will be based on the Closing Level of the Index on one or more dates specified in the applicable pricing supplement (each, a “Valuation Date”), subject to the specific terms set forth in the applicable pricing supplement.

In addition to the risks associated with the performance of the Index, all payments due on the notes are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., as guarantor of the obligations of Citigroup Global Markets Holdings Inc. If Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations under the notes, you may not receive any payment owed to you, including the repayment of the stated principal amount of your notes at maturity.

Before deciding whether to invest in the notes, you should carefully read and understand the sections “Risk Factors Relating to the Notes” and “Description of the Citi RadarSM 5 Excess Return Index” in this index supplement as well as the particular terms and risk factors described in the applicable pricing supplement.

Certain events may happen that could affect any payment owed to you under the notes, such as the occurrence of market disruption events or other events affecting the Index. Those events are described in this index supplement under “Description of the Notes” and “Description of the Citi RadarSM 5 Excess Return Index” and will not be repeated in the applicable pricing supplement. As a result, you should carefully review and understand the section “Description of the Notes” and “Description of the Citi RadarSM 5 Excess Return Index” in this index supplement.

Risk Factors Relating to the Notes

An investment in the notes is significantly riskier than an investment in conventional debt securities. The notes are subject to all of the risks associated with an investment in our conventional debt securities, including the risk that we may default on our obligations under the notes, and are also subject to risks associated with the Index because your return on the notes will depend on the performance of the Index.

Risk Factors Relating to All Notes

You May Not Receive Any Return On Your Investment in the Notes, in Which Case You Will Suffer a Loss On Your Investment in Real Value Terms. Your return on the notes, if any, will depend on the performance of the Index. If the Index does not perform favorably (which will depend on the specific terms of the notes set forth in the applicable pricing supplement), you may not receive any return on your investment in the notes. Although the notes provide for the repayment of the stated principal amount at maturity regardless of the performance of the Index, you may nevertheless suffer a loss on your investment in the notes, in real value terms, if you do not receive a positive return on the notes. This is because inflation may cause the real value of the stated principal amount to be less at maturity than it is at the time you invest, and because an investment in the notes represents a forgone opportunity to invest in an alternative asset that does generate a positive return. The potential loss in real value terms will be greater the longer the term of the notes.

Even if you do receive a positive return on your investment in the notes, there can be no assurance that your total return at maturity on the notes will compensate you for the effects of inflation or be as great as the return you could have achieved on a conventional debt security of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) of comparable maturity. You should carefully consider whether an investment that may not provide for any return on your investment, or may provide a return that is lower than the return on conventional debt securities, is appropriate for you.

The Notes Will Not Pay Any Coupon Unless Otherwise Specified in the Applicable Pricing Supplement. Unless the applicable pricing supplement specifies that the notes will pay a coupon, the notes will not pay any interest or provide for any other payments prior to maturity. Accordingly, unless the applicable pricing supplement specifically provides for a coupon payment, you should not invest in the notes if you seek current income during the term of the notes.

If the Notes Provide For a Coupon That Depends on the Performance of the Index, the Coupon Payment May Be Zero on One or More Coupon Payment Dates. If the applicable pricing supplement provides for a coupon payment but the amount of such payment varies depending on the performance of the Index or otherwise, you should understand that you may not receive any payment on one or more (or any) coupon payment dates during the term of the notes. You should not invest in notes with such terms if you seek certainty of receiving current income during the term of the notes.

If a Maximum Return Applies to the Notes, Your Return on the Notes Will Be Limited. If applicable, the maximum return will be a percentage of the stated principal amount of the notes that will be determined on the Pricing Date and set forth in the applicable pricing supplement. Your total return at maturity on notes with a maximum return will be limited to the specified maximum return (excluding any coupon payments, if applicable), even if the return of the Index is significantly greater. You should not invest in notes that have a maximum return if you seek to participate in the full appreciation of the Index.

The Notes are Subject to the Credit Risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., the Guarantor of any Payments Due on the Notes. You are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. The notes are not guaranteed by any entity other than Citigroup Inc. Any actual or anticipated changes to Citigroup Global Markets Holdings Inc.’s or Citigroup Inc.’s credit ratings or credit spreads may adversely affect the value of the notes. If Citigroup Global Markets Holdings Inc. defaults on its obligations and Citigroup Inc. defaults on its guarantee obligations under the notes, your investment will be at risk and you could lose some or all of your investment. As a result, the value of the notes prior to maturity will be affected by changes in the market’s view of Citigroup Global Markets Holdings Inc.’s and Citigroup Inc.’s creditworthiness. Any decline, or anticipated decline, in either of their credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking either of their credit risk is likely to adversely affect the value of the notes.

Sale of the Notes Prior to Maturity May Result In a Loss of Principal. You will be entitled to receive at least the full stated principal amount of your notes, subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., only if you hold the notes to maturity. The value of the notes may fluctuate during the term of the notes, and if you are able to sell your notes prior to maturity, you may receive less than the full stated principal amount of your notes.

The Notes Will Not Be Listed on a Securities Exchange and You May Not Be Able To Sell Your Notes Prior To Maturity. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a securities exchange. Accordingly, the notes may have limited or no liquidity, and you should not invest in the notes unless you are willing to hold them to maturity.

Citigroup Global Markets Inc. (“CGMI”) or, if applicable, any other entity named as underwriter or agent in the applicable pricing supplement may, but is not obligated to, make a market in the notes. If CGMI or such other underwriter or agent does make a market in the notes, it may discontinue doing so at any time. Because we do not expect that other broker-dealers will participate significantly in any secondary market for the notes, the price at which you may be able to sell your notes prior to maturity is likely to depend on the price, if any, at which CGMI or such other underwriter or agent is willing to transact. If at any time CGMI or such other underwriter or agent were not to make a market in the notes, it is likely that there would be no secondary market at all for the notes. The price, if any, at which CGMI, such other underwriter or agent or any other buyer may be willing to purchase your notes in any secondary market that may develop may be significantly less than the stated principal amount; therefore, any sale of the notes prior to maturity may result in a substantial loss. As a result, you should be prepared to hold your notes to maturity.

The Value Of Your Notes Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors. The value of your notes prior to maturity will fluctuate based on the level of the Index and a number of other factors, including those described below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of one or more other factors. The paragraphs below describe what we expect to be the impact on the value of the notes of a change in a specific factor, assuming all other conditions remain constant. You should understand that the value of your notes at any time prior to maturity may be significantly less than the stated principal amount.

•	Level of the Index. We expect that the value of the notes at any time will depend substantially on the level of the Index at that time. If the level of the Index declines following the Pricing Date, the value of your notes will also likely decline, perhaps significantly. Even at a time when the level of the Index exceeds its level on the Pricing Date, the value of your notes may nevertheless be significantly less than the stated principal amount of your notes because of expectations that the level will continue to fluctuate over the term of the notes, among other reasons.

The level of the Index will be influenced by the value and volatility of its Constituents, as well as by complex and interrelated political, economic, financial and other factors that affect the capital markets generally. Hedging by us or our counterparties (which may include our affiliates), the issuance of other securities similar to the notes and other trading activities by our affiliates may also affect the level, which could negatively affect the value of the notes.

•	Volatility of the Index. Volatility refers to the magnitude and frequency of changes in level over any given period. Any change in the expected volatility of the Index may adversely affect the value of the notes.

•	Interest Rates. We expect that the value of the notes will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the value of the notes may decrease.

•	Time Remaining to Maturity. At any given time, a portion of the value of the notes will be attributable to time value, which is based on the amount of time then remaining to maturity. You should understand that the value of the notes may be adversely affected solely as a result of the passage of time.

•	Creditworthiness of Citigroup Global Markets Holdings Inc. and Citigroup Inc. The notes are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., the guarantor of any payments due on the notes. Therefore, actual or anticipated changes in either of their credit ratings or credit spreads may affect the value of the notes.

It is important for you to understand that the impact of one of the factors discussed above may offset, or magnify, some or all of any change in the value of the notes attributable to one or more of the other factors.

Our Affiliates May Have Published Research, Expressed Opinions or Provided Recommendations that are Inconsistent With Investing in the Notes and May Do So in the Future, and any such Research, Opinions or Recommendations Could Adversely Affect the Level of the Index. CGMI and other of our affiliates may publish research from time to time relating to the financial markets, any of the Constituents of the Index or the hypothetical investment methodology of the Index. Any research, opinions or recommendations provided by CGMI may influence the price or level of any Constituent of the Index, and they may be inconsistent with purchasing or holding the notes. CGMI and other of our affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the notes. Any research, opinions or recommendations expressed by such affiliates of ours may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the Constituents of the Index, the Index itself and the merits of investing in the notes.

The Price or Level of a Constituent or of the Index May Be Affected by Our or Our Affiliates’ Hedging and Other Trading Activities. In anticipation of the sale of the notes, we expect to hedge our obligations under the notes directly or through one of our affiliates, which may involve taking positions directly in the Constituents of the Index or other instruments that may affect the values of the Constituents of the Index. We or our counterparties may also adjust this hedge during the term of the notes and close out or unwind this hedge on or before any Valuation Date, which may involve, among other things, us or our counterparties purchasing or selling such Constituents or other instruments. This hedging activity on or prior to the Pricing Date could potentially affect the values of the Constituents of the Index on the Pricing Date and, accordingly, potentially increase the Initial Index Level, which may adversely affect your return on the notes. Additionally, this hedging activity during the term of the notes, including on or near any Valuation Date, could negatively affect the level of the Index and, therefore, adversely affect your payment at maturity on the notes. This hedging activity may present a conflict of interest between your interests as a holder of the notes and the interests we and/or our counterparties, which may be our affiliates, have in executing, maintaining and adjusting hedging transactions. These hedging activities could also affect the price, if any, at which CGMI or, if applicable, any other entity may be willing to purchase your notes in a secondary market transaction.

We and our affiliates may also trade the Constituents of the Index and/or other instruments that may affect the values of the Constituents of the Index on a regular basis (taking long or short positions or both), for our or their accounts, for other accounts under management or to facilitate transactions, including block transactions, on behalf of customers. As with our or our affiliates’ hedging activity, this trading activity could affect the prices or levels of the Constituents of the Index on any Valuation Date and, therefore, adversely affect the performance of the Index and the notes.

It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines.

We and Our Affiliates May Have Economic Interests That Are Adverse to Those of the Holders of the Notes as a Result of Our or Our Affiliates’ Business Activities. We or our affiliates may currently or from time to time engage in business with the issuers of the stocks that are held by the equity sector ETFs, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, we or our affiliates may acquire non-public information about such issuers, which we will not disclose to you. We do not make any representation or warranty to any purchaser of the notes with respect to any matters whatsoever relating to our or our affiliates’ business with any such issuer. Moreover, if we or any of our affiliates are or become a creditor of any such issuer or otherwise enter into any transaction with any such issuer in the regular course of business, we or such affiliate may exercise any remedies against such issuer that are available to them without regard to the impact on your interests as a holder of the notes.

We are the Notes Calculation Agent and, In That Capacity, May Make Important Determinations With Respect to the Notes. As Notes Calculation Agent, we will determine, among other things, the amount owed to you at maturity of the notes. In addition, if certain events occur, we will be required to make certain discretionary judgments that could significantly affect the amount you receive at maturity. In making these judgments, our interests could be adverse to your interests as a holder of the notes. Such judgments could include, among other things:

•	determining whether a Market Disruption Event exists on the Valuation Date with respect to any Constituent of the Index;

•	if the Index Level is not published by the Index Calculation Agent or if a Market Disruption Event exists with respect to any Constituent of the Index on the Valuation Date, determining the Closing Level of the Index with respect to that date, which may require us to make a good faith estimate of the value of one or more Constituents of the Index if the Market Disruption Event is continuing on the Backstop Date; and

•	selecting a Successor Index or performing an alternative calculation of the Closing Level of the Index if the Index is discontinued.

Any of these determinations made by us, in our capacity as Notes Calculation Agent, may adversely affect any payment owed to you under the notes.

Discontinuance of the Index Could Adversely Affect the Value of the Notes. The Index Administrator is not required to publish the Index throughout the term of the notes. The Index Administrator may determine to discontinue the Index, among other reasons, as a result of the occurrence of a material Regulatory Event. See “Description of the Citi RadarSM 5 Excess Return Index” in this Index Supplement for more information. If the Index is discontinued, the Notes Calculation Agent will have the sole discretion to substitute a successor index that is comparable to the discontinued Index and is not precluded from considering other indices that are calculated and published by the Notes Calculation Agent or any of its affiliates. Any such successor index may not perform favorably.

If the Notes Calculation Agent does not select a successor index, then the Notes Calculation Agent will calculate a substitute Closing Level for the Index for all dates from and after the time of discontinuance. The substitute Closing Level will be determined by the Notes Calculation Agent in accordance with the formula for calculating the Index last in effect prior to such discontinuance, except that, at all times after such discontinuance, (i) the Equity Allocation will consist of a basket of all six equity sector ETFs eligible for inclusion in the Index, equally weighted at the time of discontinuance of the Index but without further rebalancing thereafter and (ii) the Treasury Futures Allocation will consist of the Citi Interest Rate 2Y U.S. Treasury Futures Market Tracker Index. In such an event, the Closing Level of the Index so determined will cease to reflect the Index’s portfolio selection methodology. For purposes of clarity, if the Index Administrator discontinues publication of the Index and the notes calculation agent is required to calculate a substitute Closing Level for the Index, the Notes Calculation Agent will make that calculation applying all of the current features of the Index, including the volatility targeting, the excess return deduction and the index fee, with the exception that the components of the Equity Allocation and Treasury Futures Allocation will become fixed as described above. The substitute closing level of the Index may perform unfavorably after the discontinuance. In such an event, even though the Index will no longer apply its portfolio selection methodology, the index fee will continue to be deducted.

The U.S. Federal Tax Consequences of an Assumption of the Notes are Unclear. The notes may be assumed by Citigroup Inc., as provided in the accompanying prospectus. The law regarding whether or not such an assumption would be considered a taxable modification of the notes is not entirely clear and, if the Internal Revenue Service (the “IRS”) were to treat the assumption as a taxable modification, a U.S. holder would generally be required to recognize gain (if any) on the notes and the timing and character of income recognized with respect to the notes after the assumption could be affected significantly. A changed treatment of the notes could have possible withholding tax consequences to Non-U.S. Holders (as defined under “United States Federal Tax Considerations — Tax Consequences to Non-U.S. Holders”). You should read carefully the discussion under “United States Federal Tax Considerations” in this index supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an assumption of the notes.

Risk Factors Relating to the Index

The following discussion of risks relating to the Index should be read together with the section “Description of the Citi RadarSM 5 Excess Return Index” below, which defines and further describes a number of the terms and concepts referred to in this section.

The Index May Not Be Successful And May Underperform Alternative Investment Strategies. There can be no assurance that the Index will achieve positive returns over any period. The Index tracks the hypothetical performance of a rules-based investment methodology that selects a hypothetical investment portfolio (the Selected Portfolio) to track on a daily basis based on a measure of the prevailing interest rate environment in the United States (the Rates Signal). The performance of the Index over any period will depend on the performance of the Selected Portfolio over that time period, as adjusted daily in response to the observed interest rate environment and pursuant to a volatility targeting feature, and subject to the excess return deduction and index fee, all as more fully described in the section “Description of the Citi RadarSM 5 Excess Return Index” in this index supplement. In general, if the equity sector ETFs and the U.S. Treasury notes underlying the U.S. Treasury note futures that make up the Selected Portfolio appreciate over a period by more than the excess return deduction and index fee, the level of the Index will increase, and if they depreciate over that period or appreciate by less than the excess return deduction and index fee, the level of the Index will decrease. The performance of the Index may be less favorable than alternative investment strategies that could have been implemented, including an investment in a passive index fund.

The Index’s Investment Thesis May Be Wrong. The Index methodology is premised on the idea that there is a relationship between the prevailing interest rate environment in the United States and the relative performance of different sectors of the U.S. equity market. Specifically, the Index methodology seeks to implement the thesis that the energy, financials and information technology sectors of the U.S. equity markets may outperform the broader market in a rising interest rate environment, and that the utilities, consumer staples and health care sectors may outperform the broader market in a falling or flat interest rate environment. That investment thesis may be wrong. The assumed relationship may not in fact exist. Even if a relationship did exist at points in the past, it may not exist in the future. If the Index’s investment thesis is wrong, the Index’s Equity Allocation may perform no better than, and in fact may materially underperform, any other allocation that could be made among the equity sector ETFs or the broader market. Our offering of the notes is not an expression of our view about the validity of the Index’s investment thesis. You should form your own independent view about the validity of the Index’s investment thesis in connection with your evaluation of any investment linked to the Index.

Even If The Index’s Investment Thesis Has Merit, The Effects Of The Relationship Between The Prevailing Interest Rate Environment And Different Sectors Of The U.S. Equity Market May Be Weak. At best, interest rates are only one factor of many that may relate to the performance of different sectors of the U.S. equity market. Even if there is a relationship between the prevailing interest rate environment and the relative performance of different sectors of the U.S. equity market, the resulting effects on the performance of the relevant equity sectors would hold true only if all other factors were held constant. In reality, other factors are not held constant, and other factors may overwhelm these effects. For example, even at a time of rising interest rates and strong economic growth, commodity prices may fall dramatically as a result of oversupply, causing the energy sector to perform poorly. Or even at a time of falling interest rates, the consumer staples sector may perform poorly because it is adversely affected by weak economic conditions.

Furthermore, as described in “Description of the Citi RadarSM 5 Excess Return Index—Investment Thesis” in this index supplement, the Index’s investment thesis is predicated in part on an assumption about the relationship between the prevailing interest rate environment, on the one hand, and economic growth and consumer sentiment, on the other—namely, that a Rising interest rate environment is associated with economic growth and improving consumer sentiment, and that a Not Rising interest rate environment is associated with slowing economic growth and declining consumer sentiment. If that relationship is weak, then the relationship between the prevailing interest rate environment and the relative performance of different sectors of the U.S. equity market may also be weak.

There are reasons to expect that the assumed relationship between the prevailing interest rate environment and economic growth may not necessarily hold. For example, there have been many instances historically when there was strong economic growth and consumer sentiment even at a time of stable interest rates. In that environment, the Index would allocate exposure to the utilities, consumer staples and health care sectors, and those sectors may fail to benefit as much as other sectors from strong economic growth and consumer sentiment. Moreover, changes in interest rates may be a lagging indicator of economic conditions. When the Federal Reserve changes its interest rate policies, it is likely to have done so after many months of economic data indicating a change in economic conditions. This time lag is in addition to the time lag inherent in the calculation of the Rates Signal. For all of these reasons, there may be a lengthy period of disconnect between economic conditions and the prevailing interest rate environment identified by the Rates Signal.

If the relationship between the prevailing interest rate environment and the relative performance of the selected equity sector ETFs is weak, the selected equity sector ETFs included in the Index’s Equity Allocation may fail to meaningfully outperform, and may in fact materially underperform, any other allocation that could be made among the equity sector ETFs or the broader market. At the same time, the Index would be subject to the negative effects of the excess return deduction and index fee. Those negative effects may be significantly greater than any positive effects resulting from the implementation of the Index’s investment thesis.

Even If The Index’s Investment Thesis Has Merit, The Index May Not Effectively Implement That Thesis. Even if a relationship exists between the prevailing interest rate environment and the relative performance of different sectors of the U.S. equity market, the particular rules that make up the Index methodology may not effectively capitalize on that relationship. The following is a non-exhaustive list of reasons why the Index may not effectively implement its investment thesis.

•	The Index methodology does not distinguish between a falling and a flat interest rate environment, which are both subsumed within a “Not Rising” interest rate environment for purposes of the Index. Even if the Index’s investment thesis has merit in a rising interest rate environment and a falling interest rate environment, it may fail to have merit in a flat interest rate environment. The Index’s rationale for allocating exposure to the utilities, consumer staples and health care sectors in a “Not Rising” interest rate environment is, in part, that these sectors provide basic necessities and so may be less sensitive than other sectors to an economic downturn that may accompany a falling interest rate environment. That rationale is less applicable in a flat interest rate environment, which may not be accompanied by an economic downturn. If a flat interest rate environment prevails for an extended period of time and is accompanied by strong economic growth, the utilities, consumer staples and health care sectors that make up the Equity Allocation in that environment may significantly underperform the broader market.

•	Even if the Index’s investment thesis is correct with respect to some of the six equity sector ETFs that are eligible to be included in the Equity Allocation, its failure to be correct about other equity sector ETFs, or even just one equity sector ETF, may be enough to cause poor performance. For example, if a rising interest rate environment is accompanied by economic growth and strong performance by the financials and information technology sectors, that strong performance may be offset, or more than offset, by weak performance of the energy sector resulting from a factor that is independent of economic growth, such as the development of new technology that leads to oversupply and weakening commodity prices.

•	Because of the way the Rates Signal is calculated, the Index may fail to identify a Rising interest rate environment until long after other measures would have indicated that interest rates are rising. The Rates Signal will not identify a Rising interest rate environment unless there have been three consecutive month-over-month increases in the average daily rate of the 3-month Bloomberg Short-Term Bank Yield IndexSM (USD) (“BSBY”) for the applicable month. Accordingly, even if there has been a sharp increase in interest rates in the last two months, the Rates Signal will not identify a Rising interest rate until there have been three consecutive month-over-month increases. Alternatively, the Rates Signal may identify a Rising interest rate environment even when interest rates are relatively flat, as it will identify a Rising interest rate environment even if the three consecutive month-over-month increases are very small. As a result, the Index may fail to accurately identify, or may fail to timely identify, the prevailing interest rate environment, and may fail to effectively implement its investment thesis as a result.

•	The Index only seeks to identify whether interest rates are Rising or Not Rising. It does not seek to identify whether interest rates are high or low. It may be that identifying interest rates as high or low would have been a more effective way of identifying the prevailing interest rate environment in the United States than the method used by the Index.

The Index Only Seeks To Partially Implement Its Investment Thesis, And As A Result May Perform Poorly Even If Its Investment Thesis Proves Correct. At any point in time, the Index is likely to have a significant allocation to the Treasury Futures Allocation and/or the Cash Allocation. That allocation is intended to help the Index maintain its volatility target of 5%, and is not in furtherance of its investment thesis. In fact, because the U.S. Treasury note futures indices are likely to be adversely affected by rising interest rates, the allocation to the Treasury Futures Allocation may run counter to the Index’s investment thesis. For example, in a Rising interest rate environment, even if the equity sector ETFs that are included in the Selected Portfolio perform favorably, that performance is likely to be offset, and perhaps more than offset, by the decline in the level of the applicable U.S. Treasury note futures index that would result from the rise in interest rates. As a result, even if the Index’s investment thesis proves to be correct, the Index may have poor performance or even decline as a result of its significant allocation to the Treasury Futures Allocation and/or Cash Allocation.

The Index Is Likely To Significantly Underperform Equities In Rising Equity Markets. The Index is likely to have a significant allocation to the Treasury Futures Allocation and/or Cash Allocation at all times. Only a portion of the Selected Portfolio will be allocated to the Equity Allocation at any point in time. As a result, even if the Index’s investment thesis is correct, and even if the Index effectively implements that thesis at a time when equity markets are rising, the Index may nevertheless materially underperform an alternative investment in the equity sector ETFs that is not based on that thesis but that is fully allocated to the equity sector ETFs.

The portion of the Index’s Invested Allocation that is allocated to the Equity Allocation will be equal to the Index’s target volatility of 5% divided by the annualized volatility of the current Equity Allocation over the prior six months. The volatility of the Equity Allocation is likely to significantly exceed 5%. The higher the volatility of the Equity Allocation, the lower the degree of exposure the Index will have to the Equity Allocation. For example, if the volatility of the current Equity Allocation were to be 20% over the prior six months, the Invested Allocation would consist 25% of the Equity Allocation and 75% of the Treasury Futures Allocation. The exposure of the overall Selected Portfolio to the Equity Allocation would then be subject to further reduction if the volatility of the Invested Allocation over the prior month were to exceed 5%. The allocation to the Invested Allocation will be equal to the Index’s target volatility of 5% divided by the annualized volatility of the Invested Allocation over the prior month. For example, if the volatility of the Invested Allocation were to be 10% over the prior month, then the Selected Portfolio would consist 50% of the Invested Allocation and 50% of the Cash Allocation. As a result, the overall allocation to the Equity Allocation in this scenario would be equal to 50% of 25%, or 12.50%.

We expect that it will frequently be the case that the allocations to the Treasury Futures Allocation and/or Cash Allocation within the Selected Portfolio will be greater than the allocation to the Equity Allocation.

The Equity Sector ETFs That May Be Included In The Equity Allocation Do Not Cover All Sectors Or Segments Of The U.S. Equity Market. The Global Industry Classification Standard (“GICS”), which defines the sectors tracked by the equity sector ETFs, divides the U.S. equity market into eleven sectors. Only six equity sector ETFs are eligible to be included in the Equity Allocation. Moreover, the equity sector ETFs that are eligible to be included in the Equity Allocation only include stocks from the large capitalization segment of the U.S. equity market, as represented by the S&P 500® Index. As a result, a significant portion of the U.S. equity market is not eligible for inclusion in the Equity Allocation. The sectors represented by the six equity sector ETFs that are eligible for inclusion in the Equity Allocation may not exhibit as strong a relationship with the prevailing interest rate environment as the GICS sectors that are not eligible for inclusion or as the small capitalization segment of the U.S. equity market, and those other equity sectors or the small capitalization segment may have better performance than the six large capitalization sectors that are eligible for inclusion.

The Equity Sector ETFs In The Equity Allocation May Offset Each Other. At any given time, the Equity Allocation will consist of three equity sector ETFs. Even if the relationships posited by the Index’s investment thesis exist between the prevailing interest rate environment and one or two of the equity sectors represented in the Equity Allocation, that relationship may not exist for the other equity sector(s). Even if one or two of those equity sector ETFs performs favorably, one or two others may perform unfavorably, partially or fully offsetting, or more than offsetting, the performance of the favorably performing equity sector ETF(s). The Index might have performed more favorably if it included fewer equity sector ETFs in the Equity Allocation.

The Index Is Likely To Have Significant Exposure To The Treasury Futures Allocation, Which Has Limited Return Potential And Significant Downside Potential, Particularly In Times Of Rising Interest Rates. Each U.S. Treasury note futures index has limited return potential, which in turn limits the return potential of the Index. However, each U.S. Treasury note futures index has significant downside potential, particularly in a “Rising” interest rate environment. Although U.S. Treasury notes themselves are generally viewed as safe assets, each U.S. Treasury note futures index tracks the value of a futures contract on U.S. Treasury notes, which may be subject to significant fluctuations and declines. In particular, the value of a futures contract on a U.S. Treasury note is likely to decline if there is a general rise in interest rates, as the rise in interest rates would reduce the value of the underlying U.S. Treasury notes. In addition, the value of a futures contract on U.S. Treasury notes is likely to decline by more than the decline in the value of the underlying U.S. Treasury notes at a time of rising interest rates, because the futures contract will also be adversely affected by an increase in the implicit financing cost discussed above. As a result, even if the Index’s investment thesis were correct and the equity sector ETFs selected in a “Rising” interest rate environment perform favorably in that environment, that favorable performance is likely to be at least partially offset, and may be more than offset, by unfavorable performance of the applicable U.S. Treasury note futures index.

The Index May Have Significant Exposure To The Cash Allocation, On Which No Interest Or Other Return Will Accrue. At any time when the Selected Portfolio has less than a 100% allocation to the Invested Allocation, the difference will be hypothetically allocated to uninvested cash (the Cash Allocation) and will not accrue any interest or other return. A significant allocation to the Cash Allocation will significantly reduce the Index’s potential for gains. In addition, the index fee will be deducted from the entire Index, including the portion allocated to the Cash Allocation. As a result, after taking into account the deduction of the index fee, any portion of the Index that is allocated to the Cash Allocation will experience a net decline at a rate equal to the index fee. In general, the Cash Allocation is likely to be greatest at a time when the one-month volatility of the equity sector ETFs making up the actual Equity Allocation over the preceding month has increased significantly from the six-month volatility of the current Equity Allocation.

The Excess Return Deduction Will Be A Significant Drag On Index Performance. The performance of each U.S. Treasury note futures index is expected to reflect changes in the value of the underlying U.S. Treasury notes, as reduced by an implicit financing cost. In addition, for purposes of the Index, the performance of each equity sector ETF will be calculated on a daily basis after deducting a rate equal to the federal funds effective rate from its actual total return performance. We refer to this deduction, together with the implicit financing cost in the performance of each U.S. Treasury note futures index, as the “excess return deduction”. The excess return deduction will cause the performance of each U.S. Treasury note futures index to be significantly less than the performance of the underlying U.S. Treasury notes, and will cause the performance of each equity sector ETF, as measured for purposes of the Index, to be significantly less than its actual performance. The excess return deduction means that the Selected Portfolio will not have positive returns unless the relevant U.S. Treasury notes and/or equity sector ETFs appreciate sufficiently to offset the excess return deduction. Because of the excess return deduction, the Selected Portfolio may have negative returns even if the relevant U.S. Treasury notes and/or equity sector ETFs appreciate.

The excess return deduction will place a drag on the performance of the Index, offsetting any appreciation of the U.S. Treasury notes underlying the applicable U.S. Treasury note futures index and the equity sector ETFs that make up the Equity Allocation, exacerbating any depreciation and causing the value of the Selected Portfolio to decline steadily if the value of those U.S. Treasury notes and/or equity sector ETFs remains relatively constant.

The Index Fee Will Adversely Affect Index Performance. An index fee of 0.75% per annum is deducted in the calculation of the Index. The negative effects of the index fee on Index performance will be in addition to the negative effects of the excess return deduction described above.

The Index May Fail To Maintain Its Volatility Target And May Experience Large Declines As A Result. The Index adjusts the Selected Portfolio’s exposure between the Equity Allocation and the Treasury Futures Allocation, and between the Invested Allocation and the Cash Allocation, as often as daily in an attempt to maintain a trailing one-month volatility target of 5%. Because this exposure adjustment is backward-looking based on historical volatility, there may be a significant time lag before a sudden increase in volatility of the Equity Allocation is sufficiently reflected in the trailing volatility measures used by the Index to result in a meaningful reduction in exposure to the Equity Allocation. In the meantime, the Index may experience significantly more than 5% volatility and, if the increase in volatility is accompanied by a decline in the value of the Invested Allocation, the Index may incur significant losses.

Because The Notes Provide For Repayment Of The Principal Amount At Maturity Regardless Of The Performance Of The Index, You May Not Receive A Meaningful Incremental Benefit From The Index’s Volatility-Targeting Feature Even Though You Will Be Subject To Its Significant Drawbacks. One potential benefit of the Index’s volatility-targeting feature is that it may reduce the potential for large Index declines in volatile equity markets. However, that reduced potential for large Index declines comes at a price: as discussed above, the volatility-targeting feature is likely to result in a significant allocation to the Treasury Futures Allocation and/or the Cash Allocation, significantly reducing the potential for Index gains if the Equity Allocation performs favorably. Because the notes provide for repayment of the principal amount at maturity even if the Index experiences a large decline, any reduced potential for large Index declines resulting from the volatility-targeting feature may not provide a meaningful incremental benefit to an investor in the notes. Investors in the notes will, however, be fully subject to the drawbacks of the volatility-targeting feature, in the form of the reduced participation in rising equity markets and the other risks described in this section. As a result, you should understand that any benefit you receive from the Index’s volatility-targeting feature may be outweighed by its drawbacks.

The Daily Volatility-Targeting Feature May Cause The Index To Perform Poorly In Temporary Market Crashes. A temporary market crash is an event in which the volatility of the Equity Allocation spikes suddenly and its value declines sharply over a short period of time, but the decline is short-lived and the Equity Allocation soon recovers its losses. In this circumstance, although the value of the Equity Allocation after the recovery may return to its value before the crash, the level of the Index may not fully recover its losses. This is because of the time lag that results from using a look-back period in the second stage of the Index’s volatility-targeting feature of one month. Because of the time lag, the Index may not meaningfully reduce its exposure to the Invested Allocation until the crash has already occurred, and by the time the reduced exposure does take effect, the recovery may have already begun. For example, if the Index has 50% exposure to the decline in the Invested Allocation, and then reduces its exposure so that it has only 20% exposure to the recovery, the Index will end up significantly lower after the crash and recovery than it was before the crash.

The Performance Of The Index Will Be Highly Sensitive To The Specific Parameters By Which It Is Calculated. The Index is calculated pursuant to a rules-based methodology that contains a number of specific parameters. These parameters will be significant determinants of the performance of the Index. For example, the Rates Signal will indicate a Rising interest rate environment only if there have been three consecutive month-over-month increases in the average daily rate of 3-month BSBY for the applicable month; the allocation between the Equity Allocation and the Treasury Futures Allocation is based on the annualized volatility of the current Equity Allocation over an arbitrary look-back period of approximately six months; the allocation between the Invested Allocation and the Cash Allocation is based on the annualized volatility of the Invested Allocation over an arbitrary look-back period of approximately one month; and the Equity Allocation can be made up of only three out of six selected equity sector ETFs, and only one of two U.S. Treasury note futures indices, at any one time. There is nothing inherent in any of these specific parameters that necessarily makes them the right specific parameters to use for the Index. If the Index had used different parameters, the Index might have achieved significantly better returns.

The Index Will Be Calculated Pursuant To A Set Of Fixed Rules And Will Not Be Actively Managed. If the Index performs poorly, the Index Administrator will not change the rules in an attempt to improve performance. The Index tracks the hypothetical performance of the rules-based investment methodology described under “Description of the Citi RadarSM 5 Excess Return Index” in this index supplement. The Index will not be actively managed. If the rules-based investment methodology tracked by the Index performs poorly, the Index Administrator will not change the rules in an attempt to improve performance. Accordingly, an investment linked to the Index is not like an investment in a mutual fund. Unlike a mutual fund, which could be actively managed by the fund manager in an attempt to maximize returns in changing market conditions, the Index rules will remain unchanged, even if those rules might prove to be ill-suited to future market conditions.

The Index Has Limited Actual Performance Information. The Index launched on February 20, 2019. Accordingly, the Index has limited actual performance data. Because the Index is of recent origin with limited performance history, an investment linked to the Index may involve a greater risk than an investment linked to one or more indices with an established record of performance. A longer history of actual performance may have provided more reliable information on which to assess the validity of the Index’s hypothetical investment methodology. However, any historical performance of the Index is not an indication of how the Index will perform in the future.

Hypothetical Back-Tested Index Performance Information Is Subject To Significant Limitations. All information regarding the performance of the Index prior to February 20, 2019 is hypothetical and back-tested, as the Index did not exist prior to that time. It is important to understand that hypothetical back-tested Index performance information is subject to significant limitations, in addition to the fact that past performance is never a guarantee of future performance. In particular:

•	The Index Administrator developed the rules of the Index with the benefit of hindsight—that is, with the benefit of being able to evaluate how the Index rules would have caused the Index to perform had it existed during the hypothetical back-tested period. The fact that the Index generally appreciated over the hypothetical back-tested period may not therefore be an accurate or reliable indication of any fundamental aspect of the Index methodology.

•	The hypothetical back-tested performance of the Index might look different if it covered a different historical period. The market conditions that existed during the historical period covered by the hypothetical back-tested Index performance information are not necessarily representative of the market conditions that will exist in the future.

•	The hypothetical back-tested performance of the Index was calculated using 3-month U.S. dollar LIBOR in calculating the Rates Signal. As described in more detail below, the Index Rules were amended on February 25, 2022 to replace 3-month U.S. dollar LIBOR with 3-month BSBY in calculating the Rates Signal.

•	Two of the equity sector ETFs have been affected by significant changes in the way the sectors they track are defined. Hypothetical back-tested performance information for the Index has been calculated based on the actual historical closing prices of all equity sector ETFs. For all periods prior to the changes described below, the closing prices for the two affected equity sector ETFs are likely to have been different than they would have been had these equity sector ETFs tracked their target sectors as currently defined.

o	The Financial Select Sector SPDR® Fund seeks to track the Financials Select Sector Index. On September 16, 2016, in response to changes to the GICS classification system on which the sector allocations of the equity sector ETFs are based, the Financials Select Sector Index was reconstituted by eliminating the stocks of real estate management and development companies and real estate investment trusts (“REITs”) (other than mortgage REITs) (“real estate stocks”). In connection with this change, the Financial Select Sector SPDR® Fund disposed of all of its real estate stocks. As of September 16, 2016, according to information published by the Financial Select Sector SPDR® Fund, those stocks represented approximately 18.8% of its total assets. As a result, the Financial Select Sector SPDR® Fund after this change tracks a sector of the U.S. equity market that is defined in a way that is meaningfully different from the way in which the sector was defined before this change.

o	The Technology Select Sector SPDR® Fund seeks to track the Technology Select Sector Index. On September 28, 2018, in response to changes to the GICS classification system, the Technology Select Sector Index was reconstituted by eliminating stocks falling within a newly created communications services sector. In connection with this change, the Technology Select Sector SPDR® Fund disposed of all of the stocks no longer included in the reconstituted version of the Technology Select Sector Index. According to information published by S&P, the eliminated stocks represented approximately 27% of the value of the Technology Select Sector Index as of July 31, 2018. As a result, the Technology Select Sector SPDR® Fund after this change tracks a sector of the U.S. equity market that is defined in a way that is meaningfully different from the way in which the sector was defined before this change.

As a result of the above, the hypothetical back-tested Index performance information may not reflect how the Index would have performed if the two equity sector ETFs had tracked their target sectors as currently defined.

•	The U.S. Treasury note futures indices were first published on April 28, 2017. For all periods prior to that date, the hypothetical back-tested performance of the Index has been calculated based on the hypothetical back-tested performance of the U.S. Treasury note futures indices.

It is impossible to predict whether the Index will rise or fall. The actual future performance of the Index may bear no relation to the historical or hypothetical back-tested levels of the Index.

Changes To The GICS Sectors Upon Which The Equity Sector ETFs Are Based May Adversely Affect The Performance Of The Index. Changes are made from time to time to the GICS sector classification system, which is used to define the sector that each equity sector ETF tracks. Any changes made in the future could materially change the composition of the sector tracked by one or more equity sector ETFs, which could result in materially worse Index performance than if the change had not been made.

The Index Rules were amended on February 25, 2022 to replace 3-month U.S. dollar LIBOR with 3-month BSBY, and the back-tested and historical performance of the Index on and prior to February 25, 2022 may therefore not reflect how the Index would have performed had it been based on 3-month BSBY during the historical period. On and prior to February 25, 2022, the Rates Signal was calculated based on 3-month U.S. dollar LIBOR. In light of the announcement by the U.K. Financial Conduct Authority that 3-month U.S. dollar LIBOR will either cease to be provided by any administrator or no longer be representative after June 30, 2023, the Index Administrator has determined that the Rates Signal will be calculated after February 25, 2022 based on 3-month BSBY in lieu of 3-month U.S. dollar LIBOR. As described in more detail below, 3-month BSBY differs from 3-month U.S. dollar LIBOR in a number of respects. Therefore, the performance of the Index in the future may differ from the performance it would have realized if the Rates Signal had continued to be based on 3-month U.S. dollar LIBOR, and the back-tested and historical performance of the Index on and prior to February 25, 2022 may not reflect how the Index would have performed had the Rates Signal been based on 3-month BSBY during the historical period.

The methodology for calculating BSBY differs in a number of respects from the methodology for calculating USD LIBOR, and BSBY is not expected to be the economic equivalent of USD LIBOR. Bloomberg developed BSBY to provide a series of credit sensitive reference rates that incorporate bank credit spreads. While Bloomberg developed BSBY in anticipation of the cessation of USD LIBOR, the methodology for calculating BSBY differs in a number of respects from the methodology for calculating USD LIBOR, and BSBY is not expected to be the economic equivalent of USD LIBOR. According to information published by ICE Benchmark Administration (“IBA”), the administrator of USD LIBOR, IBA calculates USD LIBOR for various tenors based on input data contributed by a panel of 16 contributor banks, which may be based on expert judgment. Bloomberg Index Services Limited (“BISL”) calculates BSBY based on consolidated anonymized transaction-related data and firm executable quotes (meaning ‘click and trade’ quotes on Bloomberg trading solutions up to the offering size provided) of commercial paper (“CP”), certificates of deposits (“CD”) and deposits from Bloomberg electronic trading solutions and the trades of senior unsecured bank corporate bonds as reported in the Financial Industry Regulatory Authority’s (“FINRA”) Trade Reporting and Compliance Engine (“TRACE”) over a three-day rolling period. See “Description of the Citi RadarSM 5 Excess Return Index—Information About BSBY and its Methodology” in this index supplement for more information. Although

Bloomberg and IBA have stated in relevant information available on their respective websites that BSBY and USD LIBOR each attempt to approximate unsecured wholesale funding costs for major global banking institutions, the methodologies for calculating such rates differ. As a result of such differences in methodology, among other factors, it is likely that BSBY will perform differently from USD LIBOR in future periods. Bloomberg has stated that, based on proprietary back-tested data, during calm periods generally, the various tenors of BSBY (including 3-month BSBY) typically have been lower than corresponding USD LIBOR tenors and that, during periods of market stress, BSBY rates for certain tenors (including 3-month BSBY) diverged from their USD LIBOR counterparts.

BSBY is a relatively new series of reference rates, and its usefulness for purposes of determining the Rates Signal is therefore relatively untested. BISL began providing BSBY on October 15, 2020. The future performance of BSBY cannot be predicted based on this very limited historical data that is available. In addition, while some prepublication BSBY rate data have been released by Bloomberg, all data prior to October 15, 2020 represent hypothetical, back-tested information that has been retrospectively calculated with the benefit of being able to evaluate how the BSBY methodology would have caused BSBY to perform had it existed during the hypothetical back-tested period. Prior observed patterns, if any, in the behavior of market variables and their relation to BSBY, such as correlations, may change in the future. No future performance of BSBY may be inferred from any of the historical BSBY rates or back-tested BSBY data, and such rates and data are not indicative of, and have no bearing on, the potential performance of BSBY. Based on the limited historical and, in some cases, hypothetical data, BSBY has been subject to some volatility, in particular during the period of market stress related to the COVID-19 pandemic experienced between March 2020 and May 2020. The BSBY rates, including 3-month BSBY, may experience significant volatility in future periods, which may impair the usefulness of 3-month BSBY in the determination of the Rates Signal. See Description of the Citi RadarSM 5 Excess Return Index—Information About BSBY and its Methodology” in this index supplement for more information.

Credit-sensitive term rates, such as BSBY, may be subject to structural difficulties similar to those that resulted in the anticipated cessation of LIBOR. The Alternative Reference Rates Committee (the “ARRC”), a group of private-market participants that was convened by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the Federal Reserve Bank of New York (“NY Federal Reserve”) to identify a set of alternative reference rates to USD LIBOR, stated that it considered potential types of term unsecured lending rates, including financial commercial paper, certificates of deposit, term Eurodollar or term federal funds transactions, but did not extensively consider them because of several key structural difficulties with such rates, including the fact that, even in normal times, short-term wholesale unsecured transactions are relatively sparse. In addition, term wholesale unsecured borrowing is substantially less frequent during periods of stress. For example, the ARRC noted that the Federal Reserve was able to compute three-month AA-rated financial commercial paper rates for only 10 of the 40 trading days over November and December 2008. As a result of any of the foregoing, among other factors, BSBY may be subject to the same structural difficulties that resulted in the anticipated cessation of LIBOR, which could result in the cessation of BSBY and/or adversely affect the performance of the Index.

BSBY is calculated using an average of transaction data from its applicable underlying markets over a three-day period and so could lag significant market movements. BSBY is calculated using an average of transaction data from its applicable underlying markets over a three-day period (which can be extended up to five days in certain circumstances) and so could lag significant market movements. For example, if rates in one or more of the underlying markets that BSBY measures increase sharply for a single day, then the effect of such significantly increased rates for such day on BSBY rates will be lessened because rate data from two other days on which rates did not increase significantly will be included in the calculation of BSBY rates for the applicable day.

If BISL lacks sufficient underlying transaction data to calculate 3-month BSBY and none of BISL’s specified fallback methods achieves the required volume of underlying transaction data, 3-month BSBY published for a given date will be 3-month BSBY published for the previous U.S. government securities business day. BISL has stated that each BSBY tenor must meet a minimum volume threshold for underlying transactions before a rate can be generated and published. The default configuration used by BISL in determining BSBY is to use a three-day rolling window of transaction data to meet the applicable minimum volume threshold. In the event that the minimum volume threshold is not met during this three-day rolling window, the BSBY construction algorithm relies on a fallback process that extends the rolling period for transaction data observation in one-day increments (up to a maximum rolling window of five days) until the volume threshold is achieved. If none of the fallbacks achieves the required volume, the previous U.S. government securities business day’s 3-month BSBY rate is carried over. Thus, if BISL lacks sufficient underlying transaction data to calculate 3-month BSBY for a given date, 3-month BSBY published for such date will be 3-month BSBY published for the previous U.S. government securities business day. If this continues for a significant period of time, 3-month BSBY may fail to accurately reflect the current underlying market for a significant period of time.

BISL may modify 3-month BSBY, which could adversely affect the performance of the Index. BSBY is a series of relatively new reference rates, and BISL may make methodological or other changes in the future that could change the value of 3-month BSBY. BISL reviews BSBY (both its rules of construction and data inputs) on a periodic basis, not less frequently than annually, to determine whether such rules of construction and data inputs continue to reasonably measure the intended underlying market interest. More frequent reviews may result from extreme market events and/or material changes to the applicable underlying market interests. Based on such reviews, BISL may make changes to the BSBY methodology. If the manner in which 3-month BSBY is calculated is changed, that change may result in the Index performance being worse than it would have been had that change not been made.

There Are Drawbacks Associated With Tracking The Value Of ETFs Rather Than The Underlying Indices That The ETFs Seek To Track. The Equity Allocation Will Be Composed Of ETFs. Each ETF seeks to track the performance of its underlying index before giving effect to fees and expenses of the ETF. After giving effect to these fees and expenses, the performance of each ETF is likely to be less favorable than the performance of the underlying index that it tracks. In addition, the price of the shares of each ETF may not perfectly track the performance of its underlying index or its net asset value per share. An ETF may not hold all of the assets that constitute its underlying index or may hold assets and/or derivative contracts not included in that underlying index. Moreover, the trading price of an ETF is determined by market supply and demand and can deviate from the value of the ETF’s assets. As a result, in certain circumstances, the performance of an ETF may diverge significantly from, and may be less favorable than, the performance of its underlying index. In addition, corporate actions with respect to the equity securities constituting an underlying index or held by its ETF (such as mergers and spin-offs) may impact the variance between the performances of the ETF and its underlying index.

During periods of market volatility, securities underlying an ETF may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of an ETF and the liquidity of an ETF may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares in an ETF. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of an ETF. As a result, under these circumstances, the market value of shares of an ETF may vary substantially from its net asset value per share. For all of the foregoing reasons, the performance of an ETF may not correlate with the performance of its underlying index or its net asset value per share, which could materially and adversely affect the performance of the Index.

The Index Administrator And Index Calculation Agent, Which Is Our Affiliate, May Exercise Judgments Under Certain Circumstances In The Calculation Of The Index. Although the Index is rules-based, there are certain circumstances under which the Index Administrator or Index Calculation Agent may be required to exercise judgment in calculating the Index, including the following:

•	The Index Administrator will determine whether an ambiguity, error or omission has arisen and the Index Administrator may resolve such ambiguity, error or omission, using Expert Judgment, and may amend the Index rules to reflect the resolution of the ambiguity, error or omission.

•	The Index Calculation Agent will determine if any Index Business Day is a Disrupted Day with respect to any Constituent and, if so, may publish its good faith estimate of the Index Level for such Index Business Day, using its good faith estimate of the value of the Constituent(s) affected by the Disrupted Day.

•	In the event that the Index Administrator determines that 3-month BSBY has been discontinued or is permanently no longer published or is no longer widely relied upon by market participants as a benchmark interest rate, the Index Administrator may select a substitute or successor rate.

•	If an Adjustment Event occurs with respect to a Constituent, the Index Calculation Agent will determine whether to replace such Constituent and may adjust the Index rules accordingly, and the Index Administrator will determine whether to discontinue the Index.

•	The Index Calculation Agent will determine whether a Regulatory Event occurs and whether such event has a material effect on the Index. Following the occurrence of a material Regulatory Event, the Index Administrator will determine whether to amend the Index rules or discontinue and cancel the Index. Following the occurrence of a nonmaterial Regulatory Event, the Index Calculation Agent will determine whether to replace the affected Constituent.

•	In exercising these judgments, the Index Administrator’s status as our affiliate may cause its interests to be adverse to yours. The Index Administrator and Index Calculation Agent are not your fiduciaries and are not obligated to take your interests into account in calculating the Index. Any actions taken by the Index Administrator or Index Calculation Agent in calculating the level of the Index could adversely affect the performance of the Index.

Citigroup Global Markets Limited may be required to make similar types of judgments in its capacity as index administrator and calculation agent for the U.S. Treasury note futures indices.

Investing In The Notes Is Not The Same As Directly Owning The Equity Sector ETFs, U.S. Treasury note futures contracts or cash included in the Selected Portfolio. The Selected Portfolio is described as a hypothetical investment portfolio because there is no actual portfolio of assets to which any investor is entitled or in which any investor has any ownership or other interest.

The Index is merely a mathematical calculation that is performed by reference to hypothetical positions in the equity sector ETFs, U.S. Treasury notes futures index and cash included in the Selected Portfolio, and the other Index rules.

DESCRIPTION OF THE NOTES

The following description of the general terms of the Notes supplements the general terms and provisions set forth in the accompanying prospectus supplement and prospectus. If any specific information regarding the Notes in this index supplement is inconsistent with the more general terms described in the accompanying prospectus supplement and prospectus, you should rely on the information in this index supplement.

The pricing supplement applicable to a particular issuance of Notes will contain the specific terms of those Notes. If any information in the applicable pricing supplement is inconsistent with this index supplement, you should rely on the information in the applicable pricing supplement. The applicable pricing supplement may also add, update or change information contained in this index supplement or in the accompanying prospectus supplement and prospectus. It is important for you to consider carefully the information contained in this index supplement together with the information contained in the applicable pricing supplement and the accompanying prospectus supplement and prospectus before investing in the Notes.

General

The notes offered under this index supplement (the “Notes”) are senior unsecured debt securities issued by Citigroup Global Markets Holdings Inc. under the senior debt indenture described in the accompanying prospectus supplement and prospectus. Any payments due on the Notes are fully and unconditionally guaranteed by Citigroup Inc. The Notes will constitute part of the senior debt of Citigroup Global Markets Holdings Inc. and will rank equally with all other unsecured and unsubordinated debt of Citigroup Global Markets Holdings Inc. The guarantee of payments due on the Notes will constitute part of the senior debt of Citigroup Inc. and will rank equally with all other unsecured and unsubordinated debt of Citigroup Inc.

The particular payment terms of the Notes will be set forth in the applicable pricing supplement and will be linked to the performance of the Citi RadarSM 5 Excess Return Index (the “Index”). The Index is described in “Description of the Citi RadarSM 5 Excess Return Index” below.

The Notes provide for the repayment of the stated principal amount at maturity. If so specified in the applicable pricing supplement, the Notes offer the possibility of an additional payment at maturity (other than any coupon payment, if specified in the applicable pricing supplement) based on the performance of the Index. The stated principal amount of each Note will be specified in the applicable pricing supplement.

In addition to the risks associated with the performance of the Index, all payments due on the Notes are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., as guarantor of any payments due on the Notes. If Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations under the Notes, you may not receive any payment owed to you, including the repayment of the stated principal amount of your Notes at maturity.

Any potential payment on the Notes that depends on the performance of the Index will be based on the Closing Level of the Index on one or more dates specified in the applicable pricing supplement (each, a “Valuation Date”), subject to the specific terms set forth in the applicable pricing supplement. If any scheduled Valuation Date is not an Index Business Day, such Valuation Date will be postponed to the next succeeding Index Business Day.

An “Index Business Day” is a day (1) on which commercial banks and foreign exchange markets are scheduled to be open for general business (including dealings in foreign exchange and foreign exchange currency deposits) in New York City and (2) which is also a Scheduled Trading Day for each of the Constituents.

The term “Scheduled Trading Day” has, in respect of each Constituent, the meaning specified under “Description of the Citi RadarSM 5 Excess Return Index” below.

The term “Constituent” has the meaning specified under “Description of the Citi RadarSM 5 Excess Return Index” below.

Maturity

The notes will mature on the date specified in the applicable pricing supplement (the “Maturity Date”). If the Maturity Date falls on a day that is not a New York Business Day, the payment to be made on the Maturity Date will be made on the next succeeding New York Business Day with the same force and effect as if made on the Maturity Date, and no interest will accrue as a result of such delayed payment. If a Notes Disruption Event occurs on the Valuation Date (or if there is more than one Valuation Date, on the final Valuation Date), then the Maturity Date will be postponed to the third New York Business Day after the Final Determination Date with respect to such Valuation Date. In addition, if the originally scheduled Valuation Date (or if there is more than one Valuation Date, the originally scheduled final Valuation Date) is not an Index Business Day and such Valuation Date is postponed so that it falls fewer than three New York Business Days prior to the Maturity Date, the Maturity Date will be postponed to the third New York Business Day after such Valuation Date as postponed.

“New York Business Day” means any day that is not a Saturday, a Sunday or a day on which the securities exchanges, bank institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

Notes Calculation Agent

The “Notes Calculation Agent” for each issuance of Notes will be our affiliate, Citigroup Global Markets Inc. (“CGMI”), or any successor appointed by us, unless otherwise specified in the applicable pricing supplement. The Notes Calculation Agent will make the determinations specified in this index supplement or in the applicable pricing supplement. All determinations made by the Notes Calculation Agent will be at the sole discretion of the Notes Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on Citigroup Global Markets Holdings Inc., Citigroup Inc. and the holders of the Notes. The Notes Calculation Agent is obligated to carry out its duties and functions in good faith and using its reasonable judgment.

Determining the Closing Level of the Index

The “Closing Level” of the Index means, on any date of determination, the Index Level (as defined under “Description of the Citi RadarSM 5 Excess Return Index” below) for such day as published by the Index Calculation Agent, subject to the terms described under “—Discontinuance of the Index” below. If the Index Level is not published by the Index Calculation Agent for any date of determination, or if the Notes Calculation Agent determines that a Market Disruption Event exists with respect to any Constituent on any date of determination, the Notes Calculation Agent will calculate the Closing Level of the Index in respect of that date of determination in good faith in accordance with the formula for and method of calculating the Index last in effect prior to commencement of the Market Disruption Event or failure to publish, using:

(i) for any Constituent with respect to which a Market Disruption Event does not occur on that date of determination, the Constituent Closing Level of such Constituent on that date of determination; and

(ii) for each Constituent with respect to which a Market Disruption Event occurs or is continuing on that date of determination, the Constituent Closing Level of such Constituent on the immediately succeeding Scheduled Trading Day for such Constituent on which no Market Disruption Event occurs or is continuing with respect to such Constituent, unless such Scheduled Trading Day has not occurred by the fifth Scheduled Trading Day for such Constituent following that date of determination (the “Backstop Date”), in which case the Notes Calculation Agent will use an alternative Constituent Closing Level for such Constituent determined using its good faith estimate of the Constituent Closing Level of that Constituent as of such Backstop Date.

For any date of determination on which the Index Level is not published or a Market Disruption Event exists, the Notes Calculation Agent will, following that date of determination, calculate the Closing Level in respect of that date, and the Notes Calculation Agent will reflect in such Closing Level the index fee described under “Description of the Citi RadarSM 5 Excess Return Index” to the date of such calculation. If the Notes Calculation Agent determines that a Market Disruption Event exists with respect to any Constituent on a Valuation Date (such event, a “Notes Disruption Event”), the date on which the Closing Level of the Index in respect of such Valuation Date is finally determined (i.e., the first date on which the Constituent Closing Level has been determined for all Constituents in respect of such Valuation Date) is referred to as the “Final Determination Date” for such Valuation Date.

The term “Constituent Closing Level” means (i) in respect of each Constituent that is an equity sector ETF, the closing price of such equity sector ETF on the exchange on which it is traded and (ii) in respect of each Constituent that is a U.S. Treasury note futures index, the official closing level of such index, in each case, except as otherwise provided in the definition of “Closing Level” above.

The term “Market Disruption Event” means, in respect of each Constituent, any event that would result in a Disrupted Day with respect to that Constituent, as described under “Description of the Citi RadarSM 5 Excess Return Index” below.

Discontinuance of the Index

If the Index Administrator discontinues publication of the Index, and it or another entity (including CGMI) publishes a successor or substitute index that the Notes Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Index, then the Closing Level of the Index thereafter will be determined by reference to the level of that index, which we refer to as a “Successor Index.” In such an event, the Notes Calculation Agent will, in its sole discretion, make any adjustment to any level of the Index or the Successor Index used for purposes of the Notes as it may deem appropriate in order to account for the effect of the substitution.

If the Index Administrator discontinues publication of the Index prior to, and such discontinuance is continuing on, a Valuation Date and the Notes Calculation Agent determines, in its sole discretion, that no Successor Index is available at such time, then the Notes Calculation Agent will determine a substitute Closing Level for the Index for such date. Such Closing Level will be determined by the Notes Calculation Agent in accordance with the formula for calculating the Index last in effect prior to such discontinuance, except that, at all times after such discontinuance, (i) the Equity Allocation will consist of a basket of all six equity sector ETFs eligible for inclusion in the Index, equally weighted at the time of discontinuance of the Index but without further rebalancing thereafter and (ii) the Treasury Futures Allocation will consist of the Citi Interest Rate 2Y U.S. Treasury Futures Market Tracker Index. In such an event, the Closing Level of the Index so determined will cease to reflect the Index’s portfolio selection methodology. For purposes of clarity, if the Index Administrator discontinues publication of the Index and the Notes Calculation Agent is required to calculate a substitute Closing Level for the Index, the Notes Calculation Agent will make that calculation applying all of the current features of the Index, including the volatility targeting, the excess return deduction and the index fee, with the exception that the components of the Equity Allocation and Treasury Futures Allocation will become fixed as described above.

If the discontinuance of the Index was the result of a material modification or permanent cancellation of a Constituent, and such modification or cancellation is continuing on a Valuation Date, or if a Constituent is otherwise unavailable on a Valuation Date, then the Notes Calculation Agent will determine the Constituent Closing Level for such Constituent with respect to any date for which a Constituent Closing Level of such Constituent may be required using its good faith estimate of the closing price or level of that Constituent on each such date. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect the value of the Notes.

Coupon

The Notes will not pay a coupon unless the applicable pricing supplement specifically provides otherwise. If the applicable pricing supplement specifies that the Notes will pay a coupon, the Notes will pay a coupon at the per annum rate specified in the applicable pricing supplement, which may be a fixed rate or may be determined by reference to the performance of the Index or otherwise. If the applicable pricing supplement provides that the Notes will pay a coupon, holders of the Notes will receive the applicable coupon payment on the coupon payment dates specified in the applicable pricing supplement (each, a “Coupon Payment Date”). If the per annum rate varies over the term of the Notes based on the performance of the Index or otherwise, the per annum rate for each Coupon Payment Date will be determined in the manner and on the Valuation Date specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, each coupon payment will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed. Unless otherwise specified in the applicable pricing supplement, the coupon payable on the first Coupon Payment Date for an issuance of Notes will accrue from and including the issue date of such Notes to but excluding such first Coupon Payment Date, and the coupon payable on each succeeding Coupon Payment Date for an issuance of Notes will accrue from and including the immediately preceding Coupon Payment Date to but excluding such succeeding Coupon Payment Date.

Unless otherwise specified in the applicable pricing supplement, each coupon payment will be payable to the persons in whose names the Notes are registered at the close of business on the New York Business Day immediately preceding the applicable Coupon Payment Date (each a “Regular Record Date”), except that the final coupon payment will be payable to the persons who receive the payment at maturity. If any Coupon Payment Date is not a New York Business Day, the coupon payment to be made on that Coupon Payment Date will be made on the next succeeding New York Business Day with the same force and effect as if made on that Coupon Payment Date, and no interest will accrue as a result of delayed payment. If any coupon payment on the Notes depends on the Closing Level of the Index on a Valuation Date and such Valuation Date is postponed as provided under “—Determining the Closing Level of the Index” and the relevant Coupon Payment Date is specified as a fixed date, such coupon payment will be made on the later of (i) the third New York Business Day after such Valuation Date (or the last such Valuation Date, if two or more consecutive Scheduled Trading Days are each scheduled Valuation Dates), as postponed and (ii) the Coupon Payment Date.

Automatic Call

If specified in the applicable pricing supplement, an automatic call feature will apply to the Notes in the circumstances and on the date(s) specified in the applicable pricing supplement. If an automatic call is triggered, the Notes will be redeemed for a cash payment that will be determined as set forth in the applicable pricing supplement. The minimum amount of such cash payment will be equal to the stated principal amount per Note. The Notes will not be subject to an automatic call feature unless the applicable pricing supplement so provides.

Call Right

If specified in the applicable pricing supplement, we will have the right to call the Notes, in whole or in part, on terms specified in the applicable pricing supplement. If applicable, the pricing supplement will specify the dates on which we may call the Notes, the price at which we may call the Notes, the circumstances in which we may call the Notes and the payment to be made upon redemption. If any date on which we elect to redeem the Notes falls on a day that is not a New York Business Day, the payment to be made upon redemption will be made on the next succeeding New York Business Day with the same force and effect as if made on the original date of redemption, and no interest will accrue as a result of delayed payment. We will not have the right to call the Notes unless the applicable pricing supplement so provides.

If we have the right to call the Notes, the provisions set forth under “Description of the Notes—Optional Redemption, Repayment and Repurchase” in the accompanying prospectus supplement will apply, subject to the terms set forth in the applicable pricing supplement.

Holders of the Notes will not have the right to require us to redeem the Notes prior to maturity, unless otherwise specified in the applicable pricing supplement.

No Redemption at the Option of the Holder; Defeasance

The Notes will not be subject to redemption at the option of any holder prior to maturity and will not be subject to the defeasance provisions described in the accompanying prospectus under “Description of Debt Securities—Defeasance.”

Events of Default and Acceleration

In case an event of default (as described in the accompanying prospectus) with respect to any issuance of Notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Notes will be determined by the Calculation Agent and will equal, for each Note, the amount to be received on the Maturity Date, calculated using the Closing Level of the Index as though the date of acceleration were the Valuation Date (or the final Valuation Date if there is more than one Valuation Date). For purposes of the immediately preceding sentence, if the applicable pricing supplement specifies that the Notes will pay a coupon, your final coupon payment will reflect the portion of the coupon that has accrued (or will be prorated) from and including the immediately preceding Coupon Payment Date on which a coupon payment was made (if required) (or the issue date, if there is no such Coupon Payment Date) to but excluding the date of acceleration.

In case of default under the Notes, whether in the payment of a coupon or any other payment due under the Notes, no interest will accrue on such overdue payment either before or after the Maturity Date.

Paying Agent, Trustee and CUSIP

Citibank, N.A. will serve as paying agent and registrar for the Notes and will also hold the global notes representing each issuance of Notes as custodian for DTC. The Bank of New York Mellon will serve as trustee for the Notes.

The CUSIP number for each issuance of Notes will be set forth in the applicable pricing supplement.

DESCRIPTION OF THE CITI RADARSM 5 EXCESS RETURN INDEX

Overview

The Citi RadarSM 5 Excess Return Index (the “Index”) was developed by Citigroup Global Markets Limited (the “Index Administrator” and “Index Calculation Agent”). The description of the Index included in this section is based on rules formulated by the Index Administrator (the “Index Rules”), which are attached as an annex to this Index Supplement. The Index launched on February 20, 2019 and, therefore, has a limited performance history.

The Index is designed to track the hypothetical performance of the rules-based investment methodology described in this section. The Index methodology is premised on the idea that there is a relationship between the prevailing interest rate environment in the United States and the relative performance of different sectors of the U.S. equity and Treasury markets. Based on that premise, the Index seeks to determine on a daily basis whether the United States is in a “Rising” interest rate environment or a “Not Rising” interest rate environment. If the Index determines that there is a “Rising” interest rate environment, the Index will allocate exposure to exchange-traded funds (“ETFs”) representing sectors of the U.S. equity market that, according to the Index’s investment thesis, may outperform the broader market in a rising interest rate environment. If, on the other hand, the Index determines that there is a “Not Rising” interest rate environment, the Index will allocate exposure to different ETFs representing sectors of the U.S. equity market that, according to the Index’s investment thesis, may outperform the broader market in a falling or flat interest rate environment. In an attempt to maintain a volatility target of 5%, the Index will also allocate exposure to U.S. Treasury note futures and, potentially, to uninvested cash. Collectively, these allocations – to the selected equity sector ETFs, U.S. Treasury note futures and uninvested cash – make up a hypothetical investment portfolio. The performance of the Index will reflect the performance of that hypothetical investment portfolio, as adjusted daily in response to the observed interest rate environment and pursuant to the volatility targeting feature described below, and subject to the excess return deduction and index fee described below.

The Index determines whether the prevailing interest rate environment is “Rising” or “Not Rising” on each Index Business Day by observing the average rate of the 3-month Bloomberg Short-Term Bank Yield IndexSM (USD) (“BSBY”) for each month in the immediately preceding four months. If the average rate of 3-month BSBY increased from each month to the next in that four-month period, then the Index will determine that there is a “Rising” interest rate environment. In all other circumstances, the Index will determine that there is a “Not Rising” interest rate environment. See “—Rates Signal” and “Information About BSBY and its Methodology” below.

The following table lists the equity sector ETFs and U.S. Treasury note futures index to which the Index will allocate exposure in each observed interest rate environment. The table also indicates the possibility that the Index will have exposure to uninvested cash.

We refer to the hypothetical investment portfolio tracked by the Index at any given time as the “Selected Portfolio” at that time. The selected equity sector ETFs together make up a hypothetical “Equity Allocation” in the Selected Portfolio and will be equally weighted with each other. The applicable U.S. Treasury note futures index makes up a hypothetical “Treasury Futures Allocation”. We refer to the overall allocation to the Equity Allocation and the Treasury Futures Allocation together as the “Invested Allocation” within the Selected Portfolio. In addition to these allocations, the Selected Portfolio may have a hypothetical allocation to uninvested cash, which we refer to as the “Cash Allocation”. No interest or other return will accrue on the Cash Allocation.

The Index determines how much exposure to allocate to each of the Equity Allocation, the Treasury Futures Allocation and the Cash Allocation on a daily basis in a manner designed to maintain a target volatility of the Index of 5%. This volatility-targeting feature is applied in two stages. First, the Index will allocate exposure between the Equity Allocation and the Treasury Futures Allocation within the Invested Allocation based on the volatility of the current Equity Allocation over the prior six months, with higher volatility resulting in a lower Equity Allocation, and vice versa. Second, the Index will allocate exposure between the Invested Allocation and the Cash Allocation based on the volatility of the Invested Allocation over the prior one month. In this second stage, the Index will, if necessary, reduce exposure to the Invested Allocation and increase exposure to the Cash Allocation (which has no volatility) in an attempt to maintain a rolling one-month Selected Portfolio volatility of 5%. See “—Selection and Composition of the Selected Portfolio” below.

The chart below illustrates the composition of four hypothetical Selected Portfolios, assuming various combinations of the Rates Signal, the trailing six-month volatility of the current Equity Allocation and the trailing one-month volatility of the Invested Allocation. The chart is intended solely for the purpose of illustrating how various allocations together make up a Selected Portfolio, depending on the Rates Signal, the trailing six-month volatility of the current Equity Allocation and the trailing one-month volatility of the Invested Allocation. It is not an indication of what the composition of the Selected Portfolio may be at any given point in time. The chart refers to each equity sector ETF by its ticker symbol, which can be found in the table above.

For information about the equity sector ETFs, see “Information About the Equity Sector ETFs” in this index supplement.

For information about the U.S. Treasury note futures indices, see “Description of the U.S. Treasury Note Futures Indices” in this Index Supplement. As discussed in that section, each U.S. Treasury note futures index tracks the performance of a hypothetical investment, rolled quarterly, in a near-maturity U.S. Treasury note futures contract. A U.S. Treasury note futures contract is a contract for the purchase of U.S. Treasury notes with maturities falling within a specified range on a fixed date in the future. Accordingly, the value of a U.S. Treasury note futures contract will fluctuate with changes in the market value of the underlying U.S. Treasury notes. In general, the value of a U.S. Treasury note will fall as market interest rates rise, and rise as market interest rates fall. However, the value of a U.S. Treasury note futures contract will also fluctuate based on factors that are unique to a futures contract, such as supply and demand in the futures market, the time remaining to the maturity of the futures contract and market interest rates over the term of the contract. These factors are likely to cause a position in a U.S. Treasury note futures contract to reflect an implicit financing cost, which will lower the return on the futures contract as compared to a direct investment in the underlying U.S. Treasury notes. Accordingly, we expect the performance of each U.S. Treasury note futures index to generally reflect changes in the value of the underlying U.S. Treasury notes, as reduced by an implicit financing cost. We expect the implicit financing cost to rise if market interest rates rise.

In determining the performance of the Index, a rate equal to the federal funds effective rate will be deducted from the daily performance of each equity sector ETF. We refer to this deduction, together with the implicit financing cost reflected in each

U.S. Treasury note futures index, as the “excess return deduction”. The excess return deduction is likely to cause the performance of the Selected Portfolio as measured for purposes of the Index to be significantly less than the actual performance of the equity sector ETFs and the U.S. Treasury notes underlying the U.S. Treasury futures that make up the Selected Portfolio. The impact of the excess return deduction will increase if market interest rates rise. The performance of the Index will also be reduced on a daily basis by an index fee of 0.75% per annum.

The Index methodology is subject to important risks. These risks are described in the section “Key Risks Relating to the Index” in this Index Supplement. A few of the key risks are briefly summarized below:

•	3-month BSBY is a relatively new reference rate, and its usefulness for purposes of determining the Rates Signal is therefore relatively untested.

•	The Index is premised on a particular investment thesis about the relationship between the prevailing interest rate environment and the relative performance of different sectors of the U.S. equity market. That investment thesis may be wrong. The assumed relationship may not in fact exist, or if it exists it may be too weak to be meaningful. If the Index’s investment thesis is wrong or too weak to be meaningful, the Index’s Equity Allocation may perform no better than, and in fact may materially underperform, any other allocation that could be made among the equity sector ETFs or the broader market. Our offering of an investment linked to the Index is not an expression of our view about the validity of the Index’s investment thesis. You should form your own independent view about the validity of the Index’s investment thesis in connection with your evaluation of any investment linked to the Index.

•	Even if a meaningful relationship exists between the prevailing interest rate environment and the relative performance of different sectors of the U.S. equity market, the particular rules that make up the Index methodology may not effectively capitalize on that relationship. For example:

o	The Index methodology does not distinguish between a falling and a flat interest rate environment, both of which are considered “Not Rising”. Even if the Index’s investment thesis has merit in a falling interest rate environment, it may not in a flat interest rate environment.

o	Even if the Index’s investment thesis is correct with respect to some of the six equity sector ETFs that are eligible to be included in the Equity Allocation, its failure to be correct about other equity sector ETFs, or even just one equity sector ETF, may be enough to cause poor performance.

o	Because of the way the Rates Signal is calculated, the Index may fail to identify a Rising interest rate environment until long after other measures would have indicated that interest rates are rising.

o	The Index only seeks to identify whether interest rates are Rising or Not Rising. It does not seek to identify whether interest rates are high or low, and it may be that identifying interest rates as high or low would have been more effective.

•	The Index only seeks to partially implement its investment thesis. At any point in time, the Index is likely to have a significant allocation to the Treasury Futures Allocation and/or the Cash Allocation. That allocation is intended to help the Index maintain its volatility target of 5%, and is not in furtherance of its investment thesis. In fact, because the U.S. Treasury note futures indices are likely to be adversely affected by rising interest rates, the allocation to the Treasury Futures Allocation may run counter to the Index’s investment thesis in a Rising interest rate environment.

•	The Index is likely to significantly underperform the equity markets in a rising equity market, because the Index is likely to have a significant allocation to the Treasury Futures Allocation and/or Cash Allocation at all times. Only a portion of the Selected Portfolio will be allocated to the Equity Allocation at any point in time. As a result, even if the Index’s investment thesis is correct, and even if the Index effectively implements that thesis, the Index may nevertheless materially underperform an alternative investment in the equity sector ETFs that is not based on that thesis but that is fully allocated to the equity sector ETFs.

•	The Index will likely have significant exposure at all times to one of two U.S. Treasury note futures indices. Each U.S. Treasury note futures index has limited return potential and significant downside potential, particularly in a “Rising” interest rate environment. Although U.S. Treasury notes themselves are generally viewed as safe assets, each U.S. Treasury note futures index tracks the value of a futures contract on U.S. Treasury notes, which may be subject to significant fluctuations and declines. In particular, the value of a futures contract on a U.S. Treasury note is likely to decline if there is a general rise in interest rates, as the rise in interest rates would reduce the value of the underlying U.S. Treasury notes. In addition, the value of a futures contract on U.S. Treasury notes is likely to decline by more than the decline in the value of the underlying U.S. Treasury notes at a time of rising interest rates, because the futures contract will also be adversely affected by an increase in the implicit financing cost discussed above. As a result, even if the

Index’s investment thesis were correct and the equity sector ETFs selected in a “Rising” interest rate environment perform favorably in that environment, that favorable performance is likely to be at least partially offset, and may be more than offset, by unfavorable performance of the applicable U.S. Treasury note futures index.

•	The excess return deduction and index fee will place a drag on the performance of the Index, offsetting any appreciation of the U.S. Treasury notes underlying the applicable U.S. Treasury note futures index and the equity sector ETFs that make up the Equity Allocation, exacerbating any depreciation and causing the level of the Index to decline steadily if the value of those U.S. Treasury notes and/or equity sector ETFs remains relatively constant.

For more information about these and other risks associated with the Index, you should carefully review the section “Key Risks Relating to the Index” in this Index Supplement.

The Selected Portfolio is a hypothetical investment portfolio. There is no actual portfolio of assets to which any investor is entitled or in which any investor has any ownership or other interest. The Index is merely a mathematical calculation that is performed by reference to hypothetical positions in the Equity Allocation, Treasury Futures Allocation and Cash Allocation and the other Index Rules, as described in this section.

The Index Rules, which are attached as Annex A to this Index Supplement, set forth the specific rules governing the Index. This description of the Index is only a summary of the Index Rules. You should understand that this summary does not describe the mathematical terms used in calculating the Index, and as a result is more general than the precise mathematical formulations used to calculate the Index. The mathematical calculation of the Index is described in the Index Rules. The Index will be governed by and calculated in accordance with the mathematical and other terms set forth in the Index Rules, and not this description of the Index. If this description of the Index conflicts with the Index Rules, the Index Rules control.

Investment Thesis

The Index methodology is premised on the idea that there is a relationship between the prevailing interest rate environment in the United States and the relative performance of different sectors of the U.S. equity market. Specifically, the Index methodology seeks to implement the thesis that the energy, financials and information technology sectors of the U.S. equity markets may outperform the broader market in a rising interest rate environment, and that the utilities, consumer staples and health care sectors may outperform the broader market in a falling or flat interest rate environment.

That thesis is, in turn, based on the following ideas:

•	Rising interest rates are often associated with a strong and growing economy and improving consumer sentiment. By contrast, falling interest rates are often associated with efforts of the Federal Reserve to stimulate a slowing economy.

•	Companies in the energy, financials and information technology sectors may be particularly well placed to benefit in a strong and growing economy and at a time of improving consumer sentiment. Strong economic activity may boost commodity prices, benefitting companies in the energy sector. Strong consumer spending may also spur higher borrowing, benefitting companies in the financials sector, which may also benefit from higher interest rates on loans. In addition, strong consumer spending may lead to increased purchases of technology products, benefitting companies in the information technology sector. Therefore, if rising interest rates are associated with a strong and growing economy and improving consumer sentiment, companies in the energy, financials and information technology sectors may perform favorably relative to companies in other sectors in a rising interest rate environment.

•	By contrast, demand for basic necessities, such as utilities, consumer staples and health care, may be relatively constant. As a result, companies in the utilities, consumer staples and health care sectors may be less sensitive to economic growth and consumer sentiment. Therefore, if falling or flat interest rates are associated with a slowing or stagnant economy, companies in the utilities, consumer staples and health care sectors may perform favorably relative to companies in other sectors in a falling or flat interest rate environment. Companies in the utilities and consumer staples sectors may also pay dividends at a relatively high rate, which may cause them to become relatively more attractive investments in periods of falling interest rates and relatively less attractive in periods of rising interest rates.

The ideas stated above in this section underlie the Index methodology. We describe them not because we necessarily believe them to be true or valid, but so that it is clear what the ideas underlying the Index methodology are, and so that you can evaluate for yourself whether you believe them to have merit. You should not invest in any investment linked to the Index based on the description above. You should invest in any investment linked to the Index only after making an independent evaluation of the Index’s investment thesis and the manner in which it seeks to implement that thesis.

It is important to understand that, at best, interest rates are only one factor of many that may relate to the performance of different sectors of the U.S. equity market. Even if the relationships described above exist, the effects described above would hold true only if all other factors were held constant. In reality, other factors are not held constant, and other factors may overwhelm the effects described above. For example, even at a time of rising interest rates and strong economic growth, commodity prices may fall dramatically as a result of oversupply, causing the energy sector to perform poorly. Moreover, it is important to understand that the Index methodology does not distinguish between a falling and a flat interest rate environment. A flat interest rate environment will be treated as a “Not Rising” interest rate environment, even though the rationale stated above for allocating to the utilities, consumer staples and health care sectors in a “Not Rising” interest rate environment is more applicable in a falling interest rate environment than it is in a flat interest rate environment. For all of these reasons, the Index’s investment thesis may not be correct, or it may be too weak to be meaningful, or the Index may fail to effectively implement its investment thesis. See “Key Risks Relating to the Index” for more information about the significant risks associated with the Index.

It is also important to understand that the Index only seeks to partially implement its investment thesis. At any given time, the Index is likely to have a significant allocation to the Treasury Futures Allocation and/or the Cash Allocation. These allocations are not in furtherance of the Index’s investment thesis, and in fact may run counter to the investment thesis, as discussed above.

Rationale for Allocation within Treasury Futures Allocation

The Treasury Futures Allocation will consist of the following:

•	in a Rising interest rate environment, the Citi Interest Rate 2Y U.S. Treasury Futures Market Tracker Index (the “2Y U.S. Treasury note futures index”); and

•	in a Not Rising interest rate environment, the Citi Interest Rate 10Y U.S. Treasury Futures Market Tracker Index (the “10Y U.S. Treasury note futures index”).

The U.S. Treasury note futures indices are similar but for the maturities of the U.S. Treasury notes underlying the futures contracts that they track. See “Description of the U.S. Treasury Note Futures Indices” in this Index Supplement.

The Index allocates exposure to the Treasury Futures Allocation as part of its attempt to maintain its target volatility and will do so even at a time when the value of the Treasury Futures Allocation may be expected to fall, such as in a Rising interest rate environment. Although the Treasury Futures Allocation is not in furtherance of the Index’s investment thesis, the Selected Portfolio is likely to have a significant allocation to the Treasury Futures Allocation at all times.

The Index attempts to optimize the performance of the Treasury Futures Allocation by allocating to shorter-dated U.S. Treasury note futures in a Rising interest rate environment and to longer-dated U.S. Treasury note futures in a Not Rising interest rate environment. The Index will allocate to shorter-dated U.S. Treasury note futures in a Rising interest rate environment on the theory that shorter-dated notes may be less adversely affected by rising interest rates than longer-dated notes. The Index will allocate to longer-dated U.S. Treasury note futures in a Not Rising interest rate environment on the theory that longer-dated notes may provide a more favorable yield than shorter-dated notes when interest rates are not rising. These theories may or may not prove to be correct over any given period of time. The performance of each U.S. Treasury note futures index will be driven by market forces, which may not result in the relationship between shorter- and longer-dated U.S. Treasury notes described above. Even if these relationships do hold, the Index will determine the Treasury Futures Allocation based on the Rates Signal, which may fail to accurately capture the current interest rate environment because it is backward-looking.

Rates Signal

On each Index Business Day, the Index determines whether the United States is in a “Rising” or a “Not Rising” interest rate environment, which we refer to as the “Rates Signal”.

To make that determination on a given Index Business Day, the Index calculates the average daily rate of 3-month BSBY for each of four different periods, each consisting of 21 Index Business Days (approximately one month):

1.	The period from and including the current Index Business Day to and including the 20th immediately preceding Index Business Day (“Month 4”);

2.	The period from and including the 21st immediately preceding Index Business Day to and including the 41st immediately preceding Index Business Day (“Month 3”);

3.	The period from and including the 42nd immediately preceding Index Business Day to and including the 62nd immediately preceding Index Business Day (“Month 2”); and

4.	The period from and including the 63rd immediately preceding Index Business Day to and including the 83rd immediately preceding Index Business Day (“Month 1”).

If the average rate of 3-month BSBY increased from each month to the next in that four-month period – in other words, if the average daily rate of 3-month BSBY is:

•	greater in Month 4 than it was in Month 3;

•	greater in Month 3 than it was in Month 2; and

•	greater in Month 2 than it was in Month 1,

then the Rates Signal will determine on that Index Business Day that the United States is in a “Rising” interest rate environment. Put another way, the Rates Signal will identify a “Rising” interest rate environment if there have been three consecutive month-over-month increases in the average daily rate of 3-month BSBY. In any other circumstance, the Rates Signal will identify a “Not Rising” interest rate environment.

The examples below illustrate several different hypothetical determinations of the Rates Signal on a hypothetical Index Business Day. The examples are intended solely for illustrative purposes and are not an indication of what the average daily rate of 3-month BSBY or the Rates Signal may be at any given point in time.

Example 1: Rising

		Average daily rate of 3-month BSBY
83rd preceding Index Business Day	→	1.90%	2.00%	2.10%	2.20%	←	Current Index Business Day

		Month 1	Month 2	Month 3	Month 4
			Greater than prior month	Greater than prior month	Greater than prior month

Example 2: Not Rising

		Average daily rate of 3-month BSBY
83rd preceding Index Business Day	→	1.90%	2.00%	2.10%	2.10%	←	Current Index Business Day

		Month 1	Month 2	Month 3	Month 4
			Greater than prior month	Greater than prior month	Not greater than prior month

Example 3: Not Rising

		Average daily rate of 3-month BSBY
83rd preceding Index Business Day	→	4.50%	4.45%	4.75%	5.00%	←	Current Index Business Day

		Month 1	Month 2	Month 3	Month 4
			Not greater than prior month	Greater than prior month	Greater than prior month

Example 4: Not Rising

		Average daily rate of 3-month BSBY
83rd preceding Index Business Day	→	3.00%	2.80%	2.90%	2.80%	←	Current Index Business Day

		Month 1	Month 2	Month 3	Month 4

Not greater than prior month	Greater than prior month	Not greater than prior month

As the examples illustrate, the Rates Signal will identify a “Rising” interest rate environment only if the average daily rate of 3-month BSBY has increased from each month to the next in the immediately preceding four months. As Example 2 shows, even if the average daily rate of 3-month BSBY generally rises over the four-month period but plateaus in the last month, the Rates Signal will identify a “Not Rising” interest rate environment. As Example 3 shows, even if the average daily rate of 3-month BSBY has sharply risen in the most recent months, the Rates Signal will not identify a “Rising” interest rate environment unless there have been three consecutive month-over-month increases.

Because of the way in which the Rates Signal is determined, the Index may fail to identify that interest rates are rising at a time when other measures would so indicate. As a result, the Index may implement its investment thesis less effectively than it would if it used an alternative method of calculating the Rates Signal.

On any Index Business Day, 3-month BSBY is the Bloomberg 3-Month Short Term Bank Yield Index as published on Bloomberg page “BSBY3M <Index>”” (or any successor or substitute page) on that Index Business Day (or, if not published on that day, as published on the first preceding Index Business Day).

In the event that the Index Administrator determines that 3-month BSBY has been discontinued or is permanently no longer published or is no longer widely relied upon by market participants as a benchmark interest rate (other than for legacy financial instruments linked to 3-month U.S. dollar LIBOR), the Index Administrator may select a substitute or successor rate that it has determined (after consulting any source that it deems reasonable) using Expert Judgment (as defined below) is (1) the industry-accepted substitute or successor rate or (2) if there is no such industry-accepted substitute or successor rate, a substitute or successor rate which is the most comparable to 3-month BSBY.

Upon selection of a substitute or successor rate, the Index Administrator may determine (after consulting any source that it deems reasonable) using Expert Judgment any adjustment factor it determines is needed to make such substitute or successor rate comparable to 3-month BSBY, in a manner which is consistent with any industry-standard practice for such substitute or successor rate.

Selection and Composition of the Selected Portfolio

As described above, the hypothetical investment portfolio tracked by the Index at any given time, which we refer to as the Selected Portfolio at that time, will be composed of up to three separate hypothetical allocations: an Equity Allocation, a Treasury Futures Allocation and a Cash Allocation. The equity sector ETFs that will make up the Equity Allocation and the U.S. Treasury note futures index that will make up the Treasury Futures Allocation will be determined on each Index Business Day based on the Rates Signal.

If the Rates Signal indicates a “Rising” interest rate environment, then the Equity Allocation will consist of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund, and the Treasury Futures Allocation will consist of the Citi Interest Rate 2Y US Treasury Futures Market Tracker Index.

If the Rates Signal indicates a “Not Rising” interest rate environment, then the Equity Allocation will consist of the Utilities Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund, and the Treasury Futures Allocation will consist of the Citi Interest Rate 10Y US Treasury Futures Market Tracker Index.

The equity sector ETFs that make up the Equity Allocation will be equally weighted with each other within the Equity Allocation. That equal weighting will be reset on each Index Business Day so that, from each Index Business Day to the next, one-third of the portion of the Index’s performance that results from the Equity Allocation will be attributable to each of the selected equity sector ETFs.

The Index determines how much exposure to allocate to each of the Equity Allocation, the Treasury Futures Allocation and the Cash Allocation on a daily basis in a manner designed to maintain a target volatility of the Index of 5%. This volatility-targeting feature is applied in two stages. First, the Index will allocate exposure between the Equity Allocation and the Treasury Futures Allocation within the Invested Allocation based on the volatility of the current Equity Allocation over the prior six months, with higher volatility resulting in a lower Equity Allocation, and vice versa. Second, the Index will allocate exposure between the Invested Allocation and the Cash Allocation based on the volatility of the Invested Allocation over the prior one month. In this second stage, the Index will, if necessary, reduce exposure to the Invested Allocation and increase exposure to the Cash Allocation (which has no volatility) in an attempt to maintain a rolling one-month Selected Portfolio volatility of 5%.

Stage 1

The Equity Allocation and the Treasury Futures Allocation together make up the overall Invested Allocation. Within the Invested Allocation, the Index determines how to allocate exposure between the Equity Allocation and the Treasury Futures Allocation on each Index Business Day in three steps:

•	first, calculating what the annualized volatility of the current Equity Allocation would have been over the preceding period of 127 Index Business Days (approximately six months) ending on, and including, the current Index Business Day;

•	second, determining the portion of the Invested Allocation to allocate to the Equity Allocation by dividing the Index’s volatility target of 5% by that annualized volatility, subject to a maximum allocation to the Equity Allocation of 100%; and

•	third, allocating the difference between the portion allocated to the Equity Allocation and 100% to the Treasury Futures Allocation.

For example, if the annualized volatility of the current Equity Allocation over the prior six months were 20%, then the portion of the Invested Allocation to allocate to the Equity Allocation would be determined by dividing 5% by 20%, which would result in a 25% allocation to the Equity Allocation within the Invested Allocation. The remaining 75% would be allocated to the Treasury Futures Allocation.

Stage 2

After completion of Stage 1, the Index determines how to allocate exposure within the Selected Portfolio between the Invested Allocation and the Cash Allocation in three steps:

•	first, calculating the annualized volatility of the Invested Allocation over the preceding period of 21 Index Business Days (approximately one month) ending on, and including, the current Index Business Day;

•	second, determining the portion of the Selected Portfolio to allocate to the Invested Allocation by dividing the Index’s volatility target of 5% by that annualized volatility, subject to a maximum allocation to the Invested Allocation of 100%; and

•	third, allocating the difference (if any) between the portion allocated to the Invested Allocation and 100% to the Cash Allocation.

For example, if the annualized volatility of the Invested Allocation over the prior month were 10%, then the portion of the Selected Portfolio to allocate to the Invested Allocation would be determined by dividing 5% by 10%, which would result in a 50% allocation to the Invested Allocation within the Selected Portfolio. The remaining 50% would be allocated to the Cash Allocation. If, on the other hand, the annualized volatility of the Invested Allocation over the prior month were 5% or less, then the Selected Portfolio would allocate 100% of its exposure to the Invested Allocation and there would be no Cash Allocation.

Whereas the allocation in Stage 1 is based on what the volatility of the current Equity Allocation would have been over the preceding six months, the allocation in Stage 2 is based on the volatility of the actual Invested Allocation on each Index Business Day over the preceding month. The volatility of the actual Invested Allocation over the preceding month may differ from what the volatility of the current Invested Allocation would have been over the same time period, which may reduce the effectiveness of the Index’s volatility targeting feature.

Any change in the Rates Signal and/or the volatility of the current Equity Allocation from one Index Business Day to the next will result in a change in the composition of, and/or allocations within, the Invested Allocation at the end of the next Index Business Day after the Index Business Day on which the change occurs. Any change in the calculated allocation between the Invested Allocation and the Cash Allocation will be given effect at the close of the Index Business Day on which the change in calculation occurs.

No interest or other return will accrue on the portion of the Selected Portfolio that is allocated to the Cash Allocation. As a result, any allocation to the Cash Allocation will dampen Index returns. In general, the Cash Allocation is likely to be greatest at a time when the one-month volatility of the equity sector ETFs making up the actual Equity Allocation over the preceding month has increased significantly from the six-month volatility of the current Equity Allocation.

It is important to note that the Index relies on historical observations of volatility in an attempt to maintain its target volatility of 5%. As future volatility differs from this historical observed volatility, the actual level of volatility experienced by the Index may significantly exceed its target volatility, and the Index level may decline significantly as a result.

Excess Return Deduction

As described above, the performance of each U.S. Treasury note futures index is expected to generally reflect changes in the value of the underlying U.S. Treasury notes, as reduced by an implicit financing cost. In addition, for purposes of the Index, the performance of each equity sector ETF will be calculated on a daily basis after deducting a rate equal to the federal funds effective rate from its actual total return performance (giving effect to the hypothetical reinvestment of any dividends paid on the equity sector ETF). We refer to this deduction, together with the implicit financing cost in the performance of each U.S. Treasury note futures index, as the “excess return deduction”. The excess return deduction will cause the performance of each U.S. Treasury note futures index to be significantly less than the performance of the underlying U.S. Treasury notes, and will cause the performance of each equity sector ETF, as measured for purposes of the Index, to be significantly less than its actual performance. The excess return deduction means that the Selected Portfolio will not have positive returns unless the relevant U.S. Treasury notes and/or equity sector ETFs appreciate sufficiently to offset the excess return deduction. Because of the excess return deduction, the Selected Portfolio (and, in turn, the Index) may have negative returns even if the relevant U.S. Treasury notes and/or equity sector ETFs appreciate.

The federal funds effective rate on each Index Business Day will be the rate published on Bloomberg page “FEDL01<Index>” (or any successor or substitute page) on the immediately preceding Index Business Day (or, if not published on such day, as published on the first preceding Index Business Day). The federal funds effective rate is the weighted average across all transactions of the interest rate at which depository institutions (such as banks and credit unions) lend reserve balances to each other overnight on an uncollateralized basis.

If market interest rates, including the federal funds effective rate, rise for any reason, the negative impact of the excess return deduction will increase, and the performance of the Selected Portfolio (and, in turn, the Index) will be adversely affected.

The excess return deduction will place a drag on the performance of the Index, offsetting any appreciation of the U.S. Treasury notes underlying the applicable U.S. Treasury note futures index and the equity sector ETFs that make up the Equity Allocation, exacerbating any depreciation and causing the value of the Selected Portfolio to decline steadily if the value of those U.S. Treasury notes and/or equity sector ETFs remains relatively constant.

Index Fee

An index fee is deducted in the calculation of the Index at a rate of 0.75% per annum.

Index Level Calculation

The level of the Index (the “Index Level”) is calculated by the Index Calculation Agent on each Index Business Day, subject to the occurrence of a Disrupted Day as described under “—Adjustments, Disruption and Cancellation” below. The Index Level is published on Bloomberg page “CIISRAD5<Index>,” generally on the following Index Business Day. The Index Level as of any Index Business Day is the closing level of the Index for that Index Business Day. The Index launched on February 20, 2019 and was set to a starting Index Level of 100 on the “Index Start Date” of January 2, 2003.

The Index Level is calculated on each Index Business Day based on (i) the closing price of each applicable equity sector ETF as published on the Bloomberg page “[Ticker] UP Equity” (or any successor or substitute page), where “[Ticker]” refers to the ticker symbol of the applicable equity sector ETF and (ii) the official closing level of the applicable U.S. Treasury note futures index, as published by Citigroup Global Markets Limited (in its capacity as Index Administrator of the U.S. Treasury note futures indices).

“Index Business Day” means each day (1) on which commercial banks and foreign exchange markets are scheduled to be open for general business (including dealings in foreign exchange and foreign exchange currency deposits) in New York City and (2) which is also a Scheduled Trading Day for each of the Constituents.

A “Scheduled Trading Day” means (i) with respect to any equity sector ETF, any day on which the relevant Exchange and each relevant Related Exchange are scheduled to be open for trading for their respective regular trading sessions or (ii) with respect to any U.S. Treasury note futures index, any day on which Citigroup Global Markets Limited (or an agent appointed by Citigroup Global Markets Limited) is scheduled to publish the level of the relevant U.S. Treasury note futures index.

“Constituent” means an equity sector ETF or a U.S. Treasury note futures index that is eligible to be included in the Selected Portfolio.

Adjustments, Disruption and Cancellation

Adjustment Events

If an Adjustment Event occurs in respect of a Constituent (the “Affected Constituent”), then:

(a)	the Index Calculation Agent may suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day on which such Adjustment Event does not occur or continue to occur; and/or

(b)	the Index Calculation Agent may replace the Affected Constituent with a replacement constituent which has substantially similar characteristics to the Affected Constituent, having regard to the manner in which the Affected Constituent is used in the calculation of the Index, in which case the Index Calculation Agent will:

(1)	determine the effective date of such replacement; and

(2)	make such adjustment(s) to the Index Rules as it determines appropriate to account for the effect on the Index of such replacement; and/or

(c)	the Index Administrator may discontinue and cancel the Index.

Definition of Adjustment Event and Related Definitions

An “Adjustment Event” is, in the case of an equity sector ETF, each of the following:

(1)	an Adviser Resignation Event;

(2)	a Delisting;

(3)	a Fund Insolvency;

(4)	a Fund Insolvency Event;

(5)	a Fund Modification;

(6)	a Merger Event;

(7)	a Regulatory Action;

(8)	a Reporting Disruption;

(9)	a Strategy Breach; or

(10)	a Tender Offer;

and, in the case of a U.S. Treasury note futures index, each of the following:

(1)	a Constituent Index Cancellation; or

(2)	a Constituent Index Modification.

An “Adviser Resignation Event” means, in respect of an equity sector ETF:

(1)	the resignation, termination or replacement of the Fund Adviser; or

(2)	the resignation, termination or replacement of the Fund Administrator, the management company, the custodian (if any) or the depositary (if any).

A “Fund Adviser” means, in respect of an equity sector ETF, any person appointed in the role of discretionary investment manager or non-discretionary investment adviser (including a non-discretionary investment adviser to a discretionary investment manager or to another non-discretionary investment adviser) for such equity sector ETF.

A “Fund Administrator” means, in respect of an equity sector ETF, the fund administrator, manager, trustee or similar person with the primary administrative responsibility for such equity sector ETF.

A “Delisting” means that any relevant Exchange announces that, pursuant to its rules, the relevant equity sector ETF ceases (or will cease) to be listed, traded or publicly quoted on such Exchange for any reason (other than a Merger Event or a Tender Offer) and is not (or will not be) immediately re-listed, re-traded or re-quoted on either: (1) an exchange or quotation system located in either (a) the same country as such Exchange; or (b) if such Exchange is located within the European Union, any member state of the European Union; or (2) another exchange or quotation system (that is acceptable to the Index Calculation Agent) located in another country (that is acceptable to the Index Calculation Agent); or (3) if such Exchange is located in the United States, any of the New York Stock Exchange, the American Stock Exchange, or the NASDAQ National Market System (or their respective successors).

An “Exchange” means, in respect of the relevant equity sector ETF, the primary exchange, trading system or quotation system (“Trading Venue”) in respect such relevant equity sector ETF, or any successor to such Trading Venue, or any substitute Trading Venue to which trading in such equity sector ETF has temporarily relocated, provided that, in the determination of the Index Calculation Agent, there is comparable liquidity in such relevant equity sector ETF on such temporary substitute Trading Venue as on the original Trading Venue.

“Merger Event” means any of the following:

(1)	reclassification or change of the shares of the relevant equity sector ETF which results in a transfer of or an irrevocable commitment to transfer all the shares of the relevant equity sector ETF outstanding to another entity or person; or

(2)	consolidation, amalgamation, merger or binding share exchange of the relevant equity sector ETF with or into another entity (other than a consolidation, amalgamation, merger or binding share exchange in which it is the continuing entity and which does not result in a reclassification of all the shares of the relevant equity sector ETF outstanding); or

(3)	takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain 100 percent of the shares of the relevant equity sector ETF outstanding, which results in a transfer of or an irrevocable commitment to transfer all of the shares of such equity sector ETF (other than those owned or controlled by such entity or person); or

(4)	consolidation, amalgamation, merger or binding share exchange of the relevant equity sector ETF or its subsidiaries with or into another entity in which such equity sector ETF is the continuing entity, and which does not result in the reclassification or change of all of the shares of the relevant equity sector ETF outstanding, but results in the shares of the relevant equity sector ETF outstanding (other than those owned or controlled by such other entity) immediately prior to such event collectively representing less than 50 percent of the shares of the relevant equity sector ETF outstanding immediately following such event.

“Tender Offer” means a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person which results in such entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, greater than 10 percent and less than 100 percent of the voting shares outstanding of the relevant equity sector ETF, as assessed with reference to the filings made with governmental or self-regulatory agencies or such other reasonably relevant information.

“Fund Insolvency” means, in respect of any relevant equity sector ETF, an Insolvency.

“Insolvency” means, in respect of any relevant equity sector ETF, that by reason of the voluntary or involuntary liquidation, bankruptcy, insolvency, dissolution or winding up of (or any analogous proceeding) affecting such equity sector ETF (1) all the shares of such equity sector ETF are required to be transferred to an Insolvency Officer or (2) holders of the shares of such equity sector ETF become legally prohibited from transferring or redeeming such securities.

“Insolvency Officer” means an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official.

“Fund Insolvency Event” means, in respect of any relevant equity sector ETF, an Insolvency Event in respect of such equity sector ETF, the Fund Administrator of such equity sector ETF and any Fund Service Provider of such equity sector ETF.

“Insolvency Event” means, in respect of any relevant entity:

(1)	such entity is dissolved or has a resolution passed for its dissolution, winding-up or official liquidation (other than pursuant to a consolidation, amalgamation or merger); or

(2)	such entity makes a general assignment or arrangement with or for the benefit of its creditors; or

(3)	such entity either (a) institutes, or has instituted against it by a Competent Official, a proceeding seeking an Insolvency Judgment, or a petition is presented for its winding-up or liquidation by it or by such Competent Official; or (b) has instituted against it a proceeding seeking an Insolvency Judgment, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person not described in (a) above and either (i) results in an Insolvency Judgment or the entry of an order for relief or the making of an order for its winding-up or liquidation; or (ii) is not dismissed, discharged, stayed or restrained, in each case within 15 days of the institution or presentation thereof; or

(4)	such entity seeks or becomes subject to the appointment of an Insolvency Officer of all or substantially all of its assets; or

(5)	such entity has a secured party take possession of all or substantially all of its assets (and such secured party maintains possession for not less than 15 days thereafter); or

(6)	such entity has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets (and such process is not dismissed, discharged, stayed or restrained within 15 days thereafter); or

(7)	the holders of shares of such entity become legally prohibited from transferring such securities; or

(8)	such entity causes or is subject to any event which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events described in (1) to (7) above.

“Competent Official” means, in respect of an entity, a regulator, supervisor or other similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or in the jurisdiction of its head office or home office.

“Insolvency Judgment” means any judgment of insolvency or bankruptcy or any other relief under Insolvency Law.

“Insolvency Law” means any bankruptcy law, insolvency law or other similar law affecting creditors’ rights.

“Fund Service Provider” means, in respect of any relevant equity sector ETF, any person who is appointed to provide services, directly or indirectly, for such equity sector ETF, including any administrator, custodian, depositary, domiciliary agent, Fund Administrator, Fund Adviser, management company, operator, prime broker, registrar, transfer agent and trustee.

“Fund Modification” means, in respect of any relevant equity sector ETF, any change or modification of the Fund Documents of the related equity sector ETF which could reasonably be expected to affect the value of such equity sector ETF or the rights and remedies of holders of such equity sector ETF from those prevailing on the Index Start Date.

“Fund Documents” means, in respect of any relevant equity sector ETF, the constitutive and governing documents, subscription agreements, other agreements and offering documents however described of such equity sector ETF (including any prospectus and any offering memorandum), specifying the terms and conditions relating to such equity sector ETF.

“Regulatory Action” means, in respect of any relevant equity sector ETF, (1) the cancellation, suspension or revocation of the registration or approval of such equity sector ETF by any relevant governmental, legal or regulatory authority; (2) any change in the accounting, legal, regulatory or tax treatments of such equity sector ETF or its Fund Adviser that is reasonably likely to have an adverse impact on the value of such equity sector ETF or on any investor therein; or (3) equity sector ETF or any of its Fund Administrator or Fund Adviser becoming subject to any investigation, proceeding or litigation by any relevant governmental, legal or regulatory authority involving the alleged violation of applicable law for activities relating to or resulting from the operation of such equity sector ETF, Fund Administrator or Fund Adviser.

“Reporting Disruption” means, in respect of any relevant equity sector ETF, (1) the occurrence of any event affecting such equity sector ETF which would make it impossible or impracticable for the Index Calculation Agent to determine the value of such equity sector ETF for the foreseeable future; (2) any failure of such equity sector ETF to deliver, or cause to be delivered, (a) information that such equity sector ETF has agreed to deliver or cause to be delivered; or (b) information that has been previously delivered in accordance with the normal practice of such equity sector ETF or its authorized representative, which enable such equity sector ETF’s compliance with any investment guideline, asset allocation methodology or other similar policy to be monitored.

“Strategy Breach” means, in respect of any relevant equity sector ETF, any breach or violation of any strategy or investment guideline stated in the Fund Documents of such equity sector ETF which could reasonably be expected to affect the value of such equity sector ETF or the rights and remedies of holders of such equity sector ETF from those prevailing on the Index Start Date.

“Constituent Index Cancellation” means, in respect of any relevant U.S. Treasury note futures index, that Citigroup Global Markets Limited permanently cancels such index.

“Constituent Index Modification” means, in respect of any relevant U.S. Treasury note futures index, that Citigroup Global Markets Limited announces that it will make a material change in the formula for or method of calculating such U.S. Treasury note futures index or in any other way materially modifies such U.S. Treasury note futures index (other than a modification prescribed in that formula or method to maintain such U.S. Treasury note futures index in the event of routine events).

Postponement of Rebalancing

If any Index Business Day is not a Scheduled Trading Day for any Constituent, then any change in the composition of, and allocations within, the Invested Allocation (such change, a “rebalancing”) otherwise scheduled to take place on that Index Business Day will instead take place on the first succeeding Index Business Day that is a Scheduled Trading Day for all Constituents. If any Index Business Day is a Disrupted Day for any Constituent, any rebalancing scheduled to occur on such Index Business Day will take place (i) for any Constituent for which such Index Business Day is not a Disrupted Day, on such Index Business Day and (ii) for any Constituent for which such Index Business Day is a Disrupted Day, on the earlier of (a) the first succeeding Index Business Day that is both a Scheduled Trading Day for such Constituent and not a Disrupted Day for such Constituent and (b) the fifth Scheduled Trading Day for such Constituent immediately following such Index Business Day.

In addition, if any Index Business Day is a Disrupted Day for any Constituent, then the Index Calculation Agent may:

(a)	publish its good faith estimate of the Index Level for such Index Business Day (notwithstanding the occurrence of a Disrupted Day), using its good faith estimate of the value of the Constituent(s) affected by the occurrence of a Disrupted Day. Any such estimated value may be subject to correction once the relevant event or circumstances giving rise to such Disrupted Day cease; and/or

(b)	suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day which is not a Disrupted Day for any Constituent.

“Disrupted Day” means (i) in the case of any relevant equity sector ETF, any Scheduled Trading Day on which an Exchange Disruption occurs in respect of such equity sector ETF or (ii) in respect of any relevant U.S. Treasury note futures index, any Scheduled Trading Day on which the level of such U.S. Treasury note futures index is not published by or on behalf of Citigroup Global Markets Limited.

In the case of any relevant equity sector ETF, “Exchange Disruption” means:

(1)	any relevant Exchange or any relevant Related Exchange fails to open for trading during its regular trading session; or

(2)	the occurrence or existence at any time during the one hour period which ends at the relevant Valuation Time of any material suspension of or limitation imposed (by reason of movements in price exceeding permitted limits or otherwise) on the trading on (a) any relevant Exchange or (b) any relevant Related Exchange; or

(3)	the occurrence or existence at any time during the one hour period which ends at the relevant Valuation Time of any other event (other than an event described in (4) or (5) below) which materially disrupts or impairs the ability of market participants in general to effect transactions in or to obtain market values for: (a) (on any relevant Exchange) such equity sector ETF or (b) (on any relevant Related Exchange) any Securities Derivative; or

(4)	the closure on any Exchange Business Day of any relevant Exchange prior to its Scheduled Closing Time, unless such earlier closing time is announced by such Exchange at least one hour prior to the earlier of (a) the actual closing time for the regular trading session on such Exchange on such Exchange Business Day and (b) the deadline for the submission of orders to be entered into such Exchange for execution at the relevant Valuation Time on such Exchange Business Day; or

(5)	the closure on any Exchange Business Day of any relevant Related Exchange prior to its Scheduled Closing Time, unless such earlier closing time is announced by such Related Exchange at least one hour prior to the earlier of (a) the actual closing time for the regular trading session on such Related Exchange on such Exchange Business Day and (b) the deadline for the submission of orders to be entered into such Related Exchange for execution at the relevant Valuation Time on such Exchange Business Day.

“Related Exchange” means, in respect of any relevant equity sector ETF, each Trading Venue in respect of any futures contract or option contract (“Securities Derivatives”) relating to such equity sector ETF, or any successor to such Trading Venue, or any substitute Trading Venue to which trading in the relevant Securities Derivatives has temporarily relocated, provided that, in the determination of the Index Calculation Agent, there is comparable liquidity in the relevant Securities Derivatives on such temporary substitute Trading Venue as on the original Trading Venue.

“Valuation Time” means the Scheduled Closing Time on the relevant Exchange.

“Scheduled Closing Time” means, in respect of a Scheduled Trading Day and an Exchange or Related Exchange (as relevant), the scheduled weekday closing time on such Exchange or Related Exchange (as relevant) on such Scheduled Trading Day, without regard to after-hours trading or any other trading outside the hours of the regular trading session on such Exchange or Related Exchange.

“Exchange Business Day” means any Scheduled Trading Day for any relevant equity sector ETF on which each relevant Exchange and each relevant Related Exchange is open for trading during its respective regular trading session, notwithstanding any such Exchange or any such Related Exchange closing prior to its Scheduled Closing Time.

Successor Constituent Index

If a U.S. Treasury note futures index is (1) not calculated and announced by Citigroup Global Markets Limited but is calculated and announced by a successor sponsor acceptable to the Index Calculation Agent or (2) replaced by a successor index using, in the determination of the Index Calculation Agent, the same or a substantially similar formula for or method of calculation as used in the calculation of such index, then in each case that index will be deemed to be the relevant U.S. Treasury note futures index with effect from the date determined by the Index Calculation Agent, who may (but is not obliged to) make such adjustment(s) to the Index Rules as it determines appropriate to account for such change.

Corrections

If the price or level of any Constituent for any time on any day that is (1) announced by or on behalf of the person or entity responsible for such publication or announcement and (2) used for any calculation or determination in respect of the Index, is subsequently corrected, and the corrected price or level (the “Corrected Level”) is published by or on behalf of such person or entity within the Correction Period in respect of such Constituent, then such Corrected Level shall be deemed to be the price or level for such Constituent for the relevant time on the relevant day. In such event, the Index Calculation Agent may, but will not be obliged to, make appropriate adjustments to the Index Level for such day (using Expert Judgment), and the Index Calculation Agent will exercise such Expert Judgment in a manner that is consistent with the primary objective of the Index.

The “Correction Period” is (i) two Index Business Days in the case of an equity sector ETF and (ii) 30 calendar days in the case of the U.S. Treasury note futures indices.

Ambiguities, errors and omissions

It is possible that ambiguities, errors and omissions may arise in certain circumstances. The Index Administrator will resolve, using Expert Judgement, any such ambiguity, error or omission, and may amend the Index Rules to reflect the resolution of such ambiguity, error or omission.

Cancellation of the Index

The Index Administrator may discontinue and cancel the Index at any time and is under no obligation to continue, or to procure the continuation of, the calculation, publication and dissemination of the Index and the Index Level.

Regulatory Event

Following the occurrence of a Regulatory Event, the Index Calculation Agent will determine whether or not such occurrence has a material effect on the Index.

(1)       If the Index Calculation Agent determines that such occurrence has a material effect on the Index, then the Index Calculation Agent will inform the Index Administrator of such determination and either:

(a) the Index Administrator will follow procedures established by the Index Governance Committee in order to amend the Index Rules; or

(b) the Index Administrator may discontinue and cancel the Index.

(2)       If the Index Calculation Agent determines that such occurrence does not have a material effect on the Index, then with effect from (and including) a date designated by the Index Administrator (in which case the Index Administrator will notify the relevant date to the Index Calculation Agent) or the Index Calculation Agent:

(a) the Constituent affected by such Regulatory Event (the “Removed Constituent”) will be removed from the Index; and

(b) subject to the Index methodology and the Expert Judgment of the Index Calculation Agent, either (i) the weight of the remaining Constituents will be scaled up such that the weight of the Removed Constituent is proportionately redistributed to the remaining Constituents or (ii) the Index Calculation Agent may replace the Removed Constituent with a replacement constituent which has substantially similar characteristics to the Removed Constituent, having regard to the manner in which the Removed Constituent is used in the calculation of the Index, in which case the Index Calculation Agent will determine the effective date of such replacement and make such adjustment(s) to the Index Rules as it determines appropriate to account for the effect on the Index of such replacement.

A “Regulatory Event” means that, owing to any change in applicable law or regulation, the Index Calculation Agent determines that either:

(1)       a hypothetical broker dealer (subject to a regulatory regime comparable to the regime applicable to U.S.-registered broker-dealers) would be either (a) required (or there is a reasonable likelihood that, within the next 30 Index Business Days, it would be required) to unwind positions in, or dispose of, any instrument or security on which the value of a Constituent depends or (b) not permitted (or there is a reasonable likelihood that, within the next 30 Index Business Days, it would not be permitted) to hold, acquire, establish, increase, decrease or dispose of positions in any instrument or security on which the value of a Constituent depends; or

(2)       the Index Administrator or the Index Calculation Agent is not permitted (or there is a reasonable likelihood that, within the next 30 Index Business Days, it will not be permitted) to continue to sponsor, administer, maintain or calculate, as applicable, an index which contains a particular instrument or security on which the value of a Constituent depends.

Expert Judgment

Each of the Index Administrator and the Index Calculation Agent, as relevant, is obligated to exercise any discretion and make any determination in respect of the Index by using a standard of judgement (“Expert Judgment”) consisting of (1) acting in good faith and in a commercially reasonable manner; (2) to the extent practicable, reflecting the commercial objective of the Index and market practice; and (3) to the extent practicable, promoting consistency in the exercise of discretions and the making of determinations in respect of both the Index and other indices in respect of which it acts, as relevant, as index administrator or index calculation agent.

In using Expert Judgment to exercise any discretion or to make any determination, the Index Administrator will be subject to the oversight of the Index Governance Committee, whose role is described below. In using Expert Judgment to exercise any discretion or to make any determination, the Index Calculation Agent will be subject to the oversight of the Index Administrator. The Index Governance Committee will review any such use of Expert Judgment in extraordinary circumstances.

Index Governance

The Index Administrator has ultimate control over the development, the operation and the publication of the Index, including the performance of any calculation, the exercise of any discretion, the making of any determination, and all administrative processes required to perform these functions (together, the “Index Activity”). Notwithstanding that certain parts of the Index Activity may be performed by persons other than the Index Administrator, the Index Administrator has overall responsibility for all parts of the Index Activity.

The Index Administrator maintains oversight over the Index Activity through its Index Governance Committee. The Index Governance Committee fulfils its role of ensuring accountability and providing oversight through (1) reviewing and challenging all parts of the Index Activity, in accordance with its charter and its written policies and procedures; and (2) conducting an annual review of the Index to determine whether it continues to be an accurate and reliable representation of the economic realities of the relevant interest or market.

Information About BSBY and Its Methodology

BSBY aims to measure the average yields at which investors are willing to invest U.S. dollar funds on a senior, unsecured basis in a list of global systemically important banks, and certain other systemically relevant banks, at various tenors. Bloomberg

Index Services Limited (“BISL”) is the administrator of BSBY and has overall responsibility for all aspects of the BSBY determination process, including the development, determination, dissemination, operation and governance of the various BSBY tenors. BISL has published the BSBY methodology, which sets out the rules, criteria and other information applicable to BSBY. Information in the BSBY methodology reflects the policies of, and is subject to change by, BISL. BISL states that it accepts no legal liability to any person for publishing or not continuing to publish for any period of time any BSBY tenor at any particular time. All information in this index supplement regarding BSBY was obtained from publicly available information published by BISL, which we have not independently verified.

BSBY is based on consolidated anonymized transaction-related data and firm executable quotes (meaning ‘click and trade’ quotes on Bloomberg trading solutions up to the offering size provided) of commercial paper (“CP”), certificates of deposit (“CD”) and deposits from Bloomberg electronic trading solutions and the trades of senior unsecured bank corporate bonds as reported in the Financial Industry Regulatory Authority’s (“FINRA”) Trade Reporting and Compliance Engine (“TRACE”), all of which is filtered by a list of eligible banks. In particular, included instruments are those issued by global systemically important banks (G-SIBs) published by the Financial Stability Board plus certain other systemically relevant banks (as determined by BISL) but excluding, in all cases, any state-owned banks. The original volume of all executable quote data (as opposed to transaction data) is scaled by 12.5% (0.125 * the offering size reported) and the resulting volume is capped at $500 million. Because the yields of the different instruments used to calculate BSBY are quoted using different conventions, yields from all different sources must be converted to ACT/360 money market yield for index construction purposes.

BSBY rates are generated through a localized trimmed methodology where BISL’s algorithm seeks to fit a curve locally around each of the published tenors. As a first step, the applicable CP, CD, deposit and corporate bond data are filtered by days-to-maturity (“DTM”) and only contribute to the calculation if their respective maturities fall within a defined date range for each tenor. DTM is calculated as the calendar day difference between the maturity date of the instruments and its settlement date. The table below sets forth the DTM range for each rate and the DTM at which it is evaluated within that range:

BSBY Tenor	Evaluation Point (DTM in calendar days)	DTM Range
		Start	End
Overnight	Next business day	1	5
1-month	30	6	45
3-month	90	46	125
6-month	180	126	240
12-month	365	241	400

The subset of the dataset with DTM between (and including) start range and end range (calendar days) are eligible for a given rate’s calculation. The resulting data set is processed in the following manner: (i) each transaction/quote volume is capped at $500 million, (ii) transactions are aggregated by bank (across instruments types) and a volume contribution percentage is calculated, (iii) a given bank’s contribution is capped at 20% in accordance with BISL’s iterative issuer-capping algorithm, (iv) yields strictly above the 75th volume percentile and below the 25th volume percentile are eliminated and (v) the resulting data points within are then assigned a weight proportional to their adjusted volume in the linear regression used to generate the final rate. Effectively, the calculation rules regress yields on DTM with the adjusted volume as regression weights. BSBY rates along with yields of the input data used in its calculation are rounded to five decimal points (0.00001).

The total volume in each tenor calculation window must meet a minimum threshold before a BSBY rate can be published. The daily volume thresholds are $60 billion for overnight BSBY, $10 billion for one, three- and six-month BSBY, and $9 billion for 12-month BSBY. The default configuration used by BISL in determining BSBY is to use a three-day rolling window of data to meet the applicable volume threshold. In the event that the minimum threshold is not met during this three-day rolling window, the BSBY construction algorithm relies on a fallback process that extends the rolling period for transaction data observation in one-day increments (up to a maximum rolling window of five days) until the volume threshold is achieved. If none of the fallbacks achieves the required volume, the previous U.S. government securities business day’s BSBY rate is carried over.

BSBY is calculated daily and published at 7:00 a.m., Eastern time, on each U.S. government securities business day using the prior U.S. government securities business day’s transaction data (consisting of data from the applicable three-, four- or five-day rolling window as described in the preceding paragraph). BISL publishes such BSBY rates “effective for” or “valid for” the day of publication (i.e., the BSBY rates published effective for a given U.S. government securities business day reflect the prior U.S. government business day’s transaction data). BSBY can be accessed via the Bloomberg Terminal and are posted publicly on a website maintained by BISL (the “BSBY website”). If an error is discovered within four hours of publication (i.e., by noon,

Eastern time), BISL will restate the published BSBY tenor(s) within five hours of publication (i.e., by 1:00 p.m., Eastern time) if the restated BSBY tenor value(s) differ by 3 basis points or more from the original value(s). In addition, BISL conducts a number of quality checks on the input data utilized in BSBY, algorithm checks that seek to ensure the calculated values align with BISL’s calculation rules and post-calculation per tenor validation checks. If, based on these checks, BISL determines that the calculation is not in line with underlying market interests, BISL may decide to carry forward the prior day’s rate for the applicable tenor(s). Announcements with respect to any carry-forwards or restatements will be published on the BSBY website.

Although the process for determining BSBY is designed to be fully automated, reducing the intervention of expert judgment or discretion, BISL nevertheless may use expert judgment or discretion with regards to index restatements or carry-forwards, extraordinary circumstances during a market emergency and/or data interruptions, issues and closures. When expert judgment or discretion is required, BISL undertakes to be consistent in its application, with recourse to written procedures outlined in the BSBY methodology and BISL’s internal procedures manuals.

BISL reviews BSBY (both its rules of construction and data inputs) on a periodic basis, not less frequently than annually, to determine whether such rules of construction and data inputs continue to reasonably measure the intended underlying market interest. More frequent reviews may result from extreme market events and/or material changes to the applicable underlying market interests. Based on such reviews, BISL may make changes to the BSBY methodology. In addition to changes to the BSBY methodology, BISL may from time to time terminate one or more BSBY tenors or BSBY as a whole. Such a termination may result from changes in market structure, a lack of requisite input data, insufficient usage, or for other regulatory or practical concerns. BISL’s process for such terminations is set forth in the BSBY methodology.

BISL began providing BSBY on October 15, 2020. All data prior to October 15, 2020 represent hypothetical, back-tested information that has been retrospectively calculated and is subject to inherent limitations. Such hypothetical, back-tested data are achieved by the retrospective application of a back-tested model itself designed with the benefit of hindsight—that is, with the benefit of being able to evaluate how the BSBY methodology would have caused BSBY to perform had it existed during the hypothetical back-tested period.

License

“Bloomberg” and “Bloomberg Short-Term Bank Yield Index” are service marks of Bloomberg, and have been licensed for use for certain purposes by us (the “Licensee”).

The Deposits are not sponsored, endorsed, sold or promoted by Bloomberg. Bloomberg does not make any representation or warranty, express or implied, to the owners of or counterparties to the Deposits or any member of the public regarding the advisability of investing in financial instruments generally or in the Deposits particularly. The only relationship of Bloomberg to the Licensee is the licensing of certain trademarks, trade names and service marks and of the Bloomberg Short-Term Bank Yield Index, which is determined, composed and calculated by BISL without regard to the Licensee or the notes. Bloomberg has no obligation to take the needs of the Licensee or the holders of the Deposits into consideration in determining, composing or calculating the Bloomberg Short-Term Bank Yield Index. Bloomberg is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Deposits to be issued. Bloomberg will not have any obligation or liability, including, without limitation, to holders of the Deposits, in connection with the administration, marketing or trading of the Deposits.

BLOOMBERG DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG SHORT-TERM BANK YIELD INDEX OR ANY DATA RELATED THERETO AND SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. BLOOMBERG DOES NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, HOLDERS OF THE DEPOSITS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG SHORT-TERM BANK YIELD INDEX OR ANY DATA RELATED THERETO. BLOOMBERG DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG SHORT-TERM BANK YIELD INDEX OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, ITS LICENSORS, AND ITS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, SUPPLIERS, AND VENDORS SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY INJURY OR DAMAGES—WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR OTHERWISE—ARISING IN CONNECTION WITH THE DEPOSITS OR THE BLOOMBERG SHORT-TERM BANK YIELD INDEX OR ANY DATA OR VALUES RELATING THERETO—WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

Hypothetical Back-Tested Index Performance Information

Hypothetical back-tested performance information for the Index may be provided in connection with the offering of any investment linked to the Index. All Index performance information prior to February 20, 2019 is hypothetical and back-tested, as the Index did not exist prior to that date. Hypothetical back-tested Index performance information is subject to significant limitations. The Index Administrator developed the Index Rules with the benefit of hindsight—that is, with the benefit of being able to evaluate how the Index Rules would have caused the Index to perform had it existed during the hypothetical back-tested period. The fact that the Index generally appreciated over the hypothetical back-tested period may not therefore be an accurate or reliable indication of any fundamental aspect of the Index methodology. Furthermore, the hypothetical back-tested performance of the Index might look different if it covered a different historical period. The market conditions that existed during the hypothetical back-tested period may not be representative of market conditions that will exist in the future.

The hypothetical back-tested Index information has been calculated by the Index Administrator. The hypothetical back-tested Index levels have been calculated by the Index Administrator by applying the Index methodology substantially as described above to the actual published closing prices of the equity sector ETFs and published values of 3-month U.S. dollar LIBOR during the back-tested period. The U.S. Treasury note futures indices were first published on April 28, 2017. Accordingly, for purposes of preparing hypothetical back-tested Index information, the Index Administrator used the actual published levels of the U.S. Treasury note futures indices for all periods since April 28, 2017, and hypothetical back-tested levels of the U.S. Treasury note futures indices for all periods prior to that date. The hypothetical back-tested levels of the U.S. Treasury note futures indices have been calculated by Citigroup Global Markets Limited (in its capacity as Index Administrator of the U.S. Treasury note futures indices) by applying the methodology substantially as described under “Description of the U.S. Treasury Note Futures Indices” to the actual published settlement prices of the underlying U.S. Treasury note futures contracts during the back-tested period.

The Index Rules were amended on February 25, 2022 to replace 3-month U.S. dollar LIBOR with 3-month BSBY in calculating the Rates Signal. The hypothetical back-tested performance of the Index was calculated using 3-month U.S. dollar LIBOR in calculating the Rates Signal. Therefore, the hypothetical back-tested performance of the Index may not reflect how the Index would have performed had the Rates Signal been calculated in the manner in which it is currently calculated.

Two of the equity sector ETFs have been affected by significant changes in the way the sectors they track are defined. Hypothetical back-tested performance information for the Index has been calculated based on the actual historical closing prices of all equity sector ETFs. For all periods prior to the changes described below, the closing prices for the two affected equity sector ETFs are likely to have been different than they would have been had these equity sector ETFs tracked their target sectors as currently defined.

•	The Financial Select Sector SPDR® Fund seeks to track the Financials Select Sector Index. On September 16, 2016, in response to changes to the Global Industry Classification Standard (“GICS”) on which the sector allocations of the equity sector ETFs are based, the Financials Select Sector Index was reconstituted by eliminating the stocks of real estate management and development companies and real estate investment trusts (“REITs”) (other than mortgage REITs) (“real estate stocks”). In connection with this change, the Financial Select Sector SPDR® Fund disposed of all of its real estate stocks. As of September 16, 2016, according to information published by the Financial Select Sector SPDR® Fund, those stocks represented approximately 18.8% of its total assets. As a result, the Financial Select Sector SPDR® Fund after this change tracks a sector of the U.S. equity market that is defined in a way that is meaningfully different from the way in which the sector was defined before this change.

•	The Technology Select Sector SPDR® Fund seeks to track the Technology Select Sector Index. On September 28, 2018, in response to changes to the GICS classification system, the Technology Select Sector Index was reconstituted by eliminating stocks falling within a newly created communications services sector. In connection with this change, the Technology Select Sector SPDR® Fund disposed of all of the stocks no longer included in the reconstituted version of the Technology Select Sector Index. According to information published by S&P, the eliminated stocks represented approximately 27% of the value of the Technology Select Sector Index as of July 31, 2018. As a result, the Technology Select Sector SPDR® Fund after this change tracks a sector of the U.S. equity market that is defined in a way that is meaningfully different from the way in which the sector was defined before this change.

As a result of the above, the hypothetical back-tested Index performance information may not reflect how the Index would have performed if the two equity sector ETFs had tracked their target sectors as currently defined.

It is impossible to predict whether the Index will rise or fall. By providing hypothetical back-tested and historical Index performance information in connection with the Notes, we are not representing that the Index is likely to achieve gains or losses similar to those shown. In fact, there are frequently sharp differences between hypothetical performance results and the actual results subsequently achieved by any particular investment. One of the limitations of hypothetical performance information is that it did not involve financial risk and cannot account for all factors that would affect actual performance. The actual future performance of the Index may bear no relation to the hypothetical or historical back-tested performance of the Index.

INFORMATION ABOUT THE EQUITY SECTOR ETFS

The equity sector ETFs that are eligible for inclusion in the Index are exchange-traded funds sponsored by State Street Global Advisors and traded on the NYSE Arca. Each equity sector ETF seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of one of the Select Sector Indices published by S&P Dow Jones Indices (“S&P”). Each Select Sector Index represents one sector within the S&P 500® Index, which is divided into a total of 11 sectors. The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the large capitalization segment of the U.S. equity market.

Each equity sector ETF is a separate series of the Select Sector SPDR Trust (the “Trust”), which is an open-end registered management investment company. Information provided to or filed with the SEC by the Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

We have derived all information regarding the equity sector ETFs from publicly available information and have not independently verified that information.

The table below lists the equity sector ETFs that are eligible for inclusion in the Index and indicates, for each equity sector ETF, its ticker symbol and the Select Sector Index that it seeks to track.

Equity Sector ETF	Ticker	Select Sector Index
Energy Select Sector SPDR® Fund	XLE	Energy Select Sector Index
Financial Select Sector SPDR® Fund	XLF	Financials Select Sector Index
Technology Select Sector SPDR® Fund	XLK	Technology Select Sector Index
Utilities Select Sector SPDR® Fund	XLU	Utilities Select Sector Index
Consumer Staples Select Sector SPDR® Fund	XLP	Consumer Staples Select Sector Index
Health Care Select Sector SPDR® Fund	XLV	Health Care Select Sector Index

Select Sector Indices

Each Select Sector Index represents one sector within the S&P 500® Index. The S&P 500® Index is divided into 11 sectors in accordance with the Global Industry Classification Standard (“GICS”).

The table below indicates, for each Select Sector Index tracked by an equity sector ETF that is eligible for inclusion in the Index, the GICS sector that corresponds to that Select Sector Index. For information about GICS sectors, see “—GICS” below.

Select Sector Index	GICS Sector
Energy Select Sector Index	Energy
Financials Select Sector Index	Financials
Technology Select Sector Index	Information Technology
Utilities Select Sector Index	Utilities
Consumer Staples Select Sector Index	Consumer Staples
Health Care Select Sector Index	Health Care

The Select Sector Indices are calculated, maintained and governed using the same methodology as the S&P 500® Index, subject to a capping methodology. Components are weighted by their float-adjusted market-capitalization, subject to a cap as of each quarterly rebalance. The Select Sector Indices are rebalanced quarterly after the close of business on the third Friday of March, June, September, and December using the following procedures:

1. The rebalancing reference date is the second Friday of March, June, September and December.

2. With prices reflected on the rebalancing reference date, and membership, shares outstanding and investable weight factors as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization, subject to the modifications described below.

3. If any company has a weight greater than 24%, the company’s float-adjusted market capitalization weight is capped at 23%, which allows for a 2% buffer. This buffer is meant to ensure that no company exceeds 25% as of the quarter-end diversification requirement date.

4. All excess weight is proportionally redistributed to all uncapped companies within the relevant Select Sector Index.

5. After this redistribution, if the float-adjusted market capitalization weight of any other company then breaches 23%, the process is repeated iteratively until no company breaches the 23% weight cap.

6. The sum of the companies with weights greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.

7. If the rule in paragraph 6 is breached, all companies are ranked in descending order of their float-adjusted market capitalization weights. The first company that causes the 50% limit to be breached has its weight reduced to 4.5%.

8. This excess weight is proportionally redistributed to all companies with weights below 4.5%. This is repeated iteratively until paragraph 6 is satisfied.

9. Index share amounts are assigned to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices one week prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements

10. If necessary, the reweighting process may take place more than once prior to the close on the last business day of March, June, September or December to ensure the Select Sector Indices conform to all diversification requirements.

If necessary, the reweighting process may take place more than once prior to the close on the last business day of March, June, September or December to ensure the Select Sector Indices conform to all diversification requirements.

When companies represented in the Select Sector Indices are represented by multiple share classes, maximum weight capping is based on company float-adjusted market capitalization, with the weight of multiple-class companies allocated proportionally to each share class based on its float-adjusted market capitalization as of the rebalancing reference date. If no capping is required, both share classes remain in the relevant Select Sector Index at their natural float-adjusted market capitalization.

All information regarding the Select Sector Indices has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P.

GICS

GICS was developed in 1999 by S&P and MSCI as a framework for classifying companies within sectors, industry groups, industries and sub-industries. The “sector” is the highest and most general level of classification within GICS.

GICS classifies a company according to its principal business activity. To make this determination, S&P and MSCI use revenues as the key measure identifying a company’s principal business activity. However, earnings and market perception are also taken into account during the review process.

The following table lists the 11 GICS sectors and the industries that make up each sector.

Sector	Industries
Energy	Energy Equipment & Services Oil, Gas & Consumable Fuels
Financials	Banks Thrifts & Mortgage Finance Diversified Financial Services Consumer Finance Capital Markets Mortgage Real Estate Investment Trusts (REITs) Insurance
Information Technology	IT Services Software Communications Equipment Technology Hardware, Storage & Peripherals

Electronic Equipment, Instruments & Components Semiconductors & Semiconductor Equipment
Utilities	Electric Utilities Gas Utilities Multi-Utilities Water Utilities Independent Power and Renewable Electricity Producers
Consumer Staples	Food & Staples Retailing Beverages Food Products Tobacco Household Products Personal Products
Health Care	Health Care Equipment & Supplies Health Care Providers & Services Health Care Technology Biotechnology Pharmaceuticals Life Sciences Tools & Services
Consumer Discretionary

Auto Components

Automobiles

Household Durables

Leisure Products

Textiles, Apparel & Luxury Goods

Hotels, Restaurants & Leisure

Diversified Consumer Services

Distributors

Internet & Direct Marketing Retail

Multiline Retail

Specialty Retail

Materials	Chemicals Construction Materials Containers & Packaging Metals & Mining Paper & Forest Products
Industrials

Aerospace & Defense

Building Products

Construction & Engineering

Electrical Equipment

Industrial Conglomerates

Machinery

Trading Companies & Distributors

Commercial Services & Supplies

Professional Services

Air Freight & Logistics

Airlines

Marine

Road & Rail

Transportation Infrastructure

Communication Services	Diversified Telecommunication Services Wireless Telecommunication Services Media Entertainment Interactive Media & Services
Real Estate	Equity Real Estate Investment Trusts (REITs) Real Estate Management & Development

Companies’ GICS classifications are reviewed at least annually, and are also under constant surveillance for corporate actions potentially impacting classification. In general, a GICS code changes whenever there is a major corporate action that redefines a company's primary business activity. At a minimum, annual reviews are conducted to ensure that a company has not redefined its primary business activity through a series of smaller events. S&P and MSCI review the GICS structure on an annual basis.

All information regarding the GICS has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P and MSCI.

S&P 500® Index

The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the large capitalization segment of the U.S. equity market. All information regarding the S&P 500® Index has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P.

Composition of the S&P 500® Index

Securities must satisfy the following eligibility factors to be considered for inclusion in the S&P 500® Index. Constituent selection is at the discretion of S&P’s U.S. index committee (for purposes of this section, the “Index Committee”) and is based on the eligibility criteria.

Changes to the S&P 500® Index are made as needed, with no scheduled reconstitution. Rather, changes in response to corporate actions and market developments can be made at any time. Constituent changes are typically announced one to five days before they are scheduled to be implemented.

Additions to the S&P 500® Index are evaluated based on the following eligibility criteria:

•	Domicile. Only common stocks of U.S. companies are eligible. For index purposes, a U.S. company has the following characteristics:

•	the company files 10-K annual reports;

•	the U.S. portion of fixed assets and revenues constitutes a plurality of the total, but need not exceed 50%. When these factors are in conflict, assets determine plurality. Revenue determines plurality when there is incomplete asset information. If this criteria is not met or is ambiguous, S&P may still deem the company to be a U.S. company for index purposes if its primary listing, headquarters and incorporation are all in the United States and/or “a domicile of convenience” (Bermuda, Channel Islands, Gibraltar, islands in the Caribbean, Isle of Man, Luxembourg, Liberia or Panama); and

•	the primary listing is on an eligible U.S. exchange as described below.

In situations where the only factor suggesting that a company is not a U.S. company is its tax registration in a “domicile of convenience” or another location chosen for tax-related reasons, S&P normally determines that the company is still a U.S. company. The final determination of domicile eligibility is made by the Index Committee, which can consider other factors including, but not limited to, operational headquarters location, ownership information, location of officers, directors and employees, investor perception and other factors deemed to be relevant.

•	Exchange Listing. A primary listing on one of the following U.S. exchanges is required: NYSE, NYSE Arca, NYSE American, NASDAQ Global Select Market, NASDAQ Select Market, NASDAQ Capital Market, Bats BZX, Bats BYX, Bats EDGA, Bats EDGX or Investors Exchange (IEX) exchanges. Ineligible exchanges include the OTC Bulletin Board and Pink Sheets.

•	Organizational Structure and Share Type. Eligible organizational structures and share types are corporations (including equity and mortgage REITS) and common stock (i.e., shares). Ineligible organizational structures and share types include business development companies, limited partnerships, master limited partnerships, limited liability companies, closed-end funds, exchange-traded funds, exchange-traded notes, royalty trusts, preferred and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights, American Depositary Receipts and tracking stocks.

As of July 31, 2017, companies with multiple share class structures are not eligible to be added to the S&P 500® Index, but securities already included in the S&P 500® Index have been grandfathered and will remain in the S&P 500® Index.

•	Market Capitalization. The unadjusted company market capitalization should be within a specified range. For the S&P 500® Index, the range is currently $6.1 billion or more, for the S&P MidCap 400® Index, the range is currently $1.6 billion to $6.8 billion and for the S&P SmallCap 600® Index, the range is currently $450 million to $2.1 billion. These ranges are reviewed from time to time to assure consistency with market conditions. For spin-offs, S&P U.S. Index membership eligibility is determined using when-issued prices, if available.

•	Liquidity. Using composite pricing and volume, the ratio of annual dollar value traded (defined as average closing price over the period multiplied by historical volume) to float-adjusted market capitalization should be at least 1.00, and the stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date.

•	Investable Weight Factor. The Investable Weight Factor (“IWF”) for each company represents the portion of the total shares outstanding that are considered part of the public float for purposes of the S&P 500® Index. An IWF of at least 0.50 is required.

•	Financial Viability. The sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles (GAAP) earnings (net income excluding discontinued operations) should be positive as should the most recent quarter. For equity real estate investment trusts (REITs), financial viability is based on GAAP earnings and/or Funds From Operations (FFO), if reported.

•	Treatment of IPOs. Initial public offerings should be traded on an eligible exchange for at least 12 months before being considered for addition to an S&P U.S. Index. Spin-offs or in-specie distributions from existing constituents do not need to be seasoned for 12 months prior to their inclusion in an S&P U.S. index.

•	Sector Balance. The company is evaluated for its contribution to sector balance maintenance, as measured by a comparison of each GICS® sector’s weight in the S&P U.S. Total Market Index, in the relevant market capitalization range. The S&P Total Market Index is a float-adjusted, market-capitalization weighted index designed to track the broad U.S. equity market, including large-, mid-, small- and micro-cap stocks.

Exceptions to the above criteria include:

•	A company not included in the S&P 500® Index, the S&P MidCap 400® Index or the S&P SmallCap 600® Index (each, an “S&P Composite 1500® component index”) that acquires a company included in an S&P Composite 1500® component index, but that does not fully meet the financial viability or IWF criteria, may still be added to an S&P Composite 1500 index at the discretion of the Index Committee if the Committee determines that the addition could minimize turnover and enhance the representativeness of the index as a market benchmark

•	Current constituents of an S&P Composite 1500® component index can be migrated from one S&P Composite 1500® component index to another without meeting the financial viability, public float and/or liquidity eligibility criteria if the Index Committee decides that such a move will enhance the representativeness of the relevant index as a market benchmark.

•	Companies that are spun-off from a S&P Composite 1500® component index do not need to meet the addition criteria above, but they should be considered U.S. domiciled as described above and have a total market capitalization representative of the S&P U.S. Index to which they are being added.

•	S&P consolidates the share count for the Berkshire Hathaway Inc. under the B share class line due to turnover and liquidity concerns.

S&P believes turnover in membership in the S&P 500® Index should be avoided when possible. At times a stock may appear to temporarily violate one or more of the addition criteria. However, the addition criteria are for addition to the S&P 500® Index, not for continued membership. As a result, a constituent of the S&P 500® Index that appears to violate criteria for addition to the S&P 500® Index is not deleted unless ongoing conditions warrant an index change.

Removals from the S&P 500® Index are evaluated based as follows:

•	A company involved in a merger, acquisition or significant restructuring such that it no longer meets the eligibility criteria is deleted from the S&P 500® Index at a time announced by S&P, normally at the close of the last day of trading or expiration of a tender offer. Constituents that are halted from trading may be kept in the index until trading resumes, at the discretion of the Index Committee. If a stock is moved to the pink sheets or the bulletin board, the stock is removed.

•	A company that substantially violates one or more of the eligibility criteria may be deleted at the Index Committee’s discretion.

Any company that is removed from the S&P 500® Index (including discretionary and bankruptcy/exchange delistings) must wait a minimum of one year from its index removal date before being reconsidered as a replacement candidate.

Calculation of the S&P 500® Index

The S&P 500® Index is a float-adjusted market capitalization-weighted index. On any given day, the index value of each S&P U.S. Index is the total float-adjusted market capitalization of that S&P U.S. Index’s constituents divided by its divisor. The float-adjusted market capitalization reflects the price of each stock in the relevant S&P U.S. Index multiplied by the number of shares used in the index value calculation.

Float Adjustment. Float adjustment means that the number of shares outstanding is reduced to exclude closely held shares from the calculation of the index value because such shares are not available to investors. The goal of float adjustment is to distinguish between strategic (control) shareholders, whose holdings depend on concerns such as maintaining control rather than the economic fortunes of the company, and those holders whose investments depend on the stock’s price and their evaluation of a company’s future prospects. Generally, these “control holders” include officers and directors, private equity, venture capital & special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, employee stock ownership plans, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock or government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. Shares that are not considered outstanding are also not included in the available float. These generally include treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights.

For each component, S&P calculates an (“IWF”), which represents the portion of the total shares outstanding that are considered part of the public float for purposes of the relevant S&P U.S. Index.

Divisor. Continuity in index values of each S&P 500® Index is maintained by adjusting its divisor for all changes in its constituents’ share capital after its base date. This includes additions and deletions to the relevant S&P U.S. Index, rights issues, share buybacks and issuances and non-zero price spin-offs. The value of each S&P U.S. Index’s divisor over time is, in effect, a chronological summary of all changes affecting the base capital of that S&P U.S. Index. The divisor of each S&P U.S. Index is adjusted such that the index value of that S&P U.S. Index at an instant just prior to a change in base capital equals the index value of that S&P U.S. Index at an instant immediately following that change.

Maintenance of the S&P 500® Index

Changes in response to corporate actions and market developments can be made at any time. Constituent changes are typically announced one to five days before they are scheduled to be implemented.

Share Updates. All mergers and acquisitions (“M&A”) driven changes to the S&P 500® Index are implemented with one to five business days’ notice on a best efforts basis. Any share issuance for the acquirer is implemented to coincide with the drop event for the target. An M&A driven share/IWF change does not need to meet any minimum threshold requirement for implementation. This helps minimize turnover in indices. Any merger related IWF change that results in an IWF of 0.96 or greater is rounded up to 1.00 at the next annual IWF review. At S&P’s discretion, de minimis merger and acquisition share changes are accumulated and implemented with the quarterly share rebalancing. All other changes of less than 5% are accumulated and made quarterly on the third Friday of March, June, September and December.

5% Rule. Confirmed share changes that are at least 5% of the total shares outstanding are implemented weekly. Total shares outstanding and not float-adjusted shares are used to determine whether the share change meets this 5% threshold. The 5% rule applies to share changes only. IWF changes are only considered if a share change meets the 5% threshold.

Changes to an index constituent’s total shares outstanding of at least 5% are applied weekly and are announced after the market close on Fridays for implementation after the close of trading the following Friday (i.e., one week later). Examples of such changes include public offerings (also known as secondary offerings or follow-on offerings), tender offers, Dutch auctions, exchange offers, bought deal equity offerings, prospectus offerings, company stock repurchases, private placements, redemptions, exercise of options, warrants, conversion of derivative securities, at-the-market stock offerings, and acquisitions of private companies or non-index companies that do not trade on a major exchange. If an exchange holiday/closure falls on a Friday, the weekly share change announcement will be made the day before the exchange holiday/closure, and the implementation date will remain after the close of trading the following Friday (i.e., one week later).

If a 5% or more share change causes a company’s IWF to change by five percentage points or more (for example from 0.80 to 0.85), the IWF is updated at the same time as the share change. IWF changes resulting from partial tender offers are considered on a case by case basis.

Notwithstanding the foregoing, share or IWF changes of 5% or more due to public offerings (also known as placements or secondary offerings) are made effective at the open of the next day under certain conditions. Secondary offerings by selling shareholders are recognized the next day if certain conditions are met, or weekly via an IWF change if the secondary offering is at least 5% of total shares outstanding.

Share/IWF Freezes. A share/IWF freeze period is implemented during each quarterly rebalancing. The freeze period begins after the market close on the Tuesday preceding the second Friday of each rebalancing month (i.e., March, June, September, and December) and ends after the market close on the third Friday of a rebalancing month. Pro-forma files are normally released after the market close on the second Friday, one week prior to the rebalancing effective date. In September, preliminary share and float data are released on the first Friday of the month, but the share freeze period for September will follow the same schedule as the other three quarterly share freeze periods. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 13, the share/IWF freeze period will begin after the close of trading on Tuesday, March 10 and will end after the close of trading the following Friday, March 20 (i.e., the third Friday of the rebalancing month).

During the share/IWF freeze period, shares and IWFs are not changed except for certain corporate action events (such as merger activity, stock splits, rights offerings). Share/IWF changes for index constituents resulting from secondary public offerings that would otherwise be eligible for next day implementation are instead collected during the freeze period and added to the weekly share change announcement on the third Friday of the rebalancing month for implementation the following Friday night. There is no weekly share change announcement on the second Friday of a rebalancing month.

Corporate Actions. Corporate actions (such as stock splits, stock dividends, non-zero price spin-offs and rights offerings) are applied after the close of trading on the day prior to the ex-date.

Other Adjustments. In cases where there is no achievable market price for a stock being deleted, it can be removed at a zero or minimal price at the Index Committee’s discretion.

The table below summarizes the types of index maintenance adjustments and indicates whether or not a divisor adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment
Company added/deleted	Net change in market value determines divisor adjustment.	Yes
Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back – share counts revised to reflect change.	Yes
Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No
Spin-off	The spin-off is added to the relevant S&P U.S. Index on the ex-date at a price of zero.	No
Change in IWF	Increasing (decreasing) the IWF increases (decreases) the total market value of the relevant S&P U.S. Index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes
Special dividend	When a company pays a special dividend, the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes
Rights offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market capitalization measured as the shares issued multiplied by the price paid.	Yes

Stock splits and stock dividends do not affect the divisor, because following a split or dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the market value of the relevant component. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Governance of the S&P 500® Index

The S&P 500® Index is maintained by the Index Committee. All Index Committee members are full-time professional members of S&P’s staff. The Index Committee meets monthly. At each meeting, the Index Committee reviews pending corporate actions that may affect index constituents, statistics comparing the composition of the S&P 500® Index to the market, companies that are being considered as candidates for addition to the S&P 500® Index, and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

The Index Committee reserves the right to make exceptions when applying the methodology if the need arises. In any scenario where the treatment differs from the general rules stated in this document or supplemental documents, clients will receive sufficient notice, whenever possible.

In addition to its daily governance of the S&P 500® Index and maintenance of index methodologies, at least once within any 12-month period, the Index Committee reviews this methodology to ensure the S&P 500® Index continue to achieve the stated objectives, and that the data and methodology remain effective. In certain instances, S&P may publish a consultation inviting comments from external parties.

The Index Committee may change the date of a given rebalancing for reasons including market holidays occurring on or around the scheduled rebalancing date.

DESCRIPTION OF THE U.S. TREASURY NOTE FUTURES INDICES

Overview

Citigroup Global Markets Limited is the index administrator and calculation agent of the two U.S. Treasury note futures indices that are eligible to be included in the Index:

•	the Citi Interest Rate 2Y U.S. Treasury Futures Market Tracker Index (the “2Y U.S. Treasury note futures index”); and

•	the Citi Interest Rate 10Y U.S. Treasury Futures Market Tracker Index (the “10Y U.S. Treasury note futures index”).

Each U.S. Treasury note futures index tracks the performance of a hypothetical investment, rolled quarterly, in a near-maturity U.S. Treasury note futures contract. A U.S. Treasury note futures contract is a contract for the purchase of U.S. Treasury notes with maturities falling within a specified range on a fixed date in the future. The table below lists, for each U.S. Treasury note futures index, the futures contract tracked by that index and the U.S. Treasury notes that are eligible to be delivered upon settlement of that futures contract.

U.S. Treasury Note Futures Index	Underlying Futures Contract	Underlying U.S. Treasury Notes
2Y U.S. Treasury note futures index	2-Year T-Note Future traded on the Chicago Board of Trade (“CBOT”)	U.S. Treasury notes with a remaining term to maturity of between 1.75 and 2 years
10Y U.S. Treasury note futures index	10-Year T-Note Future traded on the CBOT	U.S. Treasury notes with a remaining term to maturity of between 6.5 and 10 years

The futures contracts underlying the U.S. Treasury note futures indices have expiration dates in March, June, September, and December of each year. Each U.S. Treasury note futures index tracks the nearest-maturity futures contract specified in the table above, and then, as the expiration date of that futures contract approaches, will “roll” out of the expiring contract and into the futures contract with the next succeeding expiration date. By continually rolling out of an expiring contract and into another futures contract with a later expiration date, each U.S. Treasury note futures index maintains continuous exposure to a U.S. treasury note futures contract.

The value of a U.S. Treasury note futures contract will fluctuate with changes in the market value of its underlying U.S. Treasury notes. In general, the value of a U.S. Treasury note will fall as market interest rates rise, and rise as market interest rates fall. However, the value of a U.S. Treasury note futures contract will also fluctuate based on factors that are unique to a futures contract, such as supply and demand in the futures market, the time remaining to the maturity of the futures contract and market interest rates over the term of the contract. As discussed in more detail under “—Futures Contracts Generally” below, these factors are likely to cause a position in a U.S. Treasury note futures contract to reflect an implicit financing cost, which will lower the return on the futures contract as compared to a direct investment in the underlying U.S. Treasury notes. Accordingly, we expect the performance of each U.S. Treasury note futures index to generally reflect changes in the value of its underlying U.S. Treasury notes, as reduced by an implicit financing cost. We expect the implicit financing cost to rise if market interest rates rise.

Each U.S. Treasury note futures index tracks a hypothetical investment in its underlying futures contract. There is no actual futures contract to which any investor is entitled or in which any investor has any ownership or other interest. Each U.S. Treasury note futures index is merely a mathematical calculation that is performed by reference to a hypothetical position in its underlying futures contract.

The specific rules governing the calculation of the U.S. Treasury note futures indices are attached as Annex B to this Index Supplement. This description of the U.S. Treasury note futures indices is only a summary of those rules. You should understand that this summary does not describe the mathematical terms used in calculating the U.S. Treasury note futures indices, and as a result is more general than the precise mathematical formulations used to calculate the U.S. Treasury note futures indices. The U.S. Treasury note futures indices will be governed by and calculated in accordance with the mathematical and other terms set forth in Annex B to this Index Supplement, and not this summary. If this description of the U.S. Treasury note futures indices conflicts with the rules described in Annex B, the rules described in Annex B control.

The 2Y U.S. Treasury note futures index is reported by Bloomberg under the ticker symbol “CIIRBF2U.” The 10Y U.S. Treasury note futures index is reported by Bloomberg under the ticker symbol “CIIRBF1U”.

The U.S. Treasury note futures indices launched on April 28, 2017 and, therefore, have a limited performance history.

Futures Contracts Generally

A futures contract is an agreement to buy or sell an underlying asset on a future expiration date at a price that is agreed upon today. If the underlying asset is worth more on the expiration date than the price specified in the futures contract, then the purchaser of that contract will achieve a gain on that contract, and if it is worth less, the purchaser will incur a loss.

For example, suppose that a futures contract entered into in January calls for the purchaser to buy the underlying asset in March at a price of $1,000. If the underlying asset is worth $1,200 in March, then upon settlement of the futures contract in March the purchaser will buy for $1,000 an underlying asset worth $1,200, achieving a $200 gain. Conversely, if the underlying asset is worth $800 in March, then upon settlement of the futures contract in March the purchaser will buy for $1,000 an underlying asset worth only $800, incurring a $200 loss.

The gain or loss to the purchaser of this futures contract is different from the gain or loss that could have been achieved by the direct purchase of the underlying asset in January and the sale of that underlying asset in March. This is because a futures contract is a “leveraged” way to invest in the underlying asset. In other words, purchasing a futures contract is similar to borrowing money to buy the underlying asset, in that (i) it enables an investor to gain exposure to the underlying asset without having to pay the full cost of it up front and (ii) it entails a financing cost.

This financing cost is implicit in the difference between the spot price of the underlying asset and the futures price. A “futures price” is the price at which market participants may agree today to buy or sell the underlying asset in the future, and the “spot price” is the current price of the underlying asset for immediate delivery. The futures price is determined by market supply and demand and is independent of the spot price, but it is nevertheless generally expected that the futures price will be related to the spot price in a way that reflects a financing cost (because if it did not do so there would be an opportunity for traders to make sure profits, known as “arbitrage”). For example, if January’s futures price is $1,000, January’s spot price may be $975. If the underlying asset is worth $1,200 in March, the gain on the futures contract would be $200 ($1,200 minus $1,000), while the gain on a direct investment made at the January spot price would have been $225 ($1,200 minus $975). The lower return on the futures contract as compared to the direct investment reflects this implicit financing cost. Because of this financing cost, it is possible for a purchaser to incur a loss on a futures contract even if the spot price of the underlying asset increases over the term of the futures contract. The amount of this financing cost is expected to increase as general market interest rates increase.

Futures contracts are standardized instruments that are traded on an exchange. On each trading day, the exchange determines a settlement price (which may also be referred to as a closing price) for that futures contract based on the futures prices at which market participants entered into that futures contract on that day. Open positions in futures contracts are “marked to market” and margin is required to be posted on each trading day. This means that, on each trading day, the current settlement price for a futures contract is compared to the futures price at which the purchaser entered into that futures contract. If the current settlement price has decreased from the initial futures price, then the purchaser will be required to deposit the decrease in value of that futures contract into an account. Conversely, if the current settlement price has increased, the purchaser will receive that cash value in its account. Accordingly, gains or losses on a futures contract are effectively realized on a daily basis up until the point when the position in that futures contract is closed out.

Because futures contracts have expiration dates, one futures contract must be rolled into another if there is a desire to maintain a continuous position in futures contracts on (rather than take delivery of) a particular underlying asset. This is typically achieved by closing out the position in the existing futures contract as its expiration date approaches and simultaneously entering into a new futures contract (at a new futures price based on the futures price then prevailing) with a later expiration date.

The performance of each U.S. Treasury note futures index is intended to reflect the daily gains or losses that would be realized on a hypothetical position, rolled quarterly, in its underlying futures contract. As described above, those gains or losses will correspond to daily fluctuations in the settlement price of the underlying futures contract.

Rolling the U.S. Treasury Note Futures Indices

Each U.S. Treasury note futures index aims to reflect the performance of a hypothetical rolling long position (i.e., a hypothetical position that has been bought) in a succession of futures contracts. Each U.S. Treasury note futures index includes provisions for the replacement of the then-current futures contract underlying that index as that contract approaches expiration (also referred to as “rolling”). This replacement occurs over a 3-day rolling period every quarter.

We refer to the futures contract to which each U.S. Treasury note futures index is exposed as an “Eligible Futures Contract” for that index. The Eligible Futures Contract for the 2Y U.S. Treasury note futures index is a 2-Year T-Note Future traded on the CBOT, and the Eligible Futures Contract for the 10Y U.S. Treasury note futures index is a 10-Year T-Note Future traded on the CBOT. Periodically, over a period of 3 Constituent Index Business Days (the “Roll Period”), each U.S. Treasury note futures index rolls its hypothetical position out of the Eligible Futures Contract to which it is exposed immediately prior to such Roll Period (the “Current Contract”) and into a new Eligible Futures Contract (the “Next Contract”).

A “Constituent Index Business Day” is, with respect to each U.S. Treasury note futures index, each day which is a Scheduled Trading Day for the Exchange.

A “Scheduled Trading Day” means any day on which the Exchange is scheduled to be open for its regular trading session with respect to the relevant Eligible Futures Contracts (including any “partial trading day” however described as so designated from time to time by the Exchange).

“Exchange” means the CBOT.

Roll Periods occur at intervals of approximately three calendar months. Each Roll Period starts on the 4th Constituent Index Business Day immediately preceding the First Notice Day for the Current Contract and consists of 3 consecutive Constituent Index Business Days (each, a “Roll Day”), subject to adjustment for disruptions as described below. Over the course of each Roll Period, the hypothetical exposure of the applicable U.S. Treasury note futures index to the Current Contract decreases by the same proportion each day, and its hypothetical exposure to the Next Contract increases by the same proportion each day.

The “First Notice Day” is, in respect of the relevant Eligible Futures Contract, the first day on which the seller of such Eligible Futures Contract is entitled to serve a notice specifying the particular government bonds that such seller intends to deliver as part of the settlement process of such Eligible Futures Contract, under the terms of such Eligible Futures Contract and in accordance with the rules of the Exchange.

In respect of each Roll Period, the Next Contract is the Eligible Futures Contract the expiration month of which is the first to occur immediately following the expiration month of the Current Contract in respect of such Roll Period.

Calculation of the Level of the U.S. Treasury Note Futures Indices

The official closing level of each U.S. Treasury note futures index is calculated on each Constituent Index Business Day based on the settlement price of the underlying Eligible Futures Contract (or during a Roll Period, the underlying Eligible Futures Contracts) on that Constituent Index Business Day, determined by reference to Bloomberg page “TU”, in the case of the 2Y U.S. Treasury note futures index, or “TY”, in the case of the 10Y U.S. Treasury note futures index (or, in each case, any successor or substitute page). The change in the closing level of each U.S. Treasury note futures index from one Constituent Index Business Day to the next will correspond to the percentage change in the settlement price of the underlying Eligible Futures Contract(s) over that same period.

Subject to the occurrence or existence of a Disrupted Day, the official closing level of each U.S. Treasury note futures index will be calculated as of 11:00 p.m. London time on each Constituent Index Business Day. The official closing level will be published on Bloomberg, under the ticker indicated above, generally on the following Constituent Index Business Day.

Adjustment Events

If an Adjustment Event occurs with respect to any Eligible Futures Contract for a U.S. Treasury note futures index (the “Affected Contract”), then:

1.	the calculation agent of the affected U.S. Treasury note futures index may suspend the calculation, publication and dissemination of such index and its level until the first succeeding Constituent Index Business Day on which such Adjustment Event does not occur or continue to occur; and/or

2.	the calculation agent of the affected U.S. Treasury note futures index may replace the Affected Contract with a replacement contract which has substantially similar characteristics to the Affected Contract, having regard to the manner in which the Affected Contract is used in the calculation of such index, in which case the calculation agent will:

a.	determine the effective date of such replacement; and

b.	make such adjustment(s) to the index rules as it determines appropriate to account for the effect on such index; and/or

3.	Citigroup Global Markets Limited may discontinue and cancel such index.

An “Adjustment Event” with respect to any Eligible Futures Contract is each of the following:

1.	Eligible Futures Contracts Cancellation; and

2.	Eligible Futures Contracts Modification.

An “Eligible Futures Contracts Cancellation” shall mean, with respect to any relevant Eligible Futures Contract, trading in such Eligible Futures Contract is permanently discontinued on the Exchange.

An “Eligible Futures Contracts Modification” shall mean, with respect to any relevant Eligible Futures Contract, the Exchange makes a material change to either:

1.	the content, composition or constitution of such Eligible Futures Contract; or

2.	the formula for and method of calculating the Settlement Price of such Eligible Futures Contract.

Cancellation of any U.S. Treasury Note Futures Index

Citigroup Global Markets Limited may discontinue and cancel any U.S. Treasury note futures index at any time and is under no obligation to continue, or to procure the continuation of, the calculation, publication, and dissemination of either U.S. Treasury note futures index or its level.

Disrupted Days

If any Constituent Index Business Day (other than a Roll Day) is a Disrupted Day for any relevant Eligible Futures Contract, then the calculation, publication and dissemination of the applicable index will be suspended until the first succeeding Constituent Index Business Day which is not a Disrupted Day for any relevant Eligible Futures Contract for that index.

If a scheduled Roll Day is a Disrupted Day for any relevant Eligible Futures Contract, then the calculation, publication and dissemination of the applicable index and its level will be suspended, and the Roll Day will be postponed, until the first succeeding Constituent Index Business Day which is not a Disrupted Day for any relevant Eligible Futures Contract.

A “Disrupted Day” means any Scheduled Trading Day on which an Exchange Disruption occurs or is continuing with respect to the relevant Eligible Futures Contract.

An “Exchange Disruption” means, with respect to any relevant Eligible Futures Contract:

1.	the Exchange fails to open for trading during its regular trading session; or

2.	the occurrence or existence at any time during the one hour period which ends at the end of the Scheduled Closing Time of any suspension or limitation imposed (for any reason, including movements in price exceeding permitted limits) on the trading of such Eligible Futures Contract on the Exchange; or

3.	the occurrence or existence at any time during the one hour period which ends at the end of the Scheduled Closing Time of any other event (other than an event described below in sub-paragraph (4)) which disrupts or impairs the ability of market participants in general on the Exchange to effect transactions in or obtain market values for such Eligible Futures Contract; or

4.	the closure on any Scheduled Trading Day of the Exchange prior to the relevant Scheduled Closing Time at least one hour prior to the earlier of the actual closing for the regular trading session of the relevant Reference Exchange on such day and the deadline for the submission of orders to be entered into the Exchange system for execution at the relevant Scheduled Closing Time on such day; or

5.	the Settlement Price of such Eligible Futures Contract has increased or decreased by an amount equal to the maximum permitted price change for the previous day’s Settlement Price; or

6.	the Settlement Price of such Eligible Futures Contract is not published or otherwise made available by or on behalf of the Exchange.

“Scheduled Closing Time” means, with respect to any Scheduled Trading Day for the Exchange, the scheduled weekday closing time with respect to the relevant Eligible Futures Contract on the Exchange on such Scheduled Trading Day, without regard to after-hours trading or other trading outside the hours of the regular trading session on the Exchange.

“Settlement Price” means, with respect to the relevant Eligible Futures Contract, the daily settlement price or the final settlement price (as the case may be, and however described by the Exchange) of such Eligible Futures Contract, as published or otherwise made available by the Exchange.

If a Roll Day is postponed to a day after the Last Trading Day of an Eligible Futures Contract (whether or not such Last Trading Day is itself postponed by the Exchange), then the calculation agent of the applicable U.S. Treasury note futures index may publish its good faith estimate of the level of such U.S. Treasury note futures index, using its good faith estimate of the value of such Eligible Futures Contract affected by the occurrence of a Disrupted Day. Any such estimated value may be subject to correction once the relevant event or circumstances giving rise to such Disrupted Day cease. The “Last Trading Day” of an Eligible Futures Contract of a particular maturity is the day on which trading in the Eligible Futures Contract is scheduled to end on the Exchange.

Corrections

If the price of any Eligible Futures Contract for any time on any day, that is (1) announced by or on behalf of the person or entity responsible for such publication or announcement and (2) used for any calculation or determination in respect of a U.S. Treasury note futures index, is subsequently corrected, and the corrected price (the “Corrected Price”) is published by or on behalf of such person or entity within 2 Constituent Index Business Days, then such Corrected Price shall be deemed to be the price for such Eligible Futures Contract for the relevant time on the relevant day. The calculation agent for the applicable U.S. Treasury note futures index may, but will not be obliged to, make appropriate adjustments to the level of the applicable index for such day.

Regulatory Events

“Regulatory Event” shall mean that, owing to any applicable law or regulation or policy, the calculation agent for the U.S. Treasury note futures indices determines that either:

1.	A hypothetical broker-dealer would be either (a) required (or there is a reasonable likelihood that, within the next 30 Constituent Index Business Days, it would be required) to unwind positions in, or dispose of, any instrument or security on which the value of any Eligible Futures Contract depends or (b) not permitted (or there is a reasonable likelihood that, within the next 30 Constituent Index Business Days, it would be permitted) to hold, acquire, establish, increase, decrease or dispose of positions in any instrument or security on which the value of any Eligible Futures Contract depends;

2.	Citigroup Global Markets Limited is not permitted (or there is a reasonable likelihood that, within the next 30 Constituent Index Business Days, it will not be permitted) to continue to sponsor, administer, maintain or calculate (as applicable) an index which contains a particular instrument or security on which the value of any Eligible Futures Contract depends.

Following the occurrence of a Regulatory Event, the calculation agent of the U.S. Treasury note futures indices will determine whether or not such occurrence has a material effect on such indices.

1.	If the calculation agent determines that such occurrence has a material effect on such indices, then the calculation agent will inform Citigroup Global Markets Limited of such determination and either:

a.	Citigroup Global Markets Limited will follow established procedures to amend such indices; or

b.	Citigroup Global Markets Limited may discontinue and cancel such indices.

2.	If Citigroup Global Markets Limited determines that such occurrence does not have a material effect on such indices, then with effect from (and including) a date designated by Citigroup Global Markets Limited or the calculation agent:

a.	The Eligible Futures Contract affected by such Regulatory Event will be removed from the applicable index (the “Removed Contract”); and

b.	the calculation agent will replace the Removed Contract with a replacement contract which has substantially similar characteristics to the Removed Contract, having regard to the manner in which the Removed Contract is used in the calculation of the applicable index, in which case the calculation agent will:

i.	determine the effective date of such replacement; and

ii.	make such adjustment(s) to the applicable index rules as it determines appropriate to account for the effect on such index of such replacement.

Ambiguities, Errors and Omissions

It is possible that ambiguities, errors and omissions may arise in certain circumstances. Citigroup Global Markets Limited will resolve, using Expert Judgment, any such ambiguity, error or omission, and may amend the rules of the U.S. Treasury note futures indices to reflect the resolution of such ambiguity, error or omission.

Expert Judgment

Each of Citigroup Global Markets Limited and the calculation agent for the U.S. Treasury note futures indices, as relevant, will exercise any discretion and make any determination in respect of the indices by using a standard of judgement (“Expert Judgment”) which will consist of (1) acting in good faith and in a commercially reasonable manner; (2) to the extent practicable, reflecting the commercial objective of the indices and market practice; and (3) to the extent practicable, promoting consistency in the exercise of discretions and the making of determinations in respect of the U.S. Treasury note futures indices and other indices in respect of which it acts, as relevant, as index administrator or index calculation agent.

In using Expert Judgment to exercise any discretion or to make any determination, Citigroup Global Markets Limited will be subject to the oversight of the Index Governance Committee. In using Expert Judgment to exercise any discretion or to make any determination, the calculation agent for the U.S. Treasury note futures indices will be subject to the oversight of Citigroup Global Markets Limited. The Index Governance Committee will review any such use of Expert Judgment in extraordinary circumstances.

Index Governance

Citigroup Global Markets Limited has ultimate control over the development, the operation and the publication of the U.S. Treasury note futures indices, including the performance of any calculation, the exercise of any discretion, the making of any determination, and all administrative processes required to perform these functions (together, the “Index Activity”). Notwithstanding that certain parts of the Index Activity may be performed by persons other than Citigroup Global Markets Limited, Citigroup Global Markets Limited has overall responsibility for all parts of the Index Activity.

Citigroup Global Markets Limited maintains oversight over the Index Activity through its Index Governance Committee. The Index Governance Committee fulfils its role of ensuring accountability and providing oversight through (1) reviewing and challenging all parts of the Index Activity, in accordance with its charter and its written policies and procedures and (2) conducting an annual review of each U.S. Treasury note futures index to determine whether it continues to be an accurate and reliable representation of the economic realities of the relevant interest or market.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the Notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the Notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the Notes and related lending transactions, provided that neither the issuer of the Notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the Notes.

Accordingly, the Notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption or there is some other basis on which the purchase and holding of the Notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the Notes or any interest therein will be deemed to have represented by its purchase or holding of the Notes that (a) it is not a Plan and its purchase and holding of the Notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the Notes shall be required to represent (and deemed to have represented by its purchase of the Notes) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the Notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The Notes are contractual financial instruments. The financial exposure provided by the Notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Notes. The Notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Notes.

Each purchaser and holder of the Notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any Notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Notes if the account, plan or annuity is for the benefit of an employee of CGMI or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of Notes by the account, plan or annuity.

UNITED STATES FEDERAL TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the notes. It applies to you only if you purchase a note for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the notes is sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and hold it as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Purchasers of notes at another time or price should consult their tax advisers regarding the U.S. federal tax consequences to them of the ownership and disposition of the notes. This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the notes;

•	a person holding a note as part of a “straddle” or conversion transaction or one who enters into a “constructive sale” with respect to a note;

•	a person subject to special tax accounting rules under Section 451(b) of the Code;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the notes or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the notes to you.

We will not attempt to ascertain whether any ETF to which the notes relate should be treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code or a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If any ETF were so treated, certain adverse U.S. federal income tax consequences might apply to you in the case of a USRPHC if you are a Non-U.S. Holder (as defined below), and in the case of a PFIC if you are a U.S. Holder, upon a sale, exchange or other disposition of the notes. If a U.S. Holder owns or is deemed to own an equity interest in a PFIC for any taxable year, the U.S. Holder would generally be required to file Internal Revenue Service (“IRS”) Form 8621 with its annual U.S. federal income tax return for that year, subject to certain exceptions. Failure to timely file the form may extend the time for tax assessment by the IRS. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the ETF and consult your tax adviser regarding the possible consequences to you if any ETF is or becomes a USRPHC or PFIC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this index supplement, changes to any of which subsequent to the date of this index supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws or the potential application of the Medicare contribution tax or the alternative minimum tax. You should consult your tax adviser about the application of the U.S. federal income and estate tax laws (including the possibility of alternative treatments of the notes) to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

This discussion may be supplemented, modified or superseded by disclosure regarding U.S. federal tax consequences set out in an applicable pricing supplement, which you should read before making a decision to invest in the relevant notes.

Tax Treatment of the Notes

Unless otherwise indicated in the applicable pricing supplement, we intend to treat the notes as debt instruments for U.S. federal income tax purposes, and the discussion herein is based on this treatment. With respect to notes with a term of longer than one year (calculated as described below), the applicable pricing supplement will specify whether we intend to treat such notes as “variable rate debt instruments” or as “contingent payment debt instruments,” each as discussed below.

The discussion below is subject to, and should be read in conjunction with, the discussion below under “Possible Taxable Event.”

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Short-Term Notes

The following discussion applies only to notes with a term of one year or less, from but excluding the issue date to and including the last possible date that the notes could be outstanding pursuant to their terms (“short-term notes”). Generally, a short-term note is treated as issued at a discount equal to the sum of all payments required on the note minus its issue price.

If you are a cash-method U.S. Holder, you generally will not be required to recognize income with respect to a short-term note prior to maturity, other than with respect to the receipt of interest payments, if any, or pursuant to a sale or other taxable disposition of the note. If you are an accrual-method U.S. Holder (or a cash-method U.S. Holder who elects to accrue income on the note currently), you will be subject to rules that generally require accrual of discount on short-term notes on a straight-line basis, unless you elect a constant-yield method of accrual based on daily compounding. In the case of short-term notes that provide for one or more contingent payments, it is not clear whether or how any accrual should be determined prior to the time at which the related payment is calculated. You should consult your tax adviser regarding the amount and timing of any accruals on such notes.

Upon a taxable disposition (including a sale, exchange, early redemption, or retirement) of a short-term note, you will generally recognize gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and your tax basis in the note. Your tax basis in the note should equal the amount you paid to acquire the note increased, if you accrue income on the notes currently, by any previously accrued but unpaid discount. The amount of any resulting loss generally will be treated as a short-term capital loss, the deductibility of which is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.” The excess of the amount received at maturity over your tax basis in the note generally should be treated as ordinary income. If you sell a short-term note providing for a contingent payment at maturity prior to the time the contingent payment has been fixed, it is not clear whether any gain you recognize should be treated as ordinary income, short-term capital gain, or a combination of ordinary income and short-term capital gain. You should consult your tax adviser regarding the treatment of a taxable disposition of short-term notes providing for contingent payments.

If you are a cash-method U.S. Holder, unless you make the election to accrue income currently on a short-term note, you will generally be required to defer deductions for interest paid on indebtedness incurred to purchase or carry the note in an amount not exceeding the accrued discount that you have not included in income. As discussed above, in the case of a short-term note providing for a contingent payment, it is unclear whether or how accrual of discount should be determined prior to the time at which the related payment is calculated. If you make the election to accrue income currently, that election will apply to all short-term debt instruments acquired by you on or after the first day of the first taxable year to which that election applies. You should consult your tax adviser regarding these rules.

Notes Treated as Variable Rate Debt Instruments

The following discussion applies only to notes treated as variable rate debt instruments for U.S. federal income tax purposes (“VRDIs”) and that provide for stated interest at a single variable rate. The treatment of other VRDIs will be addressed in the applicable pricing supplement.

Interest on a VRDI. Stated interest on a VRDI will be treated as “qualified stated interest” (“QSI”) and will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes. If the stated principal amount of a VRDI exceeds its issue price by at least a specified de minimis amount, this excess will be treated as “original issue discount” (“OID”) that you must include in income as it accrues, in accordance with a constant-yield method based on compounding of interest before the receipt of cash payments attributable to this income. The constant-yield accrual of OID on a VRDI is determined by substituting a fixed rate that reflects the yield that is reasonably expected for the VRDI for each scheduled payment of the variable rate.

Sale or Other Taxable Disposition of a VRDI. Upon the sale or other taxable disposition of a VRDI, you generally will recognize capital gain or loss equal to the difference between the amount realized (other than amounts attributable to accrued QSI, which will be treated as described above) and your tax basis in the VRDI. Your tax basis in a VRDI will equal the amount you paid to purchase the VRDI, increased by the amounts of OID (if any) you previously included in income with respect to the VRDI and reduced by any payments other than QSI you received. Such gain or loss generally will be long-term capital gain or loss if you held the VRDI for more than one year at the time of disposition. The deductibility of capital losses is subject to limitations.

Notes Treated as Contingent Payment Debt Instruments

The following discussion applies only to notes treated as contingent payment debt instruments for U.S. federal income tax purposes (“CPDIs”).

Interest Accruals on the CPDIs. We are required to determine a “comparable yield” for each issuance of CPDIs. The “comparable yield” is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the CPDIs, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the CPDIs. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the CPDIs representing a payment or a series of payments the amount and timing of which would produce a yield to maturity on the CPDIs equal to the comparable yield.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amounts that we will pay on the CPDIs.

For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of the CPDIs, unless you timely disclose and justify the use of other estimates to the IRS. Regardless of your method of accounting for U.S. federal income tax purposes, you will be required to accrue, as interest income, OID on the CPDIs at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected payments on the CPDIs during the year (as described below).

You will be required for U.S. federal income tax purposes to accrue an amount of OID, for each accrual period prior to and including the maturity (or earlier sale or other taxable disposition) of a CPDI, that equals the product of (i) the “adjusted issue price” of the CPDI (as defined below) as of the beginning of the accrual period, (ii) the comparable yield of the CPDI, adjusted for the length of the accrual period and (iii) the number of days during the accrual period that you held the CPDI divided by the number of days in the accrual period. The adjusted issue price of a CPDI is its issue price increased by any interest income you have previously accrued (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously made on the CPDI (without regard to actual amounts paid).

Adjustments to Interest Accruals on the CPDIs. In addition to interest accrued based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any net positive adjustment (i.e., the excess of actual payments over projected payments) in respect of a CPDI for a taxable year. A net negative adjustment (i.e., the excess of projected payments over actual payments) in respect of a CPDI for a taxable year:

•	will first reduce the amount of interest in respect of the CPDI that you would otherwise be required to include in income in the taxable year; and

•	to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the CPDI exceeds the total amount of the net negative adjustments treated as ordinary loss on the CPDI in prior taxable years.

A net negative adjustment is not treated as a miscellaneous itemized deduction (for which deductions would be unavailable or, beginning in 2026, available only to a limited extent). Any net negative adjustment in excess of the amounts described above may be carried forward to offset future interest income in respect of the CPDI or to reduce the amount realized on a sale or other taxable disposition of the CPDI.

Sale or Other Taxable Disposition of the CPDIs. Upon a sale or other taxable disposition of a CPDI, you generally will recognize taxable income or loss equal to the difference between the amount received and your tax basis in the CPDI. Your tax basis in the CPDI will equal your purchase price for the CPDI, increased by any interest income you have previously accrued (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously made on the CPDI (without regard to actual amounts paid). At maturity, you will be treated as receiving the projected amount for that date (reduced by any carryforward of a net negative adjustment), and any difference between the amount actually received and that projected amount will be treated as a positive or negative adjustment governed by the rules described above. You generally must treat any income realized on the sale or other taxable disposition of a CPDI as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss, the deductibility of which is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.” You should consult your tax adviser regarding this reporting obligation.

 Special Rules for Contingent Payments that Fix Early. Special rules may apply if all the remaining payments on a CPDI become fixed substantially contemporaneously. For this purpose, payments will be treated as fixed if the remaining contingencies with respect to them are remote or incidental. Under these rules, you would be required to account for the difference between the originally projected payments and the fixed payments in a reasonable manner over the period to which the difference relates. In addition, you would be required to make adjustments to, among other things, your accrual periods and your tax basis in the CPDI. The character of any gain or loss on a sale or other taxable disposition of your CPDI also might be affected. If one or more (but not all) contingent payments on a CPDI became fixed more than six months prior to the relevant payment dates, you would be required to account for the difference between the originally projected payments and the fixed payments on a present value basis. You should consult your tax adviser regarding the application of these rules.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign trust or estate.

You are not a Non-U.S. Holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition, or (ii) a former citizen or resident of the United States and certain conditions apply. If you are or may become such a person during the period in which you hold a note, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the notes.

Subject to the possible application of Section 897 of the Code (see “— FIRPTA” below) and the discussions below regarding “— Dividend Equivalents Under Section 871(m) of the Code” and “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of payments on or amounts you receive on a sale or other taxable disposition of a note, provided that (i) income in respect of the notes is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide an appropriate IRS Form W-8 to the applicable withholding agent certifying under penalties of perjury that you are not a United States person. We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

If you are engaged in a U.S. trade or business, and if income (including gain) from the notes is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if you were a U.S. Holder, subject to the provisions of an applicable income tax treaty. If you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax. You would be required to provide an IRS Form W-8ECI to the applicable withholding agent to establish an exemption from withholding for amounts, otherwise subject to withholding, paid on a note.

Dividend Equivalents Under Section 871(m) of the Code

Section 871(m) of the Code and the Treasury regulations thereunder (“Section 871(m)”) impose a 30% (or lower treaty rate) withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“Underlying Securities”), as defined under the applicable Treasury regulations, or indices that include Underlying Securities. Section 871(m) generally applies to “specified equity-linked instruments” (“Specified ELIs”), which are financial instruments that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations and discussed further below. Section 871(m) provides certain exceptions to this withholding regime, in particular for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (“Qualified Indices”) as well as securities that track such indices (“Qualified Index Securities”).

Although the Section 871(m) regime became effective in 2017, the applicable Treasury regulations, as modified by an IRS notice, phase in the application of Section 871(m) as follows:

•	For financial instruments issued prior to 2025, Section 871(m) will generally apply only to financial instruments that have a “delta” of one.

•	For financial instruments issued in 2025 and thereafter, Section 871(m) will apply if either (i) the “delta” of the relevant financial instrument is at least 0.80, if it is a “simple” contract, or (ii) the financial instrument meets a “substantial equivalence” test, if it is a “complex” contract.

“Delta” is generally defined as the ratio of the change in the fair market value of a financial instrument to a small change in the fair market value of the number of shares of the Underlying Security. The “substantial equivalence” test measures whether a complex contract tracks its “initial hedge” (shares of the Underlying Security that would fully hedge the contract) more closely than would a “benchmark” simple contract with a delta of 0.80.

The calculations are generally made at the “calculation date,” which is the earlier of (i) the time of pricing of the note, i.e., when all material terms have been agreed on, and (ii) the issuance of the note. However, if the time of pricing is more than 14 calendar days before the issuance of the note, the calculation date is the date of the issuance of the note. In those circumstances, information regarding our final determinations for purposes of Section 871(m) may be available only after the time of pricing of the note. As a result, you should acquire such a note only if you are willing to accept the risk that the note is treated as a Specified ELI subject to withholding under Section 871(m).

If the terms of a note are subject to a “significant modification” (for example, upon an event discussed below under “Possible Taxable Event”), the note generally will be treated as reissued for this purpose at the time of the significant modification, in which case the note could become a Specified ELI at that time.

If a note is a Specified ELI, withholding in respect of dividend equivalents will, depending on the applicable withholding agent’s circumstances, generally be required either (i) on the underlying dividend payment date or (ii) when cash payments are made on the note or upon the date of maturity, lapse or other disposition of the note by you, or possibly upon certain other events. Depending on the circumstances, the applicable withholding agent may withhold the required amounts from coupons or other payments on the note, from proceeds of the retirement or other disposition of the note, or from your other cash or property held by the withholding agent.

The dividend equivalent amount will include the amount of any actual or, under certain circumstances, estimated dividend. If the dividend equivalent amount is based on the actual dividend, it will be equal to the product of: (i) in the case of a “simple” contract, the per-share dividend amount, the number of shares of an Underlying Security and the delta; or (ii) in the case of a “complex” contract, the per-share dividend amount and the initial hedge. The dividend equivalent amount for Specified ELIs issued prior to 2025 that have a “delta” of one will be calculated in the same manner as (i) above, using a “delta” of one. The per-share dividend amount will be the actual dividend (including any special dividends) paid with respect to a share of the Underlying Security. If the dividend equivalent amount is based on an estimated dividend, the pricing supplement will generally state the estimated amounts.

Depending on the terms of a note and whether or not it is issued prior to 2025, the pricing supplement may contain additional information relevant to Section 871(m), such as whether the note references a Qualified Index or Qualified Index Security; whether it is a “simple” contract; the “delta” and the number of shares multiplied by delta (for a simple contract); and whether the “substantial equivalence test” is met and the initial hedge (for a complex contract).

Our determination is binding on Non-U.S. Holders and withholding agents, but it is not binding on the IRS. The Section 871(m) regulations require complex calculations to be made with respect to notes linked to U.S. equities and their application to a specific issue of notes may be uncertain. Accordingly, even if we determine that certain notes are not Specified ELIs, the IRS could challenge our determination and assert that withholding is required in respect of those notes.

Moreover, your consequences under Section 871(m) may depend on your particular circumstances. For example, if you enter into other transactions relating to an Underlying Security, you could be subject to withholding tax or income tax liability under Section 871(m) even if the notes are not Specified ELIs subject to Section 871(m) as a general matter. Non-U.S. Holders should consult their tax advisers regarding the application of Section 871(m) in their particular circumstances.

Prospective purchasers of notes that are Specified ELIs should consult their tax advisers regarding whether they are eligible for a refund of any part of the withholding tax discussed above on the basis of an applicable U.S. income tax treaty, as well as the process for obtaining such a refund (which will generally require the filing of a U.S. federal income tax return). In some circumstances, including when we or another intermediary performs the withholding required under Section 871(m), it may not be possible for you to obtain the documentation necessary to support a refund claim under an applicable treaty.

We will not be required to pay any additional amounts in respect of amounts withheld under Section 871(m).

FIRPTA

Section 897 of the Code, commonly referred to as “FIRPTA,” applies to certain interests in entities that beneficially own significant amounts of United States real property interests (each, a “USRPI”). As discussed above, we will not attempt to ascertain whether any ETF should be treated as a USRPHC for purposes of Section 897 of the Code (including a non-corporate entity treated for relevant purposes of Section 897 of the Code as a USRPHC). If a relevant issuer were so treated, it is possible that, subject to the exceptions discussed in the following paragraph, a note could be treated as a USRPI, in which case any gain from the disposition of the note would generally be subject to U.S. federal income tax and would be required to be reported by the Non-U.S. Holder on a U.S. federal income tax return, generally in the same manner as if the Non-U.S. Holder were a U.S. Holder, and would in certain cases be subject to withholding in the amount of 15% of the gross proceeds of such disposition.

An exception to the FIRPTA rules applies in respect of interests in entities that have a regularly traded class of interests outstanding. Under this exception, a note that is not “regularly traded” on an established securities market generally should not be subject to the FIRPTA rules unless its fair market value upon acquisition exceeds 5% of the relevant issuer's regularly traded class of interests as specified in the applicable Treasury regulations. In the case of notes that are regularly traded, a holding of 5% or less of the outstanding notes of that class or series generally should not be subject to the FIRPTA rules. Certain attribution and aggregation rules apply, and prospective purchasers are urged to consult their tax advisers regarding whether their ownership interest in the notes will be subject to an exemption from the FIRPTA rules in light of their circumstances, including any other interest they might have in a relevant issuer.

U.S. Federal Estate Tax

If you are an individual Non-U.S. Holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should be aware that a note that is treated as debt for U.S. federal estate tax purposes generally will not be treated as U.S.-situs property subject to U.S. federal estate tax if payments on the note, if received by the decedent at the time of death, would not have been subject to U.S. federal withholding or income tax because of the exemption from withholding of “portfolio interest.” If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the notes.

Possible Taxable Event

A change in the methodology by which the Index is calculated, a change in the components of the Index, the designation of a Successor Index, an assumption of the notes (as discussed in the paragraph below) or other similar circumstances resulting in a material change to an underlying or to the method by which amounts payable are determined on the notes could result in a “significant modification” of the affected notes.

As provided in the accompanying prospectus under “Description of Debt Securities — Citigroup Guarantees,” our obligations under the notes may be assumed by Citigroup Inc. We intend that Citigroup Inc. will assume the notes pursuant to this provision only in circumstances in which we expect to treat such an assumption as not giving rise to a “significant modification” of the notes and have been advised by our counsel that such treatment is reasonable under the circumstances and the law in effect at the time of such assumption. However, in light of the lack of clear authority regarding the treatment of such an assumption, there may be uncertainty regarding the correctness of this treatment. As a result, it is possible that the IRS may treat an assumption of the notes as a significant modification.

A significant modification of the notes would generally result in the notes being treated as terminated and reissued for U.S. federal income tax purposes. In that event, you might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the notes, and your holding period for your notes could be affected. Moreover, depending on the facts at the time of the significant modification, the reissued notes could be characterized for U.S. federal income tax purposes in a manner different from their original treatment, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the notes after the significant modification if you are a U.S. Holder, and potentially adverse withholding consequences if you are a Non-U.S. Holder.

You should consult your tax adviser regarding the consequences of a significant modification of the notes. Except where stated otherwise, the discussion herein assumes that there has not been a significant modification of the notes.

Reportable Transactions

A taxpayer that participates in a "reportable transaction" is subject to information reporting requirements under Section 6011 of the Code. "Reportable transactions" include, among other things, "loss transactions" that result in a taxpayer's claiming certain losses in excess of specified amounts and certain transactions identified by the IRS. Holders should consult their tax advisers regarding these rules.

Information Reporting and Backup Withholding

Payments on the notes, as well as the proceeds of a sale, exchange or other disposition (including retirement) of the notes, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a Non-U.S. Holder that provides the applicable withholding agent with the appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to payments of U.S.-source “fixed or determinable annual or periodical” (FDAP) income, which includes, among other things, interest and certain dividend equivalents (as defined above) under Section 871(m). While existing Treasury regulations would also require withholding on payments of gross proceeds from the disposition (including upon retirement) of financial instruments that provide for U.S.-source interest or certain dividend equivalents, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has stated that taxpayers may rely on these proposed regulations pending their finalization. If you are a Non-U.S. Holder, or a U.S. Holder holding notes through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the notes, including the availability of certain refunds or credits.

WE WILL NOT BE REQUIRED TO PAY ANY ADDITIONAL AMOUNTS WITH RESPECT TO U.S. FEDERAL WITHHOLDING TAXES.

© 2023 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

ANNEX A

INDEX RULES

Citi Radar Excess Return Indices
Index Conditions
Citi Investment Strategies
23 February 2022 (replacing the editions dated 9 May 2019 and 25 August 2020)

Part A:	Introduction

This document constitutes the “Index Conditions” in respect of the following indices (each, an “Index”).

	Name of Index	Short Name	Index Ticker

(1)	Citi Radar 5 Excess Return Index	Radar 5	CIISRAD5
(2)	Citi Radar 7 Excess Return Index	Radar 7	CIISRAD7

Each Index is referred to in these Index Conditions by its short name (as specified above under the heading “Short Name”).

For the avoidance of doubt, references in these Index Conditions to “the Index” or “an Index” shall be references to each of the Indices.

These Index Conditions are made available by Citigroup Global Markets Limited in its capacity as the Index Administrator.

Full information in respect of any Index Linked Product is only available on the basis of a combination of these Index Conditions and the confirmation, prospectus or offering document (however described) in respect of such Index Linked Product. Particular attention is drawn to the important risk factors and disclaimers contained in these Index Conditions, and investors should be aware of the consequences set out in such confirmation, prospectus or offering document of such Index Linked Product of any discontinuation of the Index.

No use of the Index or these Index Conditions is permitted unless such use is authorised, whether: (1) through buying, or otherwise entering into, an Index Linked Product from or with the Index Administrator or the Index Calculation Agent or one of their respective Affiliates; or (2) under the terms of a written licence granted by the Index Administrator.

These Index Conditions may be amended from time to time in the circumstances described in Part L (Miscellaneous). Copies of these Index Conditions are available from the Index Administrator.

These Index Conditions comprise the following Parts.

Part A	Introduction

Part B	Key information

Part C	Overview of the Index

Part D	Calculation of the Index Level

Part E	Data

Part F	Valuation of Constituents

Part G	Adjustment of dates

Part H	Adjustments, disruption and cancellation

Part I	Provisions relating to Constituents

Part J	Definitions

Part K	Risk factors

Part L	Miscellaneous

Part B:	Key information

Index:	Each Index specified in Part A (Introduction).

Summary of strategy:

Each Index is a dynamically rebalanced, volatility-targeted index which provides exposure to the performance of a Core Index. The Core Index represents at any time notional weighted long (or zero) positions in one of two groups of the Constituents of the Index:

(a)   a group of exchange-traded funds (each, an “NR ETF”) (XLU UP Equity, XLP UP Equity, and XLV UP Equity) and a Citi proprietary index (CIIRBF1U Index) (together, the “NR Group”) or

(b)   a group of exchange-traded funds (each, an “R ETF”) (XLE UP Equity, XLF UP Equity, and XLK UP Equity) and a Citi proprietary index (CIIRBF2U Index) (together, the “R Group”),

depending on the daily observation of the output of an algorithmic indicator or “signal”, as described below.

Each of the Constituents is further described in Part E (Data) below.

Signal

The signal is calculated by observing the relative change of the 3M Libor Rate over a number of observations.

On any Index Business Day, the output of the signal determines which one of two possible market regimes (each, a “Market Regime”) is applicable, broadly as follows:

(a)   “Market Regime 1”, which indicates that “rates have been rising”; and

(b)   “Market Regime 2”, which indicates that “rates have not been rising”.

Weights and rebalancing

The Constituents of the Index are weighted according to the applicable Market Regime, as follows:

(a)   if Market Regime 1 applies: the Index is one-third exposed to each of the R ETFs, and 100% exposed to CIIRBF2U Index; and

(b)   if Market Regime 2 applies: the Index is one-third exposed to each of the NR ETFs, and 100% exposed to CIIRBF1U Index.

A rebalancing of the Index is triggered whenever the output of the signal determines a change in Market Regime, and, on such rebalancing, the Percentage Weight of each of the Constituents is reset to its pre-determined Weight corresponding to the Market Regime prevailing at that time, as described above.

Volatility targeting

The Index features a volatility-targeting mechanism the aim of which is to seek to maintain the annualized volatility of the returns of the Index as close as practicable to the Volatility Target of 5 per cent. per annum for the Radar 5, and of 7 per cent. per annum for the Radar 7. The mechanism involves the recalculation as, at each Index Business Day, of a level of Exposure of the Index Level (specifically, the Gross Index Level) to the Core Index Level. Exposure is a function of the recent realized volatility of the returns of the Core Index. Realized Volatility of less than the Volatility Target will contribute to an increase in the Exposure, whereas Realized Volatility of more than the Volatility Target will contribute to a decrease in the Exposure.

Index Administrator:	Citigroup Global Markets Limited.

Index Calculation Agent:	Citigroup Global Markets Limited.

Index Base Currency:	United States Dollars (“USD”).

Index Launch Date:	20 February 2019.

Index Start Date:	2 January 2003.

Index Start Level:	100.

Core Index Start Date:	6 July 2000.

Core Index Start Level:	100.

Equity Index Start Date:	04 January 2000.

Equity Index Start Level:	100.

Index Constituent Start Level:	03 January 2000.

Index Fees and Costs:	A Notional Index Fee of 0.75 per cent. per annum is deducted in the daily calculation of the Index Level.

Frequency of calculation of the Index Level:	Daily, on each Index Business Day.

Frequency of rebalancing:	Daily, on each Index Business Day.

Index Ticker:	In respect of each Index, the Electronic Page specified in respect of such Index under the heading “Index Ticker” in Part A (Introduction).

The Index was launched by the Index Administrator on the Index Launch Date. The Index has been calculated by the Index Calculation Agent for the period from the Index Start Date. The past performance of the Index prior to the Index Launch Date has been derived from a back-testing simulation by applying the Index methodology to published historical levels of the Index constituents. Back-tested performance is provided for illustrative purposes only and should not be regarded as an indication of future performance. The back-testing simulation assumed that there were no market disruption events and no extraordinary events affecting Index constituents. A simulation based on different assumptions may produce different results. Any Index Linked Product may bear additional fees which will reduce the overall returns of such Index Linked Product as compared with the past performance of the Index.

Part C:	Overview of the Index

1.	INTRODUCTION

The brief description set out in this Part C (Overview of the Index) is a summary only of these Index Conditions, of which this Part C (Overview of the Index) is a part. These Index Conditions as a whole govern the Index, the calculation of the Index Level, and the determinations made in connection with the maintenance of the Index. In the case of any inconsistency between this brief description in this Part C (Overview of the Index) and the remainder of these Index Conditions, the remainder of these Index Conditions shall prevail.

The Index is a dynamically rebalanced, volatility-targeted index that provides exposure to the performance of a Core Index which represents notional weighted long (or zero) positions in:

(a)   the XLU UP Equity;

(b)   the XLP UP Equity;

(c)   the XLV UP Equity

(d)   the XLE UP Equity;

(e)   the XLF UP Equity

(f)    the XLK UP Equity;

(g)    CIIRBF1U Index; and

(h)   CIIRBF2U Index,

depending on the daily observation of output of an algorithmic indicator or “signal”, as described below.

The rebalancing and volatility-targeting methodologies are further described in paragraphs 2 and 3, respectively, of this this Part C (Overview of the Index).

The Index can be described as providing exposure to notional positions in the Constituents, because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. Instead, the Index Level is calculated (amongst other things) with reference to the level of the Constituents and their Weights in the Core Index. The Index Level therefore is a function of (amongst other things) the daily change in value of the Constituents from Index Business Day to Index Business Day.

2.	REBALANCING

2.1 Change in Percentage Weights

Subject to the occurrence or existence of a Disrupted Day, Adjustment Event, or Regulatory Event, a rebalancing occurs whenever (1) the output of an algorithmic indicator (the “Rates Signal”) points to a change in Market Regime from one Index Business Day to the next Index Business Day, based on whether the US Dollar 3-month Libor rate has been rising or not; or (2) the volatility of the current exchange-traded portfolio changes (the “Current Equity Volatility”).

The Index Calculation Agent calculates the Rates Signal and the Current Equity Volatility on each Index Business Day, in order to determine the applicable Market Regime and the Percentage Weights.

2.2 Determination of Market Regime

The Index Calculation Agent shall determine the Market Regime (i.e. Market Regime 1 or Market Regime 2) on each Index Business Day, as follows.

If the Rates Signal is positive (signalling a rates increase), then Market Regime 1 applies.

If the Rates Signal is negative (signalling a rates decrease), then Market Regime 2 applies.

If there is no change in Market Regime by comparison with the immediately preceding Index Business Day, then no Signal Change Date occurs.

2.3 Determination of Percentage Weight and Weight

The difference between Weight and Percentage Weight can be understood as the difference between the notional investment in a Constituent in the Core Index (the Weight) and the proportion that each Constituent has in the overall level of the Core Index (the Percentage Weight).

The Percentage Weight is determined by the Index Calculation Agent as a function of:

(1) the applicable Market Regime, as follows:

(a)   in the case of Market Regime 1, each R ETF is attributed a Percentage Weight of 1/3, and CIIRBF2U Index is attributed a Percentage Weight of 1; and

(b)   in the case of Market Regime 2, each NR ETF is attributed a Percentage Weight of 1/3, and CIIRBF1U Index is attributed a Percentage Weight of 1

(2) the volatility of the current exchange-traded portfolio.

From the determination of the applicable Percentage Weights in respect of a Selection Date, the Weights for the Rebalancing Date (being the Index Business Day immediately subsequent to the Selection Date, subject to adjustment in accordance with Part G (Adjustment of dates)) are determined by the Index Calculation Agent. The Index Calculation Agent will perform the calculations required to determine the Weights of each Constituent in the Core Index according to the methodology set out in Part D (Calculation of the Index Level). The Weight of each of the exchange traded funds and the Citi proprietary indices in the Core Index is thus rebalanced as of the relevant Rebalancing Date. In addition, the volatility targeting mechanism (see below) can also result in the Index being rebalanced daily.

2.4 Core Index Level

The Core Index Level is calculated as at each Index Business Day by the Index Calculation Agent. For an Index Business Day which is a Rebalancing Date, the newly-calculated Weights are used by the Index Calculation Agent in calculating the Core Index Level. The Core Index Level calculated in respect of the Rebalancing Date itself is not, however, affected by the new Weights.

3.	VOLATILITY TARGETING

The Index features a volatility-targeting mechanism the aim of which is to seek to maintain the annualized volatility of the returns of the Index as close as practicable to the Volatility Target. Notwithstanding this volatility-targeting methodology, the actual volatility of the Index may be greater or less than the Volatility Target.

The mechanism involves the recalculation as at each Index Business Day of a level of Exposure of the Index (specifically, the Gross Index Level (i.e. the Index Level gross of the Notional Index Fee)) to the Core Index Level. The Exposure is determined by reference to the recent Realized Volatility of the returns of the Core Index. The Exposure is determined daily by the Index Calculation Agent, and so may (or may not) change on a daily basis.

The level of Exposure of the Gross Index Level to the Core Index Level is determined in two stages.

(a)   First, the Realized Volatility of the Core Index Level is calculated by reference to a window of observation of the Core Index Level of 21 Index Business Days (approximately one month) in order to determine an initial Exposure percentage by reference to the ratio of the Volatility Target to the Realized Volatility of the returns of the Core Index. Core Index volatility of less than 5 per cent. Will therefore contribute to an increase in the Exposure applied to the Core Index and, conversely, Core Index volatility of more than the Volatility Target will contribute to a decrease in the Exposure applied to the Core Index.

(b)   Second, the initial Exposure percentage determined in the first stage is then subjected to a floor of zero and a cap of 100 per cent. The Exposure of the Gross Index Level to the Core Index Level is, therefore, not leveraged.

Given that this volatility targeting methodology is based on historical volatility calculated by reference to an observation window of the returns of the Core Index, before the Exposure is adjusted, there may be a significant period of time before the Gross Index Level reduces Exposure to account for any increase in volatility. This may result in a lower Index Level than would be the case if the Exposure had been adjusted more quickly.

During periods when the Realized Volatility of the Core Index Level is higher than the Volatility Target, the volatility targeting methodology may lead the Index to underperform relative to the Core Index and/or compared with indices that do not use such a mechanism. Conversely, during periods when the returns of the Constituents are less volatile, the Realized Volatility of the Core Index Level may be considerably lower than the Volatility Target. This may limit the Index returns.

4.	INDEX ADMINISTRATOR AND INDEX CALCULATION AGENT

The Index Administrator is Citigroup Global Markets Limited. As of the date of these Index Conditions, the Index Administrator acts as Index Calculation Agent, calculating and publishing the Index, in accordance with these Index Conditions.

The Index Administrator may, in its sole discretion and without notice, appoint an alternative Index Calculation Agent at any time which may be a third party, the Index Administrator or one of its Affiliates.

The Index Administrator’s determinations in respect of the Index shall be final. Please refer to Part L (Miscellaneous) for further information.

5.	CALCULATION OF THE INDEX

Subject to the occurrence or existence of a Disrupted Day, the Index Level shall be calculated by the Index Calculation Agent as at the Index Valuation Time on each Index Business Day. The Index Level as at each Index Business Day shall be published on the Index Ticker, generally on the following Index Business Day. This should be considered the official source for the Index Level and a level obtained from any other source (electronic or otherwise) must be considered unofficial. The Index Level is the closing level of the Index for the relevant Index Business Day. The Index Calculation Agent may also, but is not obliged to, calculate the level of the Index in respect of any other valuation time on any Index Business Day or any other day with the consent of the Index Administrator. The detailed procedures for the calculation of the Index Level in respect of each Index Business Day are set out in Part D (Calculation of the Index Level) below.

6.	NOTIONAL FEES

The Index Level includes a deduction for a Notional Index Fee of 0.75 per cent. per annum which accrues and is deducted on each Index Business Day from the Gross Index Level.

Part D:	Calculation of the Index Level

The calculations and determinations in this Part D (Calculation of the Index Level) are subject to the occurrence of, and adjustments made as a consequence of, Disrupted Days (as described in Part G (Adjustment of dates)) and Adjustment Events (as described in both Part H (Adjustments, disruption and cancellation) and Part I (Provisions relating to Constituents)).

1. DAILY INDEX CALCULATION

1.1       Index Level

The “Index Level” as at the Index Start Date shall be 100 (the Index Start Level).

The “Index Level” as at each Index Business Day t following the Index Start Date shall be an amount determined by the Index Calculation Agent as at the Index Valuation Time on such Index Business Day t in accordance with the following formula:

where:

ILt	=	Index Level as at Index Business Day t
ILt-1	=	Index Level as at the Index Business Day immediately preceding Index Business Day t
GILt	=	Gross Index Level as at Index Business Day t
GILt-1	=	Gross Index Level as at the Index Business Day immediately preceding Index Business Day t
Notional Index Fee	=	0.75 per cent
dc(t-1,t)	=	The number of calendar days in the period from, and including the Index Business Day immediately preceding Index Business Day t to, but excluding, Index Business Day t and provided that if ILt (as calculated in accordance with such formula):

(a)   would otherwise be a negative amount, then ILt shall be deemed to be zero as at that Index Business Day t (meaning that ILt shall never be less than zero); and

(b)    is equal to, or is deemed to be equal to, zero, then the Index Level shall cease to be calculated and the Index Administrator shall discontinue and cancel the Index pursuant to paragraph 3 of Part H (Adjustments, disruption and cancellation).

1.2       Gross Index Level

The “Gross Index Level” as at the Index Start Date shall be 100 (the Index Start Level).

The “Gross Index Level” as at each Index Business Day t following the Index Start Date shall be an amount determined by the Index Calculation Agent as at the Index Valuation Time on such Index Business Day t in accordance with the following formula:

where:

GILt	=	Gross Index Level as at Index Business Day t
GILt-1	=	Gross Index Level as at the Index Business Day immediately preceding Index Business Day t
CoreIndext	=	Core Index Level as at Index Business Day t, as determined in accordance with paragraph 1.3 (Core Index Level) of this Part D (Calculation of the Index Level)
CoreIndext-1	=	Core Index Level as at the Index Business Day immediately preceding Index Business Day t, as determined in accordance with paragraph 1.3 (Core Index Level) of this Part D (Calculation of the Index Level)
expt-1	=	Exposure of the Index Level to the Core Index Level as at the Index Business Day immediately preceding Index Business Day t, as determined in accordance with paragraph 1.4 (Exposure and Realized Volatility of Core Index) of this Part D (Calculation of the Index Level)

1.3       Core Index Level

The “Core Index Level” as at the Core Index Start Date shall be 100.

The “Core Index Level” as at each Index Business Day t falling after the Core Index Start Date shall be an amount determined by the Index Calculation Agent on such Index Business Day t in accordance with the following formula:

where:

CoreIndext	=	Core Index Level as at Index Business Day t
Weighti,t-1	=	Weight of Constituent i in the Core Index as at the Index Business Day immediately preceding Index Business Day t, as determined in accordance with paragraph 1.5 (Weight of Constituents of Core Index) of this Part D (Calculation of the Index Level)
ICLi,t	=	Index Constituent Level of Constituent i as at Index Business Day t, as determined in accordance with paragraph 3 (Determination of

Index Constituent Level) of this Part D (Calculation of the Index Level)

1.4       Exposure and Realized Volatility of Core Index

The Exposure of the Gross Index Level to the Core Index Level is determined by reference to the short term Realized Volatility of the Core Index calculated over a window of observation of the Core Index Level of 21 Index Business Days. This means that the Realized Volatility is calculated by reference to 22 observed values of the Core Index Level, commencing on (and including) the 21st Index Business Day prior to Index Business Day t and ending on (and including) Index Business Day t (i.e. 21 values of

For Radar 5 the Exposure of the Index Level to the Core Index Level will never be more than 100 per cent, whereas for Radar 7 the Exposure of the Index Level to the Core Index Level will never be more than 120 per cent. The Exposure of the Index Level to the Core Index Level shall never be less than 0 per cent.

The “Exposure” (expt) in respect of the Index Start Date shall be 100 per cent.

The “Exposure” (expt) in respect of each Index Business Day (following the Index Start Date) shall be an amount (expressed as a percentage) determined by the Index Calculation Agent in accordance with the following formula:

where:

expt	=	The Exposure of the Gross Index Level to the Core Index Level as at Index Business Day t
max	=	The higher of the amounts separated by a comma within the set of brackets immediately following the “max” symbol
min	=	The lower of the amounts separated by a comma within the set of brackets immediately following the “min” symbol
exp_max	=	100 per cent. (being the maximum Exposure) for Radar 5 120 per cent. (being the maximum Exposure) for Radar 7
exp_min	=	0 per cent. (being the minimum Exposure)
Volatility Target	=	5 per cent. for Radar 5 and 7 per cent. for Radar 7
Core Vol t-1	=

The Realized Volatility of the returns of the Core Index Level as at the Index Business Day immediately preceding Index Business Day t, where:

“Realized Volatility” means, in respect of any Index Business Day t from (and including) the Index Start Date, an amount (expressed as a percentage) determined by the Index Calculation Agent in accordance with the following formula:

where:
CoreVolt	=	The realized, annualized volatility as at Index Business Day t of the natural logarithm of the returns of the Core Index Level calculated over an observation window of 21 consecutive Index Business Days ending on (and including) Index Business Day t

CoreILt,k	=	Core Index Level in respect of Index Business Day k as calculated as at Index Business Day t

ln	=	The natural logarithmic function

k	=

A series of 21 sequential Index Business Days k starting on k=t-20 and ending on k=t (inclusive)

For the avoidance of doubt, this means that CoreVolt is calculated by reference to 21 values of ,,Core IndexL-t,k.-,Core IndexI-t,k−1.. based on 22 values of Core Index

k-1	=	The Index Business Day immediately preceding Index Business Day k

N	=	21

1.5       Weight of Constituents of Core Index

As at each Index Business Day t that:

(a)   is a Rebalancing Date falling on or after the Core Index Start Date, the Weight of each Constituent i of the Core Index will be determined as follows:

(b)	is not a Rebalancing Date, the Weight of each Constituent shall be determined by the following formula:

in each case, where:

Weighti,t	=	Weight of Constituent i of the Core Index as of Index Business Day t (and if such Index Business Day t is a Rebalancing Date, after rebalancing on such date)

Weighti,t-1	=	Weight of Constituent i of the Core Index as of the Index Business Day immediately preceding Index Business Day t (and if such Index Business Day is a Rebalancing Date, after rebalancing on such date)
CoreIndext	=	Core Index Level as at Index Business Day t, as determined in accordance with paragraph 1.3 (Core Index Level) of this Part D (Calculation of the Index Level)
ICLi,t	=	Index Constituent Level of Constituent i as at Index Business Day t, as determined in accordance with paragraph 3 (Determination of Index Constituent Level) of this Part D (Calculation of the Index Level)
PWi,s	=	Percentage Weight of Constituent i of the Core Index as at the immediately preceding Selection Date s.

2. DETERMINATION OF PERCENTAGE WEIGHT AND REBALANCING PROCESS

2.1 Determination of Percentage Weight

As at each Selection Date, the Index Calculation Agent shall determine, in accordance with the methodology set out below, the respective Percentage Weights that shall be allocated to each Constituent i from, but excluding, the Rebalancing Date immediately following such Selection Date to, and including, the second Rebalancing Date immediately following such Selection Date, as follows:

Where:

	=	Percentage Weight for Constituent i on Selection Date s
	=	Raw Percentage Weight for Constituent i on Selection Date s, as determined in accordance with paragraph 2.2 (Determination of Raw Percentage Weight) of the Part D (Calculation of the Index Level)
	=	Equity Current Volatility on Selection Date s, as determined in accordance with paragraph 2.3 (Determination of Equity Current Volatility) of this Part D (Calculation of the Index Level)
Volatility Target	=	5 per cent. for Radar 5 and 7 per cent. for Radar 7

2.2 Determination of Raw Percentage Weight

As at each Index Business Day, the Index Calculation Agent shall determine, in accordance with the methodology set out below, the respective Raw Percentage Weights, as follows:

where:

=	Raw Percentage Weight for Constituent i as at Index Business Day t
=	The Market Regime on Selection Date s, as determined in accordance with paragraph 2.2.1 (Determination of Market Regime) of this Part D (Calculation of the Index Level)

For the avoidance of doubt, the Index will allocate exposure to the NR Group in the case of Market Regime 2 (i.e. when rates have not risen consistently), and will allocate to the R Group in case of Market Regime 1 (i.e. when rates have been rising consistently).

2.2.1 Determination of Market Regime

For the purposes of determining whether a Signal Change Date has arisen (and determining the Percentage Weight of each Constituent in respect of such Selection Date), as at each Index Business Day t (starting on the first Selection Date), the Index Calculation Agent shall determine the applicable Market Regime (Market Regime 1 or Market Regime 2).

This involves the Index Calculation Agent calculating the Rates Signal, which is a value intended to represent whether the 3 month Libor rate has been rising or not, as determined in accordance with paragraph 2.2.2 (Determination of Rates Signal) of this Part D (Calculation of the Index Level) (the “Rates Signal”).

The Index Calculation Agent shall determine the Market Regime (Market Regime 1 or Market Regime 2) as at each Index Business Day, starting on (and including) the first Selection Date, as follows:

(a)   if the Rates Signal as at Index Business Day t is equal to 1:

(b)   otherwise :

If on an Index Business Day the Rates Signal on such Index Business Day is different to the Rates Signal on the immediately preceding Index Business Day, then such Index Business Day shall be a Signal Change Date.

2.2.2 Determination of Rates Signal

The rationale behind the Rates Signal is to identify whether rates have been rising within a fixed observation window. The Rates Signal shall be determined as at each Index Business Day t by the Index Calculation Agent observing the average US 3M Libor Rate (the “Smoothed US 3M Libor Rate”) on Index Business Day t, 21 Index Business Days prior to Index Business Day t, 42 Index Business Days prior to Index Business Day t and 63 Index Business Day prior to Index Business Day t and if it is consistently increasing determine that this is Rates increasing environment (i.e. Rates Signal = 1) otherwise it is not a Rates increasing environment (i.e. Rates Signal =0).

The Index Calculation Agent shall determine the Signal as at each Index Business Day in accordance with the following formula:

where:

where:

	=	The Rates Signal as at Index Business Day t
	=	The Smoothed 3M US Libor Rate as at Index Business Day k
3MLj	=	The ICE London – Interbank Offered Rate USD 3 Month (the “Relevant Rate” as published on Bloomberg page “US0003M <Index>” (or any successor or substitute page) on the Index Business Day j (or, if not published on such day, as published on the first preceding Index Business Day).
In the event that the Index Administrator determines that the Relevant Rate has been discontinued or is permanently no longer published or is no longer widely relied upon by market participants (other than for legacy financial instruments linked to US Dollar 3-month Libor), then the Index Administrator may select a substitute or successor rate that it has determined (after consulting any source that it deems reasonable) using Expert Judgment is (1) the industry-accepted substitute or successor rate; or (2) if there is no such industry-accepted substitute or successor rate, a substitute or successor rate which is the most comparable to the Relevant Rate (as it exists as at the Index Launch Date).
Upon selection of a substitute or successor rate, the Index Administrator may determine (after consulting any source that it deems reasonable) using Expert Judgment any adjustment factor it determines is needed to make such substitute or successor rate comparable to the Relevant Rate, in a manner which is consistent with any industry-standard practice for such substitute or successor rate.

2. 3 Determination of Equity Current Volatility

The “Equity Current Volatility” represents the recent realized volatility of the returns of the three NR ETFs and the three R ETFs (each, an “Equity Constituent”). The Equity Current Volatility shall be determined as at each Index Business Day t by the Index Calculation Agent observing the Constituent Closing Level of the Equity Current Level over an observation window of 126 Index Business Days. This means that the Equity Current Volatility is calculated by reference to 127 observed values of the Equity Current Level, commencing on (and including) the 126th Index

Business Day prior to Index Business Day t and ending on (and including) Index Business Day t (i.e. 126 values of

The Index Calculation Agent shall determine the Equity Current Volatility as at each Index Business Day in accordance with the following formula:

where:

	=	The Equity Current Volatility as at Index Business Day t, being the realized, annualized volatility of the natural logarithm of the returns of the Equity Current Level calculated over an observation window of 126 consecutive Index Business Days ending on (and including) Index Business Day t
M	=	126
k	=

A series of 127 sequential Index Business Days k starting on k=t-126 and ending on k=t (inclusive)

For the avoidance of doubt, this means that is calculated by reference to 126 values of based on 127 values of EqCLt

k-1	=	The Index Business Day immediately preceding Index Business Day k
ln	=	The natural logarithmic function
EqCLt,k	=	Equity Current Level as at Index Business Day t and as at Index Business Day k, as determined in accordance with paragraph 2.3.1 (Determination of Equity Current Level) of this Part D (Calculation of the Index Level)
EqCLt,k-1	=	Equity Current Level as at Index Business Day t and as at each Index Business Day k-1, as determined in accordance with paragraph 2.3.1 (Determination of Equity Current Level) of this Part D (Calculation of the Index Level)

2.3.1       Determination of Equity Current Level

The “Equity Current Level” as at each Index Business Day k and as at Index Business Day t shall be an amount determined by the Index Calculation Agent on such Index Business Day k in accordance with the following formula:

where:

EqCLt,k	=	Equity Current Level as at Index Business Day t and as at Index Business Day k
	=	Equity Current Weight of Equity Constituent i as at the Index Business Day t, as determined in accordance with paragraph 2.3.2 (Determination of Equity Current Weights) of this Part D (Calculation of the Index Level)
ICLi,k	=	Index Constituent Level of Equity Constituent i as at Index Business Day k, as determined in accordance with paragraph 3 (Determination of Index Constituent Level) of this Part D (Calculation of the Index Level)

2.3.2       Determination of Equity Current Weights

The “Equity Current Weight” as at each Index Business Day t of each Equity Constituent i shall be an amount determined by the Index Calculation Agent on such Index Business Day t in accordance with the following formula:

(a)        if t is a Signal Change Date, the Equity Current Weight of each Equity Constituent i will be determined as follows:

(b)	otherwise:

where:

	=	Equity Current Weight of Equity Constituent i as at the Index Business Day t
EqILt,t	=	Equity Index Level as at Index Business Day t and as at Index Business Day t
ICLi,t	=	Index Constituent Level of Equity Constituent i as at Index Business Day t, as determined in accordance with paragraph 3 (Determination of Index Constituent Level) of this Part D (Calculation of the Index Level)
RawPWi,t	=	Raw Percentage Weights of Equity Constituent i as at Index Business Day t, as determined in accordance with paragraph 2.2 (Determination of Raw Percentage Weight) of this Part D (Calculation of the Index Level)
	=	Equity Weight of Equity Constituent i as at the Index Business Day t k

The “Equity Index Level” as at the Equity Index Start Date shall be 100.

The “Equity Index Level” as at any Index Business Day t following the Equity Index Start Date, shall be an amount determined by the Index Calculation Agent on such Index Business Day t in accordance with the following formula:

where:

EqILt,t	=	Equity Index Level as at Index Business Day t and as at Index Business Day t
	=	Equity Weight of Equity Constituent i as at the Index Business Day t
ICLi,k	=	Index Constituent Level of Equity Constituent i as at Index Business Day k, as determined in accordance with paragraph 3 (Determination of Index Constituent Level) of this Part D (Calculation of the Index Level)

The “Equity Weights” as at each Index Business Day t of each Equity Constituent i shall be an amount determined by the Index Calculation Agent on such Index Business Day t in accordance with the following formula:

(c)        if the Index Business Day immediately preceding Index Business Day t is a Signal Change Date, the Equity Weight of each Equity Constituent i will be determined as follows:

(d)	otherwise:

where:

	=	Equity Weight of Equity Constituent i as at the Index Business Day t k
EqILt,t	=	Equity Index Level as at Index Business Day t and as at Index Business Day t
ICLi,t	=	Index Constituent Level of Equity Constituent i as at Index Business Day t, as determined in accordance with paragraph 3 (Determination of Index Constituent Level) of this Part D (Calculation of the Index Level)
RawPWi,t-1	=	Raw Percentage Weights of Equity Constituent i as of the Index Business Day the immediately preceding Index Business Day t, as determined in accordance with paragraph 2.2 (Determination of Raw Percentage Weight) of this Part D (Calculation of the Index Level)
	=	Equity Weight of Equity Constituent i as at the Index Business Day immediately preceding Index Business Day t

3. DETERMINATION OF INDEX CONSTITUENT LEVEL

3.1 In respect of each of Constituent 1 to Constituent 6 (inclusive) (each Equity Constituent)

The “Index Constituent Level” of each of Constituent 1 to Constituent 6 (inclusive) as at the ETF Start Date of such Constituent shall be 100

The “Index Constituent Level” of each of Constituent 1 to Constituent 6 (inclusive) “i” as at each Index Business Day “t” (following the ETF Start Date of such Constituent) shall be an amount calculated by the Index Calculation Agent in accordance with the following formula:

where:

ICLi,t	=	Index Constituent Level of Constituent i as at Index Business Day t
ICLi,t-1	=	Index Constituent Level of Constituent i as at the Index Business Day immediately preceding Index Business Day t
TotalReturni,t	=	Total Return of Constituent i as at Index Business Day t
TotalReturni,t-1	=	Total Return of Constituent i as at the Index Business Day immediately preceding Index Business Day t
FedFundst-1	=	US Federal Funds Effective Rate as published on Bloomberg page “FEDL01 <Index>” (or any successor or substitute page) on the immediately preceding Index Business Day t-1 (or, if not published on such day, as published on the first preceding Index Business Day.
dc(t-1,t)	=	The number of calendar days in the period from, and including the Index Business Day immediately preceding Index Business Day t to, but excluding, Index Business Day t

For each Constituent i, prior to the respective US-UP Cross Over Date in respect of i (see the Annex to Part E below), the Index Constituent Level is calculated using the US ETF Total Return of such Constituent.

3.1.1        Total Return

As of each Total Return Business Day t for Constituent i, the Calculation Agent shall calculate the “Total Return Level” for each Constituent i in accordance with the following formula:

where:

TotalReturni,t	=	Total Return Level of Constituent i on Total Return Business Day t

TotalReturni,t-1	=	Total Return Level of Constituent i on the Total Return Business Day immediately preceding Total Return Business Day t
t0	=	ETF Start Date (as set out in Part E (Data) below in respect of each Constituent i)
CCLi,t	=	Constituent Closing Level of Constituent on Total Return Business Day t (or, if not published on such day, as published on the first preceding Total Return Business Day on which such rate was published)
CCLi,t-1	=	Constituent Closing Level of Constituent on the Total Return Business Day immediately preceding Total Return Business Day t (or, if not published on the Total Return Business Day immediately preceding Total Return Business Day t, as published on the first preceding Total Return Business Day on which such rate was published)
ΠAdjFactori,t	=	The product of all the Adjustment Factors in respect of each Constituent i on the Total Return Business Day t if there is a dividend, special dividend, split or any other corporate event (as described in Section 3.1.2 (Adjustment Factors) below) on such Total Return Business Day, otherwise 1

3.1.2        Adjustment Factors

3.1.2.1        Dividend Adjustments

Following the declaration by the issuer of any Constituent of a Cash Dividend (as defined below) (a “Dividend Adjustment Event”), the Index Calculation Agent shall calculate the adjustment factor in respect of such Cash Dividend and apply the outcome of the below formula to the product of all Adjustment Factors in accordance with paragraph 3.1.1 (Total Return) above.

An Adjustment Factor in respect of any Cash Dividend paid in relation to the Constituent shall be determined by the Index Calculation Agent in accordance with the following formula:

where:

AdjFactori,ex	=	Adjustment Factor in respect of any dividend paid in relation to Constituent i on the applicable Ex-Dividend Date
Dividend Percentagei	=	100%
Dividendi	=	Dividend paid in respect of Constituent i
CCLi,ex-1	=	Constituent Closing Level on the Total Return Business Day immediately preceding the applicable Ex-Dividend Date for Constituent i

“Cash Dividend” means, in respect of an Constituent, any regular dividend (in the form of a cash dividend only) declared by the issuer of such Constituent for which the Ex-Dividend Date falls on any day after the Index Start Date (excluding any Extraordinary Dividend).

“Ex-Dividend Date” means, in respect of a share and a dividend payment which has been announced by the issuer of such share, the first day on which a purchaser of such share will not be entitled to receive the relevant dividend payment, as fixed by the issuer of such share and/or the primary exchange on which such share is traded.

3.1.2.2       Share Split or Stock Dividend Adjustments

Following the declaration by the issuer of an Constituent of a Share Split (a “Share Split Adjustment Event”) or a Stock Dividend (a “Stock Dividend Adjustment Event”), the Index Calculation Agent shall calculate the adjustment factor in respect of such Share Split or Stock Dividend (as the case may be) in respect of the Ex-Date and apply the outcome of the below formula to the product of all Adjustment Factors in accordance with paragraph 3.1.1 (Total Return) above.

An Adjustment Factor in respect of a Share Split Event or Stock Dividend Adjustment Event (as the case may be) in relation to the Constituent shall be determined by the Index Calculation Agent in accordance with the following formula:

where:

AdjFactori,ex	=	Adjustment Factor in respect of a Share Split Adjustment Event or Stock Dividend Adjustment Event(as the case may be) in relation to the Constituent i on the applicable Ex-Date
B	=	The total number of issued shares of the Constituent i immediately following the Share Split or Stock Dividend (as the case may be)
A	=	The total number of issued shares of the Constituent i immediately preceding the Share Split or Stock Dividend (as the case may be)

“Ex- Date” means, in respect of a Share Split or a Stock Dividend (as the case may be) in respect of an Constituent, the effective date of such Share Split, as fixed by the issuer of such Constituent and/or the primary exchange on which such Constituent is traded.

“Share Split” means, in respect of a Constituent, a share split, subdivision, reverse share split, consolidation or similar reclassification of the share of such Constituent, for which the Ex-Date falls on any day after the Index Start Date.

“Stock Dividend” means, in respect of a Constituent, a dividend (in the form of a stock dividend) of such Constituent declared by the issuer of such Constituent, for which the Ex-Date falls on any day after the Index Start Date (excluding any Extraordinary Dividend).

3.1.2.3       Extraordinary Dividend Adjustment

Following the declaration by the issuer of an Constituent of an Extraordinary Dividend (as defined below) (an “Extraordinary Dividend Adjustment Event”), the Index Calculation Agent shall calculate the adjustment factor in respect of such Extraordinary Dividend in accordance with the formula set out below and apply the outcome of the below formula to the product of all Adjustment Factors in accordance with paragraph 3.1.1 (Total Return ) above. If such Ex-Dividend Date is not an Index Business Day, the adjustment shall be made on the next following Index Business Day.

An Adjustment Factor in respect of any Extraordinary Dividend paid in relation to the Constituent shall be determined by the Index Calculation Agent in accordance with the following formula:

(a) If an Extraordinary Dividend Adjustment Event has occurred, but no Dividend Adjustment Event (in accordance with paragraph 3.1.2.1 (Dividend Adjustments) above) has occurred for which the Ex-Dividend Date would fall on the same day, the following formula will be used to calculate the Adjustment Factor in respect of any Extraordinary Dividend:

(b) If an Extraordinary Dividend Adjustment Event and a Dividend Adjustment Event (in accordance with paragraph 3.1.2.1 (Dividend Adjustments) above) has occurred for which the Ex-Dividend Date shall fall on the same day, the following formula will be used to calculate the Adjustment Factor in respect of any Extraordinary Dividend:

where:

AdjFactori,ex	=	Adjustment Factor in respect of any Extraordinary Dividend Amount paid in relation to the Constituent i on the applicable Ex-Dividend Date
CCLex-1	=	Constituent Closing Level on the Total Return Business Day immediately preceding the applicable Ex-Dividend Date for Constituent i
Dividendi	=	has the meaning given to such term in paragraph 3.1.2.1 (Dividend Adjustments) above
Ex-Dividend Date	=	has the meaning given to such term in paragraph 3.1.2.1 (Dividend Adjustments) above
SpecialCashi	=	Extraordinary Dividend Amount paid in respect of the Constituent i

“Extraordinary Dividend Amount” means in respect of an Extraordinary Dividend: 100%

“Extraordinary Dividend” means a dividend or a distribution or portion thereof which is determined by the Index Calculation Agent to be an extraordinary dividend relating to such Constituent having regard to general market consensus and will generally include any dividend (in the form of a cash dividend) which is described as “special”, “extra”, “irregular” or a “return of capital”, for which the applicable Ex-Dividend Date falls on any day after the Index Start Date.

“Ex-Dividend Date” means, in respect of a share and an Extraordinary Dividend, the first day on which a purchaser of such share will not be entitled to receive the relevant Extraordinary Dividend Amount, as fixed by the issuer of such share and/or the primary exchange on which such share is traded.

“FX Rate” means, in respect of the notional exchange of one currency to another currency, the applicable WM/Reuters “Closing Spot Rate” as published by The World Markets Company plc in conjunction with Reuters at approximately 4.00 p.m. (London time) on the Ex-Dividend Date or, if such rate is discontinued or unavailable on the relevant day for any reason, such other exchange rate for the relevant currency conversion as the Index Calculation Agent shall determine appropriate by reference to an alternative widely-used and publicly available third party foreign exchange rate service.

3.1.2.4       Rights Issue Adjustment

Following the declaration by the issuer of an Constituent of a Rights Issue (as defined below) (a “Rights Issue Adjustment Event”), the Index Calculation Agent shall calculate the adjustment factor in respect of such Rights Issue on the Ex-Rights Date in accordance with the formula set out below and apply the outcome of the below formula to the product of all Adjustment Factors in accordance with paragraph 3.1 (Total Return) above. If such Ex-Rights Date is not an Index Business Day, the adjustment shall be made on the following Index Business Day.

An Adjustment Factor in respect of a Rights Issue in relation to the Constituent shall be determined by the Index Calculation Agent in accordance with the following formula:

where:

AdjFactori,ex	=	Adjustment Factor in respect of a Rights Issue paid in relation to Constituent i on the applicable Ex-Rights Date
Ni	=	In respect of the applicable Rights Issue, the rights ratio in respect of the new shares entitlement (B) for the existing number of shares (A) in respect of the Constituent i (i.e. the rights ratio is B divided by A)
S	=	In respect of the applicable Rights Issue, the subscription price per share in the Constituent i
CCLex-1	=	Constituent Closing Level on the Total Return Business Day immediately preceding the applicable Ex-Rights Date

“Ex-Rights Date” means, in respect of a Rights Issue in respect of an Constituent, the first day on which a purchaser of such share would not be entitled to participate in such Rights Issue, as fixed by the issuer of such Constituent and/or the primary exchange on which such Constituent is traded.

“Rights Issue” means, in respect of an Constituent, a distribution to existing holders of such Eligible Constituent of any share, rights or warrants to purchase shares of such Constituent, in any case for payment (whether in cash or otherwise) at less than the prevailing market price or any other substantially similar event as determined by the Index Calculation Agent and for which the Ex-Rights Date falls on any day after the Index Start Date.

3.2 In respect of Constituents 7 and 8

The Index Constituent Level on each Index Business Day will be the relevant Constituent Closing Level on such Index Business Day or, if not published on such day, as published on the first preceding Index Business Day.

Regulatory Event

1.	REGULATORY EVENT

“Regulatory Event” shall mean that, owing to any change in applicable law or regulation, the Index Calculation Agent determines that either:

	(1)	a hypothetical broker dealer (subject to a regulatory regime comparable to the regime applicable to US-registered broker-dealers) would be either (a) required (or there is a reasonable likelihood that, within the next 30 Index Business Days, it would be required) to unwind positions in, or dispose of, any instrument or security on which the value of a Constituent depends; or (b) not permitted (or there is a reasonable likelihood that, within the next 30 Index Business Days, it would not be permitted) to hold, acquire, establish, increase, decrease or dispose of positions in any instrument or security on which the value of a Constituent depends; or

	(2)	the Index Administrator or the Index Calculation Agent is not permitted (or there is a reasonable likelihood that, within the next 30 Index Business Days, it will not be permitted) to continue to sponsor, administer, maintain or calculate, as applicable, an index which contains a particular instrument or security on which the value of a Constituent depends.

2.	FOLLOWING A REGULATORY EVENT

Following the occurrence of a Regulatory Event, the Index Calculation Agent shall determine whether or not such occurrence has a material effect on the Index.

	(1)	If the Index Calculation Agent determines that such occurrence has a material effect on the Index, then the Index Calculation Agent shall inform the Index Administrator of such determination and either:

		(a)	the Index Administrator shall follow procedures established by the Index Governance Committee in order to amend the Index and these Index Conditions; or

		(b)	the Index Administrator may discontinue and cancel the Index.

	(2)	If the Index Calculation Agent determines that such occurrence does not have a material effect on the Index, then with effect from (and including) a date designated by the Index Administrator (in which case the Index Administrator will notify the relevant date to the Index Calculation Agent) or the Index Calculation Agent:

		(a)	the Constituent affected by such Regulatory Event (the “Removed Constituent”) shall be removed from the Index; and

		(b)	subject to the Index methodology and the Expert Judgement of the Index Calculation Agent, either (i) the Weight of the remaining Constituents shall be scaled up such that the Weight of the Removed Constituent is proportionately redistributed to the remaining Constituents; or (ii) the Index Calculation Agent may replace the Removed Constituent with a replacement constituent which has substantially similar characteristics to the Removed Constituent, having regard to the manner in which the Removed Constituent is used in the calculation of the Index, in which case the Index Calculation Agent will determine the effective date of such replacement and make such adjustment(s) to these Index Conditions as it determines appropriate to account for the effect on the Index of such replacement.

Part E:	Data

Constituents

(As at the Core Index Start Date.)

Table 1: Constituents and other data

no	Constituent	Bloomberg Ticker	Classification	ETF Start Date
1	Utilities Select Sector SPDR Fund	XLU UP Equity	ETF Share	22 December 1998
2	Consumer Staples Select Sector SPDR Fund	XLP UP Equity	ETF Share	22 December 1998
3	Health Care Select Sector SPDR Fund	XLV UP Equity	ETF Share	22 December 1998
4	Energy Select Sector SPDR Fund	XLE UP Equity	ETF Share	22 December 1998
5	Financial Select Sector SPDR Fund	XLF UP Equity	ETF Share	22 December 1998
6	Technology Select Sector SPDR Fund	XLK UP Equity	ETF Share	22 December 1998
7	Citi IR 10Y US Treasury Future Market Tracker Index	CIIRBF1U Index	Proprietary Index	Not applicable
8	Citi IR 2Y US Treasury Future Market Tracker Index	CIIRBF2U Index	Proprietary Index	Not applicable

Constituents colour-coded green are contained in the NR Group.

Constituents colour-coded purple are contained in the R Group.

Each of Constituent 1 to Constituent 6 (inclusive) is an Equity Constituent.

Dates and times

Index Business Day:	Each day (1) on which commercial banks and foreign exchange markets are scheduled to be open for general business (including dealings in foreign exchange and foreign exchange currency deposits) in New York City; and (2) which is also a Scheduled Trading Day for each of the Constituents.

Index Valuation Time:	In respect of an Index Business Day, 5:00 p.m. (New York time) on such Index Business Day.

Rebalancing Date:

The Index Business Day immediately following each Selection Date (a “Scheduled Rebalancing Date”), subject to adjustment in accordance with Part G (Adjustment of dates).

The Core Index Start Date shall be deemed to be the first Rebalancing Date.

Valuation Date:	Each Index Business Day (being a “Scheduled Valuation Date”), subject to adjustment in accordance with Part G (Adjustment of dates).

Selection Date:

Each Index Business Day (being a “Scheduled Valuation Date”), subject to adjustment in accordance with Part G (Adjustment of dates).

The first Selection Date shall be deemed to be 5 July 2000 (being the day immediately prior to the Core Index Start Date).

Signal Change Date:

Each Index Business Day on which the Market Regime determined by the Index Calculation Agent is different from that of the immediately preceding Index Business Day, subject to adjustment in accordance with Part G (Adjustment of dates).

The first Signal Change Date shall be deemed to be 3 January 2000 (being the day immediately prior to the Equity Index Start Date).

Total Return Business Day:	Every weekday (Monday through Friday (inclusive), excluding Saturday and Sunday).

Annex to Part E

For each ETF Share, the Primary Exchange on which the price of such ETF Share is quoted is represented by the relevant Bloomberg ticker, with “UP” specified as the EXCH_CODE (e.g. “XLP UP Equity”).

Where historical data are not available or are not consistent for the relevant UP Bloomberg ticker, either a proxy is used or, where available, the corresponding relevant Bloomberg ticker is used, but with “US” specified as the EXCH_CODE (e.g. “XLP US Equity”).

For back-testing purposes, each time series has been computed as follows:

o       if a date occurs prior to the UP-US Cross-Over Date specified in respect of a Constituent (in which case the UP time series is not considered to be consistent), then “US ETF Total Return Level” data are used in respect of such Constituent; and

o       if a date occurs on or after the UP-US Cross-Over Date specified in respect of a Constituent, then “UP ETF Total Return Level” data are used.

“UP-US Cross-Over Date” shall mean, in respect of a Constituent, the first date from which UP ETF Total Return Level data are used for the purposes of the computation of the corresponding Index Constituent Level, and such date is determined by the Index Administrator in respect of the UP (Primary Exchange) available time series (e.g. “XLB UP Equity”). After this date, the UP time series is considered to be consistent and is directly used in the paragraph 3 (“Determination of Index Constituent Level”). The UP-US Cross-Over Date in respect of each Constituent is specified under the heading “UP-US Cross-Over Date” in the table set out below.

Table 2 - Total Return Level of Eligible Market Constituents’ time series dates

no	Constituent	UP-US Cross Over Date
1	Utilities Select Sector SPDR Fund	31 March 2004
2	Consumer Staples Select Sector SPDR Fund	27 August 2004
3	Health Care Select Sector SPDR Fund	24 May 2004
4	Energy Select Sector SPDR Fund	24 February 2004
5	Financial Select Sector SPDR Fund	3 April 2003
6	Technology Select Sector SPDR Fund	27 June 2003

Part F:	Valuation of Constituents

1.	CONSTITUENT CLOSING LEVEL

The Constituent Closing Level of a Constituent on a Valuation Date shall be the level, price, rate or value specified in Part I (Provisions relating to Constituents), and determined by the Index Calculation Agent, where applicable, by reference to the Electronic Page specified in respect of such Constituent in Part E (Data) under the heading “S&P Ticker”.

2.	CORRECTIONS OF PUBLISHED OR ANNOUNCED LEVELS, PRICES, RATES OR VALUES

If the level, price, rate or value (as applicable) of any Constituent for any time on any day, that is (1) announced by or on behalf of the person or entity responsible for such publication or announcement; and (2) used for any calculation or determination in respect of the Index, is subsequently corrected, and the corrected level, price, rate or value (as applicable) (the “Corrected Level”) is published by or on behalf of such person or entity within the Correction Period in respect of such Constituent, then such Corrected Level shall be deemed to be the level, price, rate or value (as applicable) for such Constituent for the relevant time on the relevant day. If the Correction Period does not include a Rebalancing Date, then the Index Calculation Agent shall revise the Index Level for such day. If the Correction Period includes a Rebalancing Date, then the Index Calculation Agent may, but shall not be obliged to, make appropriate adjustments to the Index Level for such day (using Expert Judgement (as defined below)), and the Index Calculation Agent will exercise such Expert Judgement in a manner that is consistent with the primary objective of the Index.

Part G:	Adjustment of dates

1.	ADJUSTMENT OF SCHEDULED VALUATION DATES

1.1	“Holidays”: “Look Back”

If a Scheduled Valuation Date (other than a Rebalancing Date) “svd” is not a Scheduled Trading Day for any Constituent, then:

	(1)	the relevant Valuation Date for each Constituent for which svd is a Scheduled Trading Day shall be svd; and

	(2)	the relevant Valuation Date for each Constituent for which svd is not a Scheduled Trading Day shall be the first Index Business Day immediately preceding svd which is both (a) a Scheduled Trading Day for such Constituent; and (b) not a Disrupted Day for such Constituent.
1.2	“Disruptions”: “Move In Block”

If a Scheduled Valuation Date (other than a Rebalancing Date) (after any adjustment in accordance with paragraph 1.1) “svd” is a Disrupted Day for any Constituent, then the relevant Valuation Date shall be the earlier of: (1) the first Index Business Day immediately following svd which is both (a) a Scheduled Trading Day for all Constituents, and (b) not a Disrupted Day for any Constituent; and (2) the fifth Scheduled Trading Day for all Constituents immediately following svd, notwithstanding that such day is a Disrupted Day for any Constituent, in which case the provisions of Part H (Adjustments, disruption and cancellation) shall apply.

2.	ADJUSTMENT OF SCHEDULED REBALANCING DATES

2.1	“Holidays”: “Move In Block”

If a Scheduled Rebalancing Date “srd” is not a Scheduled Trading Day for any Constituent, then the relevant Rebalancing Date shall be the first Index Business Day immediately following srd which is a Scheduled Trading Day for all Constituents.

2.2	“Disruptions”: “Value What You Can”

If a Scheduled Rebalancing Date (after any adjustment in accordance with paragraph 2.1) “srd” is a Disrupted Day for any Constituent, then:

	(1)	the relevant Rebalancing Date for each Constituent for which srd is not a Disrupted Day shall be srd; and

	(2)	the relevant Rebalancing Date for each Constituent for which srd is a Disrupted Day shall be the earlier of (a) the first Index Business Day immediately following srd which is both (i) a Scheduled Trading Day for such Constituent; and (ii) not a Disrupted Day for such Constituent; and (b) the fifth Scheduled Trading Day for such Constituent immediately following srd, notwithstanding that such day is a Disrupted Day for any Constituent, in which case the provisions of Part H (Adjustments, disruption and cancellation) shall apply.

3.	When a Scheduled Date is both a “Holiday” and “Disrupted”

If a Scheduled Valuation Date or a Scheduled Rebalancing Date (each, a “Scheduled Date”) (1) is not a Scheduled Trading Day for any Constituent; and (2) is a Disrupted Day for any Constituent, then:

	(1)	first, such Scheduled Date shall be postponed in accordance with paragraph 1.1 or paragraph 2.1 above (as applicable) to adjust for any “holiday”; and then

	(2)	second, such Scheduled Date after such postponement shall be further adjusted (if necessary) in accordance with paragraph 2.2 above (as applicable) for any “postponed rebalancing”;

Part H:	Adjustments, disruption and cancellation

1.	ADJUSTMENT EVENTS

If an Adjustment Event occurs in respect of a Constituent (the “Affected Constituent”), then:

(a)	the Index Calculation Agent may suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day on which such Adjustment Event does not occur or continue to occur; and/or

(b)	the Index Calculation Agent may replace the Affected Constituent with a replacement constituent which has substantially similar characteristics to the Affected Constituent, having regard to the manner in which the Affected Constituent is used in the calculation of the Index, in which case the Index Calculation Agent will:

(i)	determine the effective date of such replacement; and

(ii)	make such adjustment(s) to these Index Conditions as it determines appropriate to account for the effect on the Index of such replacement; and/or

(c)	the Index Administrator may discontinue and cancel the Index.

2.	DISRUPTED DAYS

If any Index Business Day is a Disrupted Day for any Constituent, then the Index Calculation Agent may:

(a)	publish its good faith estimate of the Index Level for such Index Business Day (notwithstanding the occurrence of a Disrupted Day), using its good faith estimate of the value of the Constituent(s) affected by the occurrence of a Disrupted Day. Any such estimated value may be subject to correction once the relevant event or circumstances giving rise to such Disrupted Day cease; and/or

(b)	suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day which is not a Disrupted Day for any Constituent.

3.	CANCELLATION OF THE INDEX

The Index Administrator may discontinue and cancel the Index at any time and is under no obligation to continue, or to procure the continuation of, the calculation, publication and dissemination of the Index and the Index Level.

Part I:	Provisions relating to Constituents

Proprietary Index

This section of this Part I is applicable only to each Constituent which is classified (in Part E (Data) under the heading “Classification”) as a “Proprietary Index” (each such Constituent, a “Proprietary Index”).

A Proprietary Index shall also be classified as a Constituent Index for the purposes of the Additional Constituent Index Definitions, which set of additional definitions is set out at the end of Part I and must be read in conjunction with this section of Part I.

Constituent Closing Level:	The official closing level of the relevant Proprietary Index.

Scheduled Trading Day:	Any day on which the relevant Constituent Index Sponsor (or an agent appointed by such Constituent Index Sponsor) is scheduled to publish the level of the relevant Proprietary Index.

Disrupted Day:	Any Scheduled Trading Day on which the level of the relevant Proprietary Index is not published by or on behalf of the relevant Constituent Index Sponsor.

Adjustment Event:	Each of the following: (1) Constituent Index Cancellation; and (2) Constituent Index Modification.

Correction Period:	30 calendar days.

ETF Share (exchange-traded fund share)

This section of this Part I is applicable only to each Constituent which is classified (in Part E (Data) under the heading “Classification”) as an “ETF Share” (each such Constituent, an “ETF Share”).

An ETF Share shall also be classified as (1) a Fund Interest (for the purposes of the Additional Fund Definitions); and (2) a Security (for the purposes of the Additional Exchange-traded Security Definitions), each of which set of additional definitions is set out at the end of Part I and must be read in conjunction with this section of Part I.

Constituent Closing Level:	The official closing price of the relevant ETF Shares on the relevant Exchange at the Scheduled Closing Time on the relevant Exchange.

Scheduled Trading Day:	Any day on which the relevant Exchange and each relevant Related Exchange are scheduled to be open for trading for their respective regular trading sessions.

Disrupted Day:	Any Scheduled Trading Day on which an Exchange Disruption occurs in respect of the relevant ETF Shares.

Adjustment Event:	Each of the following: (1) Adviser Resignation Event; (2) Delisting; (3) Fund Insolvency; (4) Fund Insolvency Event; (5) Fund Modification; (6) Merger Event; (7) Regulatory Action; (8) Reporting Disruption; (9) Strategy Breach; and (10) Tender Offer.

Correction Period:	2 Index Business Days.

Additional Constituent Index Definitions

The following definitions constitute the “Additional Constituent Index Definitions”.

“Constituent Index” shall mean each Constituent classified as such.

“Constituent Index Cancellation” shall mean, in respect of any Constituent Index, that the relevant Constituent Index Sponsor permanently cancels such Index.

“Constituent Index Modification” shall mean, in respect of any Constituent Index, that the relevant Constituent Index Sponsor announces that it will make a material change in the formula for or method of calculating such Constituent Index or in any other way materially modifies such Constituent Index (other than a modification prescribed in that formula or method to maintain such Constituent Index in the event of routine events).

“Constituent Index Sponsor” shall mean, in respect of any Constituent Index, the corporation or entity which (1) is responsible for setting and reviewing the rules and procedures and methods of calculations and adjustments, if any, related to such Constituent Index; and (2) announces (directly or through an agent) the level of such Constituent Index on a regular basis.

SUCCESSOR CONSTITUENT INDEX AND SUCCESSOR CONSTITUENT INDEX SPONSOR

If the relevant Constituent Index is (1) not calculated and announced by the relevant Constituent Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Calculation Agent; or (2) replaced by a successor index using, in the determination of the Index Calculation Agent, the same or a substantially similar formula for or method of calculation as used in the calculation of such Constituent Index, then in each case that index will be deemed to be such Constituent Index with effect from the date determined by the Index Calculation Agent, who may (but is not obliged to) make such adjustment(s) to these Index Conditions as it determines appropriate to account for such change.

Additional Exchange-traded Security Definitions

The following definitions constitute the “Additional Exchange-traded Security Definitions”.

“Delisting” shall mean that any relevant Exchange announces that, pursuant to its rules, the relevant Securities cease (or will cease) to be listed, traded or publicly quoted on such Exchange for any reason (other than a Merger Event or a Tender Offer) and are not (or will not be) immediately re-listed, re-traded or re-quoted on either: (1) an exchange or quotation system located in either (a) the same country as such Exchange; or (b) if such Exchange is located within the European Union, any member state of the European Union; or (2) another exchange or quotation system (that is acceptable to the Index Calculation Agent) located in another country (that is acceptable to the Index Calculation Agent); or (3) if such Exchange is located in the United States, any of the New York Stock Exchange, the American Stock Exchange, or the NASDAQ National Market System (or their respective successors).

“Exchange” shall mean, in respect of the relevant Securities, the primary exchange, trading system or quotation system (“Trading Venue”) in respect such relevant Securities, or any successor to such Trading Venue, or any substitute Trading Venue to which trading in such relevant Securities has temporarily relocated, provided that, in the determination of the Index Calculation Agent, there is comparable liquidity in such relevant Securities on such temporary substitute Trading Venue as on the original Trading Venue.

“Exchange Business Day” shall mean any Scheduled Trading Day for the relevant Securities on which each relevant Exchange and each relevant Related Exchange is open for trading during its respective regular trading session, notwithstanding any such Exchange or any such Related Exchange closing prior to its Scheduled Closing Time.

“Exchange Disruption” shall mean:

(1)	any relevant Exchange or any relevant Related Exchange fails to open for trading during its regular trading session; or

(2)	the occurrence or existence at any time during the one hour period which ends at the relevant Valuation Time of any material suspension of or limitation imposed (by reason of movements in price exceeding permitted limits or otherwise) on the trading on (a) any relevant Exchange; or (b) any relevant Related Exchange; or

(3)	the occurrence or existence at any time during the one hour period which ends at the relevant Valuation Time of any other event (other than an event described in (4) or (5) below) which materially disrupts or impairs the ability of market participants in general to effect transactions in or to obtain market values for: (a) (on any relevant Exchange) the relevant Securities; or (b) (on any relevant Related Exchange) any Securities Derivative; or

(4)	the closure on any Exchange Business Day of any relevant Exchange prior to its Scheduled Closing Time, unless such earlier closing time is announced by such Exchange at least one hour prior to the earlier of (a) the actual closing time for the regular trading session on such Exchange on such Exchange Business Day; and (b) the deadline for the submission of orders to be entered into such Exchange for execution at the relevant Valuation Time on such Exchange Business Day; or

(5)	the closure on any Exchange Business Day of any relevant Related Exchange prior to its Scheduled Closing Time, unless such earlier closing time is announced by such Related Exchange at least one hour prior to the earlier of (a) the actual closing time for the regular trading session on such Related Exchange on such Exchange Business Day; and (b) the deadline for the submission of orders to be entered into such Related Exchange for execution at the relevant Valuation Time on such Exchange Business Day.

“Issuer” shall mean, in respect of the relevant Securities, the issuer of such relevant Securities.

“Issuer Insolvency” shall mean, in respect of an Issuer, an Insolvency (as defined in the Additional Insolvency Definitions set out at the end of Part I) in respect of such Issuer.

“Merger Event” shall mean any:

(1)	reclassification or change of the relevant Securities which results in a transfer of or an irrevocable commitment to transfer all the relevant Securities outstanding to another entity or person; or

(2)	consolidation, amalgamation, merger or binding share exchange of the relevant Issuer with or into another entity (other than a consolidation, amalgamation, merger or binding share exchange in which it is the continuing entity and which does not result in a reclassification of all the relevant Securities outstanding); or

(3)	takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain 100 per cent. of the relevant Securities outstanding for the relevant Issuer, which results in a transfer of or an irrevocable commitment to transfer all such Securities (other than those owned or controlled by such entity or person); or

(4)	consolidation, amalgamation, merger or binding share exchange of the relevant Issuer or its subsidiaries with or into another entity in which such Issuer is the continuing entity, and which does not result in the reclassification or change of all of the relevant Securities outstanding, but results in the relevant Securities outstanding (other than those owned or controlled by such other entity) immediately prior to such event collectively representing less than 50 per cent. of the relevant Securities outstanding immediately following such event.

“Nationalization” shall mean that all the Securities or all or substantially all the assets of an Issuer are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority, entity or instrumentality thereof.

“Related Exchange” shall mean, in respect of the relevant Securities, each exchange, trading system or quotation system (“Trading Venue”) in respect of any futures contract or option contract (“Securities Derivatives”) relating to such relevant Securities, or any successor to such Trading Venue, or any substitute Trading Venue to which trading in the relevant Securities Derivatives has temporarily relocated, provided that, in the determination of the Index Calculation Agent, there is comparable liquidity in the relevant Securities Derivatives on such temporary substitute Trading Venue as on the original Trading Venue.

“Scheduled Closing Time” shall mean, in respect of a Scheduled Trading Day and an Exchange or Related Exchange (as relevant), the scheduled weekday closing time on such Exchange or Related Exchange (as relevant) on such Scheduled Trading Day, without regard to after-hours trading or any other trading outside the hours of the regular trading session on such Exchange or Related Exchange.

“Security” shall mean each Constituent classified as such.

“Tender Offer” shall mean a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person which results in such entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, greater than 10 per cent. and less than 100 per cent. of the voting shares outstanding of the relevant Issuer, as assessed with reference to the filings made with governmental or self-regulatory agencies or such other reasonably relevant information.

“Valuation Time” shall mean the Scheduled Closing Time on the relevant Exchange.

Additional Fund Definitions

The following definitions constitute the “Additional Fund Definitions”.

“Adviser Resignation Event” shall mean, in respect of any Fund Interest, (1) the resignation, termination or replacement of the Fund Adviser of the related Reference Fund; or (2) the resignation, termination or replacement of the Fund Administrator, the management company, the custodian (if any) or the depositary (if any) of the related Reference Fund.

“AUM Threshold” shall mean 100,000,000 US Dollars (or its equivalent).

“Cross-contamination” shall mean, in respect of a Reference Fund, the occurrence of a cross-contamination or other failure to segregate effectively assets between different classes, series, or sub-funds of such Reference Fund.

“Failure by a Fund Service Provider” shall mean, in respect of a Fund Interest and the related Reference Fund, a failure by a Fund Service Provider in respect of such Fund Interest and such Reference Fund to perform any of its obligations in respect of such Fund Interest and such Reference Fund and such Fund Service Provider is not immediately replaced by another fund service provider.

“Fees or Charges Event” shall mean, in respect of a Reference Fund, the imposition of any fees or charges in relation to redemptions, subscriptions or transfers of relevant Fund Interests other than any such fee or charge in existence on the Index Launch Date.

“Fund Administrator” shall mean, in respect of a Reference Fund, the fund administrator, manager, trustee or similar person with the primary administrative responsibility for such Reference Fund.

“Fund Adviser” shall mean, in respect of a Reference Fund, any person appointed in the role of discretionary investment manager or non-discretionary investment adviser (including a non-discretionary investment adviser to a discretionary investment manager or to another non-discretionary investment adviser) for such Reference Fund.

“Fund Adviser Event” shall mean, in respect of a Reference Fund, that the Index Calculation Agent determines (a) that at any time after the Index Launch Date, the total value of the assets managed by the relevant Fund Adviser (including in relation to such Reference Fund) is equal to or less than the AUM Threshold or (b) that over any period of twelve months, the total value of the assets managed by the relevant Fund Adviser (including in relation to such Reference Fund) has decreased by fifty per cent. (either due to redemptions or decrease in the value of such assets or otherwise).

“Fund Documents” shall mean, in respect of any Fund Interest, the constitutive and governing documents, subscription agreements, other agreements and offering documents however described of the related Reference Fund (including any prospectus and any offering memorandum), specifying the terms and conditions relating to such Fund Interest.

“Fund Insolvency” shall mean, in respect of any Fund Interest, an Insolvency (as defined in the Additional Insolvency Definitions set out at the end of Part I) in respect of the related Reference Fund.

“Fund Insolvency Event” shall mean, in respect of any Fund Interest, an Insolvency Event (as defined in the Additional Insolvency Definitions set out at the end of Part I) in respect of the related Reference Fund, the Fund Administrator of such related Reference Fund and any Fund Service Provider of such related Reference Fund.

“Fund Interest” shall mean each Constituent classified as such.

“Fund Limitation Event” shall mean, in respect of any Fund Interest, (1) a material limitation is imposed on dealings in such Fund Interest; (2) the related Reference Fund’s dealing is changed (including, but not limited to, a change in notice periods for redemptions or the imposition of gating provisions); (3) the occurrence of any other event which restricts, in whole or in part, on a permanent or a temporary basis, dealings of any nature with respect to such Fund Interest (whether or not such event occurs pursuant to provisions entitling the related Reference Fund to restrict in any way dealings with respect to such Fund Interest).

“Fund Modification” shall mean, in respect of any Fund Interest, any change or modification of the Fund Documents of the related Reference Fund which could reasonably be expected to affect the value of such Fund Interest or the rights and remedies of holders of such Fund Interest from those prevailing on the Index Start Date.

“Fund Service Provider” shall mean, in respect of a Reference Fund, any person who is appointed to provide services, directly or indirectly, for such Reference Fund, including any administrator, custodian, depositary, domiciliary agent, Fund Administrator, Fund Adviser, management company, operator, prime broker, registrar, transfer agent and trustee.

“Merger Event” shall mean, in respect of any Fund Interest, any:

(1)	reclassification or change of such Fund Interest which results in a transfer of or an irrevocable commitment to transfer all such Fund Interests outstanding to another entity or person; or

(2)	consolidation, amalgamation, merger or binding share exchange of the relevant Reference Fund with or into another entity (other than a consolidation, amalgamation, merger or binding share exchange in which such Reference Fund is the continuing entity and which does not result in a reclassification or change of all such Fund Interests outstanding); or

(3)	takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain 100 per cent. of the outstanding Fund Interests of the relevant Reference Fund, which results in a transfer of or an irrevocable commitment to transfer all such Fund Interests (other than those Fund Interests owned or controlled by such other entity or person); or

(4)	consolidation, amalgamation, merger or binding share exchange of the relevant Reference Fund with or into another entity in which such Reference Fund is the continuing entity and which does not result in the reclassification or change of all such Fund Interests outstanding but results in the outstanding Fund Interests (other than those Fund Interests owned or controlled by such other entity) immediately prior to such event collectively representing less than 50 per cent. of the outstanding Fund Interests immediately following such event.

The Index Calculation Agent shall determine, using Expert Judgment, the relevant date of such Merger Event.

“Nationalisation” shall mean, in respect of a Reference Fund, that all the Fund Interests of such Reference Fund or all the assets or substantially all the assets of such Reference Fund are nationalised, expropriated or are otherwise required to be transferred to any governmental agency, authority, entity or instrumentality thereof.

“New Information Event” shall mean, in respect of a Reference Fund, (1) any information in connection with such Reference Fund, the relevant Fund Adviser, the relevant Fund Administrator or other Fund Service Provider is misleading or inaccurate in any respect; or (2) the publication or dissemination (through any medium) of information is or becomes available which, if considered by itself or with other information, which could reasonably be expected to affect the value of such Reference Fund or the rights and remedies of holders of Fund Interests in such Reference Fund from those prevailing on the Index Launch Date.

“Non-Currency Redemption” shall mean, in respect of a Reference Fund, any relevant Fund Interests are redeemed otherwise than in cash or are redeemed in a currency(ies) other than the currency(ies) in which as of the Index Launch Date (and according to the relevant Fund Documents or as otherwise communicated to the Index Calculation Agent) it is intended redemptions of the relevant Fund Interests shall occur.

“Reference Fund” shall mean, in respect of the relevant Fund Interest, the issuer of, or other legal arrangement giving rise to, such Fund Interest.

“Regulatory Action” shall mean, in respect of any Fund Interest, (1) the cancellation, suspension or revocation of the registration or approval of such Fund Interest or the related Reference Fund by any relevant governmental, legal or regulatory authority; (2) any change in the accounting, legal, regulatory or tax treatments of the related Reference Fund or its Fund Adviser that is reasonably likely to have an adverse impact on the value of such Fund Interest or on any investor therein; or (3) the related Reference Fund or any of its Fund Administrator or Fund Adviser becoming subject to any investigation, proceeding or litigation by any relevant governmental, legal or regulatory authority involving the alleged violation of applicable law for activities relating to or resulting from the operation of such Reference Fund, Fund Administrator or Fund Adviser.

“Reporting Disruption” shall mean, in respect of any Fund Interest, (1) the occurrence of any event affecting such Fund Interest which would make it impossible or impracticable for the Index Calculation Agent to determine the value of such Fund Interest for the foreseeable future; (2) any failure of the related Reference Fund to deliver, or cause to be delivered, (a) information that such Reference Fund has agreed to deliver or cause to be delivered; or (b) information that has been previously delivered in accordance with the normal practice of such Reference Fund or its authorized representative, which enable such Reference Fund’s compliance with any investment guideline, asset allocation methodology or other similar policy to be monitored.

“Strategy Breach” shall mean, in respect of any Fund Interest, any breach or violation of any strategy or investment guideline stated in the Fund Documents of the related Reference Fund which could reasonably be expected to affect the value of such Fund Interest or the rights and remedies of holders of such Fund Interest from those prevailing on the Index Start Date.

Additional Insolvency Definitions

The following definitions constitute the “Additional Insolvency Definitions”.

“Insolvency” shall mean, in respect of any entity “X”, that by reason of the voluntary or involuntary liquidation, bankruptcy, insolvency, dissolution or winding up of (or any analogous proceeding) affecting X (1) all the securities of X are required to be transferred to an Insolvency Officer; or (2) holders of the securities of X become legally prohibited from transferring or redeeming such securities.

“Insolvency Event” shall mean, in respect of any entity, “X”:

(1)	X is dissolved or has a resolution passed for its dissolution, winding-up or official liquidation (other than pursuant to a consolidation, amalgamation or merger); or

(2)	X makes a general assignment or arrangement with or for the benefit of its creditors; or

(3)	X either (a) institutes, or has instituted against it by a Competent Official, a proceeding seeking an Insolvency Judgment, or a petition is presented for its winding-up or liquidation by it or by such Competent Official; or (b) has instituted against it a proceeding seeking an Insolvency Judgment, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person not described in (a) above and either (i) results in an Insolvency Judgment or the entry of an order for relief or the making of an order for its winding-up or liquidation; or (ii) is not dismissed, discharged, stayed or restrained, in each case within 15 days of the institution or presentation thereof; or

(4)	X seeks or becomes subject to the appointment of an Insolvency Officer of all or substantially all of its assets; or

(5)	X has a secured party take possession of all or substantially all of its assets (and such secured party maintains possession for not less than 15 days thereafter); or

(6)	X has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets (and such process is not dismissed, discharged, stayed or restrained within 15 days thereafter); or

(7)	the holders of securities issued by X become legally prohibited from transferring such securities; or

(8)	X causes or is subject to any event which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events described in (1) to (7) above.

For these purposes, “Competent Official” shall mean, in respect of an entity, a regulator, supervisor or other similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or in the jurisdiction of its head office or home office; “Insolvency Law” shall mean any bankruptcy law, insolvency law or other similar law affecting creditors’ rights; and “Insolvency Judgment” shall mean any judgment of insolvency or bankruptcy or any other relief under Insolvency Law.

“Insolvency Officer” shall mean an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official.

Part J:	Definitions

“Adjustment Event” shall, in respect of a Constituent, have the meaning given in the relevant section of Part I (Provisions relating to Constituents).

“Affiliate” shall mean, in respect of a person “X”, any entity controlled (directly or indirectly) by X, any entity which controls (directly or indirectly) X or any entity (directly or indirectly) under common control with X. For this purpose, “control” of any person or entity shall mean the ownership or a majority of the voting power of such person or entity.

“Citi” shall mean Citigroup Inc. and its Affiliates.

“Constituent” shall mean each constituent of the Index, as specified in Part E (Data) or otherwise deemed or determined to be a constituent of the Index pursuant to these Index Conditions. Each Constituent shall be identified by a unique serial number, denoted by “i”, as specified in Part E (Data). Part E (Data) also sets out the classification of each Constituent.

“Constituent Closing Level” shall have the meaning given in Part F (Valuation of Constituents).

“Constituent Licensing Event” shall mean, in respect of a Constituent, that (1) any licence granted to the Index Administrator and/or the Index Calculation Agent and/or any of their respective Affiliates to use such Constituent in connection with the Index is terminated; or (2) any such person’s right to use such Constituent in connection with the Index is otherwise disputed, impaired or ceases for any reason.

“Core Index” shall mean a notional index constituted in accordance with, and with a notional closing level (on each Index Business Day for which the Core Index Level is calculated) equal to the Core Index Level as specific in, Part D (Calculation of the Index Level).

“Core Index Level” shall have the meaning given in Part D (Calculation of the Index Level).

“Correction Period” shall, in respect of a Constituent, have the meaning given in the relevant section of Part I (Provisions relating to Constituents).

“Current Core Index” shall mean a notional index constituted in accordance with, and with a notional closing level (on each Index Business Day for which the Current Core Index Level is calculated) equal to, the Current Core Index Level.

“Disrupted Day” shall, in respect of a Constituent, have the meaning given in the relevant section of Part I (Provisions relating to Constituents).

“Electronic Page” shall mean, in respect of a datum, (1) an electronic page or source specified in respect of such datum in these Index Conditions; or (2) if no such electronic page or source has been so specified, such Bloomberg page or Reuters page or other widely-recognized source of financial data as the Index Calculation Agent may determine appropriate; or (3) in any case, any successor electronic page or source that has been designated by either (a) the sponsor of the original electronic page or source; or (b) the relevant information vendor or provider of the original electronic page or source; or (4) any alternative electronic page or source that may be designated by the Index Calculation Agent, provided that such electronic page or source is widely recognized by participants in the relevant market.

“Expert Judgement” shall have the meaning given in Part L (Miscellaneous).

“Exposure” shall have the meaning given in Part D (Calculation of the Index Level).

“Gross Index Level” shall have the meaning given in Part D (Calculation of the Index Level).

“Index” shall mean each of the Indices, as described in these Index Conditions.

“Index Administrator” shall mean the person specified as such in Part B (Key information) or any successor to such person or any assignee of such person.

“Index Base Currency” shall mean the currency specified as such in Part B (Key information).

“Index Business Day” shall mean each day specified as such in Part E (Data).

“Index Calculation Agent” shall mean the person specified as such in Part B (Key information) and appointed by the Index Administrator, any successor to such person, or any alternative calculation agent appointed by the Index Administrator.

“Index Conditions” shall mean this document.

“Index Launch Date” shall mean the day specified as such in Part B (Key information).

“Index Level” shall mean, in respect of an Index Business Day, the closing level of the Index as at the Index Valuation Time on such Index Business Day. The Index Level shall be an amount expressed in the Index Base Currency.

“Index Linked Product” shall mean any security, contract or other financial product the return of which is linked, in whole or in part, to the performance of the Index.

“Index Start Date” shall mean the date specified as such in Part B (Key information).

“Index Start Level” shall mean the Index Level as at the Index Start Date, as specified in Part B (Key information).

“Index Ticker” shall mean the Electronic Page specified as such in Part B (Key information).

“Index Valuation Time” shall mean the time specified as such in Part E (Data).

“Market Regime” shall have the meaning given in Part B (Key Information).

“Notional Index Fee” shall have the meaning given in Part B (Key information).

“Part” shall mean a part of these Index Conditions.

“Percentage Weight” shall mean the percentage weight of each Constituent in the Core Index as of the specified Index Business Day, determined in accordance with Part D (Calculation of the Index Level).

“Realized Volatility” shall have the meaning given in Part D (Calculation of the Index Level).

“Rebalancing Date” shall mean each day specified as such in Part E (Data).

“Scheduled Rebalancing Date” shall mean each day specified as such in Part E (Data).

“Scheduled Trading Day” shall, in respect of a Constituent, have the meaning given in the relevant section of Part I (Provisions relating to Constituents).

“Scheduled Valuation Date” shall mean each day specified as such in Part E (Data).

“Selection Date” shall mean each day specified as such in Part E (Data).

“Valuation Date” shall mean each Scheduled Valuation Date, as adjusted in accordance with Part G (Adjustment of dates).

“Volatility Target” shall have the meaning given in Part D (Calculation of the Index Level).

“Weight” shall mean the weight of each Constituent in the Core Index as of the specified Index Business Day, determined in accordance with Part D (Calculation of the Index Level).

Part K:	Risk factors

The discussion of risks in this Part K (Risk factors) comprises a discussion of specific risk factors, followed by a discussion of general risk factors.

Specific Risk Factors

1.	Risks arise in respect of the Constituent Indices

The performance of the Index is dependent on the performance of the Constituent Indices.

There can be no assurance that a Constituent Index will generate positive returns.

Knowledge of the methodology of the Constituent Indices is essential to evaluate the Index.

The risks which exist in respect of an exposure to the Constituent Indices also exist in respect of an exposure to the Index. Consequently investors should read and understand the index conditions of the Constituent Indices, including the disclosure and the discussion of the risks which arise in respect of an exposure to the Constituent Indices.

The combination of these risks may create additional particular risks which may substantially increase the effect of adverse market movements.

2.	The Index may not be successful and may underperform alternative investment strategies.

There can be no assurance that the Index will achieve positive returns. The Index tracks the hypothetical performance of a rules-based investment methodology which, based on a signal (which is discussed below), allocates exposure to a particular group of exchange-traded funds and a particular Citi proprietary index (the “Selected Group”) until the signal determines that a change in the relevant interest rate that is used for the purposes of the signal has occurred. The performance of the Index over that period will depend on the performance of the Selected Group over that period, minus the index fee and subject to the Index’s volatility-targeting feature, all as more fully described below. In general, if the Selected Group appreciates over that period by more than the index fee, then the level of the Index will increase, and if the Selected Group depreciates over that period or appreciates by less than the index fee, then the level of the Index will decrease. The performance of the Index may be less favourable than alternative investment strategies that could have been implemented, including an investment in a passive index fund.

3.	The Index’s investment thesis may be wrong.

The Index methodology is premised on the idea that there is a relationship between the prevailing interest rate environment in the United States and the relative performance of different sectors of the US equity market. Specifically, the Index methodology seeks to implement the thesis that the energy, financial, and information technology sectors of the US equity market may outperform the broader market in a rising interest rate environment, and that the utilities, consumer staples, and health care sectors may outperform the broader market in a falling interest rate environment. This investment thesis may be wrong. This relationship, which is assumed to exist, may not in fact exist. Even if such a relationship has existed in the past, it may not exist in the future. If the Index’s investment thesis is wrong, the Index’s allocation methodology may perform no better than, and in fact may materially perform worse than, any other allocation that could be made among the different sectors of the US equity market.

Even if the Index’s investment thesis has merit, the effects of the relationship between the prevailing interest rate environment in the United States and the different sectors of the US equity market may be weak. Even if there is a relationship between the prevailing interest rate environment and the relative performance of different sectors of the US equity market, the resulting effects on the performance of the relevant sectors would hold true only if all other factors were held constant. In reality, other factors are not held constant, and other factors may overwhelm these effects. For example, (1) even at a time of rising interest rates and strong economic growth, commodity prices may fall dramatically as a result of oversupply, causing the energy sector to perform poorly; or (2) even at a time of falling interest rates, the consumer staples sector may perform poorly because it is adversely affected by weak economic conditions.

Furthermore, the Index’s investment thesis is predicated in part on an assumption about the relationship between the prevailing interest rate environment, on the one hand, and economic growth and consumer sentiment, on the other, broadly that a rising interest rate environment is associated with economic growth and improving consumer sentiment, and that a non-rising interest rate environment is associated with slowing economic growth and declining consumer sentiment. If that relationship is weak, then the relationship between the prevailing interest rate environment and the performance of certain selected sectors of the US equity market may also be weak.

There are reasons to expect that the assumed relationship between the prevailing interest rate environment and economic growth may not necessarily hold. For example, there have been many instances historically when there was strong economic growth and consumer sentiment even at a time of stable interest rates. In that environment, the Index would allocate exposure to the utilities, consumer staples and health care sectors, and those sectors may fail to benefit as much as other sectors from strong economic growth and consumer sentiment. Moreover, changes in interest rates may be a lagging indicator of economic conditions. When the Federal Reserve changes its interest rate policies, it is likely to have done so after many months of economic data indicating a change in economic conditions. This time lag is in addition to the time lag inherent in the calculation of the Rates Signal. For all of these reasons, there may be a lengthy period of disconnect between economic conditions and the prevailing interest rate environment identified by the Rates Signal.

If the relationship between the prevailing interest rate environment and the performance of the selected equity sector ETFs is weak, the selected equity sector ETFs included in the Index’s allocation may fail to meaningfully outperform, and may in fact materially underperform, any other allocation that could be made among the sectors of the US equity market. At the same time, the Index would be subject to the negative effects of the excess return deduction and index fee. Those negative effects may be significantly greater than any positive effects resulting from the implementation of the Index’s investment thesis.

4.	The Index’s signal-based allocation methodology has significant limitations.

The Index will allocate exposure to the R Group or to the NR Group based on the Rates Signal. The Rates Signal is measured on each Index Business Day and is based on observing the average of the US Dollar 3-month Libor rate (the “Signal Interest Rate”). Based on the Rates Signal, the Core Index will be exposed to either a group of exchange-traded funds and a Citi proprietary index which are expected to appreciate in a rising interest rate environment (i.e. the R Group), or a group of exchange-traded funds and a Citi proprietary index which are expected to appreciate in a static or falling interest rate environment (i.e. the NR Group).

Limitations of the Rates Signal

The Index’s allocation methodology is premised on the assumption that, on an Index Business Day, the Rates Signal may provide an accurate indicator of the prevailing interest rate environment until the next change in Market Regime (i.e. when the Rates Signal indicates that the exposure of the Core Index should be switched, whether from the R Group to the NR Group, or from the NR Group to the R Group). There can be no assurance that the particular Signal Interest Rate that is used for the purposes of the Rates Signal is representative of the general interest rate environment. In addition, the Rates Signal is backward-looking, in that it is based on a determination of the average of the Signal Interest Rate over a specified historical period, and it cannot predict the future behaviour of the Signal Interest Rate. In particular, if the Rates Signal indicates that “rates have been rising”, there can be no assurance that rates will continue to rise, and if the Rates Signal indicates that “rates have not been rising”, there can be no assurance that rates will continue either to remain static or to fall.

There is uncertainty about the future of the US Dollar 3-month Libor rate

–     If the US Dollar 3-month Libor rate is discontinued or is no longer widely relied upon by market participants as a benchmark interest rate, the Index may be adversely affected. On 27 July 2017, the Chief Executive of the U.K. Financial Conduct Authority (the “FCA”), which regulates Libor, announced that the FCA intends to stop persuading or compelling banks to submit rates for the calculation of Libor to the Libor administrator. The announcement indicates that the continuation of Libor on the current basis cannot and will not be guaranteed after 2021. It is impossible to predict whether and to what extent banks will continue to provide Libor submissions to the administrator of Libor, whether Libor rates will cease to be published or supported before or after 2021 or whether any additional reforms to Libor may be enacted in the United Kingdom or elsewhere. At this time, no consensus exists as to what rate or rates may become accepted alternatives to Libor.

If US Dollar 3-month Libor is discontinued or is permanently no longer published or is no longer widely relied upon by market participants as a benchmark interest rate (other than for legacy financial instruments linked to it), the Index Administrator may select a substitute or successor rate that it has determined (after consulting any source that it deems reasonable) is (1) the industry-accepted substitute or successor rate or (2) if there is no such industry-accepted substitute or successor rate, a substitute or successor rate which is the most comparable to US Dollar 3-month Libor (as US Dollar 3-month Libor exists as of the launch date of the Index). Upon selection of a substitute or successor rate, the Index Administrator may determine (after consulting any source that it deems reasonable) any adjustment factor it determines is needed to make such substitute or successor rate comparable to US Dollar 3- month Libor, in a manner which is consistent with any industry-standard practice for such substitute or successor rate. In this circumstance, the successor rate chosen by the Index Administrator may differ in important ways from US Dollar 3-month Libor, and the Rates Signal determined on the basis of the successor rate may be less effective at identifying the prevailing interest rate environment in the United States. As a result, Index performance based on a successor rate may be less favourable than it would have been had the Rates Signal continued to be based on US Dollar 3-month Libor.

The composition of the NR Group and the R Group may not be optimal

The Index methodology assumes that the Constituents contained in the Selected Group are likely to appreciate until the next change in Market Regime. However, there can be no assurance that this will be the case. The Constituents contained in the NR Group are assumed to appreciate in an interest rate environment which is characterized by either static or falling interest rates. Financial instruments other than those contained in the NR Group may perform better in such an interest rate environment. Similarly, the Constituents contained in the R Group are assumed to appreciate in an interest rate environment which is characterized by rising interest rates. Financial instruments other than those contained in the R Group may perform better in such an interest rate environment.

Limitations of the volatility targeting mechanism

The scaling of the Percentage Weights with reference to Equity Current Volatility is based on the assumption that the volatility of the Equity Current Index over an observation period of 126 Index Business Days may be an indicator of future volatility of the Index. Based on this assumption, on a Selection Date, the Index will decrease the exposure to the six Equity Constituents (i.e. the three exchange-traded funds contained in the NR Group and the three exchange-traded funds contained in the R Group) when the Equity Current Volatility is more than the Volatility Target. There is no guarantee that this assumption will be the case, however. The Equity Current Volatility measure is subject to significant limitations, including the following:

• Time lag. The Equity Current Volatility measures volatility over the last six months and therefore suffers from a time lag, which may cause it to be late both in signalling a decrease in the allocation to the Equity Constituents and in signalling an increase in the allocation of the Equity Constituents. The Index determines the volatility of the Equity Current Index over an observation period of 126 Index Business Days. If the volatility of the Equity Constituents changes, it may be a significant period of time before the Equity Current Volatility reflects the change. As a result of this time lag, the Equity Current Volatility may signal a decrease in the allocation to the Equity Constituents long after the Equity Constituents have become less volatile, which can result in a significant decline in the level of the Index over a significant period of time. Alternatively, the Equity Current Volatility may not identify the volatility of the Equity Constituents as being low until long after volatility decreased. By the time the Equity Current Volatility finally signals an increase in the allocation to the Equity Constituents, the volatility may have increased again. This may result in poor Index performance.

• Historical measure. The 126-Day Realized Volatility is a historical measure of volatility and does not reflect volatility going forward. Realized volatility is not the same as implied volatility, which is an estimation of future volatility and may better reflect market expectations.

5.	The index fee will adversely affect Index performance.

An index fee of 0.75% per annum (the Notional Index Fee) is deducted in the calculation of the Index. The index fee will place a drag on the performance of the Index, offsetting any appreciation of the Selected Group, exacerbating any depreciation of the Selected Group and causing the level of the Index to decline steadily if the value of the Selected Group remains relatively constant. The Index will not participate in any appreciation of the Selected Group unless it is sufficiently great to offset the negative effects of the index fee, and then only to the extent that the favourable performance of the Selected Group is greater than the index fee (and subject to the volatility-targeting feature). As a result of this deduction, the level of the Index may decline even if the Selected Group appreciates.

6.	The Index may fail to maintain its volatility target and may experience large declines as a result.

The Index adjusts its exposure to the Selected Group as often as daily in an attempt to maintain a volatility target of 5% for Radar 5, and 7% for Radar 7. If the volatility of the Selected Group increases, the Index will reduce its exposure to the Selected Group to the extent necessary to maintain a trailing 21-Day Realized Volatility of 5% (for Radar 5) and 7% (for Radar 7) The “21-Day Realized Volatility” of the current Selected Portfolio on any Index Business Day is the volatility of the daily closing value of the current Selected Group (expressed on an annualized basis) over the period of 21 Index Business Days ending on the current Index Business Day, as determined pursuant to paragraph 1.4 (Exposure and Realized Volatility of Current Core Index) of Part D (Calculation of the Index Level)). However, because this exposure adjustment is backward-looking, based on realized volatility over a prior period of 21 Index Business Days, there may be a time lag of several weeks before a sudden increase in volatility of the Selected Group is sufficiently reflected in the trailing 21-Day Realized Volatility measure to result in a meaningful reduction in exposure to the Selected Portfolio. In the meantime, the Index may experience volatility significantly more than the Volatility Target and, if the increase in volatility is accompanied by a decline in the value of the Selected Portfolio, the Index may incur significant losses.

7.	Depending on the terms of the Index Linked Products, you may not receive a meaningful incremental benefit from the Index’s volatility-targeting feature even though you will be subject to its significant drawbacks.

One potential benefit of the Index’s volatility-targeting feature is that it may reduce the potential for large Index declines in volatile markets. However, that reduced potential for large Index declines comes at a price: as discussed above, the volatility-targeting feature is likely to significantly reduce the potential for Index gains in rising markets. Depending on the terms of the Index Linked Product you invest in, any reduced potential for large Index declines resulting from the volatility-targeting feature may not provide a meaningful incremental benefit to an investor in the relevant Index Linked Product. Investors in the Index Linked Product will, however, be fully subject to the drawbacks of the volatility-targeting feature, in the form of the reduced participation in rising markets and the other risks described in this section. As a result, you should understand that, depending on the terms of the Index Linked Product that you invest in, any benefit you receive from the Index’s volatility-targeting feature may be outweighed by its drawbacks.

8.	The volatility-targeting feature may cause the Index to perform poorly in temporary market crashes.

A temporary market crash is an event in which the volatility of the Selected Group spikes suddenly and the Selected Group declines sharply in value over a short period of time, but the decline is short-lived and the Selected Group soon recovers its losses. In this circumstance, although the value of the Selected Group after the recovery may return to its value before the crash, the level of the Index may not fully recover its losses. This is because of the time lag that results from using a look-back period of 21 Index Business Days as the basis for the Index’s volatility-targeting feature. Because of the time lag, the Index may not meaningfully reduce its exposure to the Selected Group until the crash has already occurred, and by the time the reduced exposure does take effect, the recovery may have already begun. For example, if the Index has 50% exposure to the decline in the Selected Group, and then reduces its exposure so that it has only 20% exposure to the recovery, the Index will end up significantly lower after the crash and recovery than it was before the crash.

9.	Leverage

Radar 7 may provide a notional leveraged exposure to its Constituents, and therefore under such circumstances the effect on the performance of Radar 7 of the gains and losses of a Constituent will be magnified.

10.	The performance of the Index will be highly sensitive to the parameters by which it is calculated.

The Index is calculated pursuant to a rules-based methodology that contains a number of specific parameters. These parameters will be significant determinants of the performance of the Index. For example, the Index has a specified volatility target with a realized volatility look-back period of 21 Index Business Days; the Selected Group can only be one of two possible groups of exchange-traded shares and a Citi proprietary index; and the Rates Signal is determined using a particular methodology including a look-back period of 63 Index Business Days. There is nothing inherent in any of these specific parameters that necessarily makes them the right specific parameters to use for the Index. If the Index had used different parameters, the Index might have achieved significantly better returns.

11.	The Index will be calculated pursuant to a set of fixed rules and will not be actively managed. If the Index performs poorly, the Index Administrator will not change the Index methodology or these Index Conditions in an attempt to improve performance.

The Index tracks the hypothetical performance of the rules-based investment methodology described in Part D (Calculation of the Index Level). The Index will not be actively managed. If the rules-based investment methodology tracked by the Index performs poorly, the Index Administrator will not change the rules in an attempt to improve performance. Accordingly, an investment in an Index Linked Product is not like an investment in a mutual fund. Unlike a mutual fund, which could be actively managed by the fund manager in an attempt to maximize returns in changing market conditions, the Index methodology and Index Conditions will remain unchanged, even if those rules might prove to be ill-suited to future market conditions.

12.	The Index has limited actual performance information.

The Index launched on 20 February 2019. Accordingly, the Index has limited actual performance data. Because the Index is of recent origin with limited performance history, an investment linked to the Index may involve a greater risk than an investment linked to one or more indices with an established record of performance. A longer history of actual performance may have provided more reliable information on which to assess the validity of the Index’s hypothetical investment methodology. However, any historical performance of the Index is not an indication of how the Index will perform in the future.

13.	Hypothetical back-tested Index performance information is subject to significant limitations.

All information regarding the performance of the Index prior to the Index Launch Date is hypothetical and back-tested, as the Index did not exist prior to that time. It is important to understand that hypothetical back-tested Index performance information is subject to significant limitations, in addition to the fact that past performance is never a guarantee of future performance. In particular:

• The Index Administrator developed the rules of the Index with the benefit of hindsight—that is, with the benefit of being able to evaluate how the Index methodology would have caused the Index to perform had it existed during the hypothetical back-tested period. The fact that the Index generally appreciated over the hypothetical back-tested period may not therefore be an accurate or reliable indication of any fundamental aspect of the Index methodology.

• The hypothetical back-tested performance of the Index might look different if it covered a different historical period. The market conditions that existed during the historical period covered by the hypothetical back-tested Index performance Information are not necessarily representative of the market conditions that will exist in the future.

• Because the Constituents were not published during the entire period for which the Index Administrator has prepared hypothetical back-tested Index performance information, the hypothetical back-tested Index levels have been calculated by the Index Administrator based in part on hypothetical back-tested levels of the Constituents that were prepared by the index sponsor of the Constituents. The Index Administrator is not aware of the assumptions made by the index sponsor of the Constituents when it calculated the hypothetical back-tested index levels for the Constituents.

It is impossible to predict whether the Index will rise or fall. The actual future performance of the Index may bear no relation to the historical or hypothetical back-tested levels of the Index.

General Risk Factors

1.	INTRODUCTION

The Index Level may go down as well as up, depending on the performance of the Constituents and their effect on the strategy that the Index has been developed to reflect. There can be no assurance as to the future performance of the Index, and the Index Level on any day may not reflect either its past performance or its future performance. The strategy that the Index has been developed to reflect may not be successful, and other strategies using the Constituents and alternative indices and benchmarks may perform better than the Index.

The Index represents the weighted value of its Constituents. The Index has been developed to be “investable”, but the methodology set out in these Index Conditions is quantitative, which means that the Index Level is determined according to the rules and the processes set out in these Index Conditions on a purely notional basis, without reference to any actual investment in the Index or any of its Constituents.

The result of any such actual investment may be different to the performance of the Index. In particular, any notional fees or costs deducted in the calculation of the Index Level, and any proportionate amount included in the Index Level of any dividend, distribution or payment in respect of any Constituent, may be different from those arising in respect of any actual investment in any Constituent or any combination of Constituents.

Prospective investors in any Index Linked Product should be familiar with investments in the global financial and commodity markets, financial instruments and indices generally.

2.	RISKS IN RESPECT OF THE CONSTITUENTS

The performance of the Index is dependent on the performance of all of the Constituents contained in the Index.

Fluctuations in the level, price, rate or value (as applicable) of the Constituents contained in the Index from time to time will directly affect the Index Level. The extent to which fluctuations in the Constituent Closing Level of a particular Constituent will affect the Index Level will, amongst other things, depend on the Weight attributed to that Constituent at the relevant time.

Please refer to the following paragraphs for a discussion of the particular general market risks arising in respect of each classification of Constituent.

●	ETF Share (exchange-traded fund share)

Prospective investors in an Index Linked Product linked to an Index containing an ETF Share should be familiar with exchange-traded funds generally. The price volatility of ETF Shares contained in an Index must be considered. The value of ETF Shares may go down as well as up, and the value of the ETF Shares on any date may not reflect their performance in any prior period. There can be no assurance as to the future value of the ETF Shares, or as to the continued existence of the ETF Shares.

Although ETF Shares are traded on an exchange and are therefore valued in a similar manner as a stock traded on an exchange, the Adjustment Events defined with respect to an ETF Share include certain events and circumstances which would be applicable to a fund.

An exchange-traded fund may trade and invest in a broad range of investments such as debt and equity securities, commodities and foreign exchange, and may enter into derivative transactions, including without limitation futures contracts and option contracts. The trend in the Index Level of an Index containing an ETF Share may not correlate with the trend in any market to which the relevant exchange-traded fund creates an investment exposure.

The value of an ETF Share may be affected by the performance of persons providing services to the relevant exchange-traded fund, including the investment manager or the investment adviser to the relevant exchange-traded fund.

3.	PERFORMANCE OF THE INDEX

3.1	The performance of the Index may be significantly lower than the performance of certain Constituents

The performance of the Index could be significantly less than the performance of alternative indices and benchmarks with similar risk characteristics, even if some of the Constituents have generated significant positive returns. The levels, prices, rates or values (“Values”) of the Constituents may move in different directions at different times compared to each other, and underperformance by one or more of the Constituents may reduce the performance of the Index as a whole, even if other Constituents generate positive returns.

3.2	The correlation between the Constituents may change unpredictably

Correlation is the extent to which the Values of the Constituents increase or decrease to the same degree at the same time. If the correlations among the Constituents change, the level of the Index may be adversely affected.

3.3	The Index may be subject to currency rate risk

The Index may be exposed to currency rate risk because the Values of the Constituents may be converted into the base currency of the Index for the purposes of calculating the level of the Index if those Values are expressed in a different currency. Currency rates may be volatile and move in an unexpected way. Historical currency rates should not be considered indicative of future currency rates.

4.	NOTIONAL EXPOSURE

The Index creates a notional exposure to the Constituents and such notional exposure will only exist in the books and records of the Index Administrator and the Index Calculation Agent.

4.1	No rights

Investors in Index Linked Products (1) have no legal or beneficial ownership interest in any Constituent and therefore have no recourse to any Constituent; (2) have no right to take delivery of any Constituent; (3) have no voting rights with respect to any Constituent; (4) have no right to receive dividends, distributions or other payments with respect to any Constituent.

4.2	No offer

Nothing in these Index Conditions constitutes an offer to buy or to sell any Constituent or any other asset, commodity, contract or security (including without limitation any asset, contract, commodity or security included in any Constituent).

4.3	Reinvestment

If the Index is a “total return index”, it will include the notional reinvestment of amounts calculated by reference to any dividend, distribution or payment that would be received by a holder of a Constituent. If the Index is not a “total return index”, it will not include any such notional reinvestment.

5.	NO INVOLVEMENT OF PERSONS CONNECTED WITH ANY CONSTITUENT

The Index does not create any obligation of any person connected with any Constituent (each such person, for the purposes of this paragraph, a “Relevant Person”), including without limitation the issuer of any Constituent which is a security, the sponsor or calculation agent of any Constituent which is itself an index, and the provider of any service (such as an investment adviser or an investment manager) to any Constituent which is a fund.

No Relevant Person has participated in the preparation of these Index Conditions or in the arrangement and offer of any Index Linked Product.

6.	NO INVESTIGATION

Neither the Index Administrator nor the Index Calculation Agent has made or will make any investigation or enquiry with respect to any Constituent, including with respect to any publicly-available information that is disclosed in these Index Conditions to any Constituent. Consequently there can be no assurance that all events have been disclosed which would affect the performance of the Index or the value of any Index Linked Product.
7.	EFFECT OF FEES

The Index Level may include a deduction of notional fees, as described in these Index Conditions. Any such deduction of notional fees will result in the Index underperforming a hypothetical investment portfolio from which no such deduction is made.

8.	EFFECT OF NOTIONAL COSTS

The Index Level may include a deduction of notional costs (which may be referred to as a notional cost, charge, spread or similar term), as described in these Index Conditions. Any such deduction of notional costs will result in the Index underperforming a hypothetical investment portfolio from which no such deduction is made. The drag on the Index Level caused by any such deduction may be magnified if the Index assumes a leveraged exposure to its Constituents.

9.	DISRUPTION TO THE INDEX

Certain events may affect the calculation of the Index and the Index Level. These events, which are described elsewhere in these Index Conditions, may have consequences including:

	(1)	the Index Calculation Agent following the process described in Part G (Adjustment of dates);

	(2)	the Index Calculation Agent exercising certain discretions conferred by these Index Conditions;

	(3)	the Index Calculation Agent suspending the calculation, publication and dissemination of the Index and the Index Level;

	(4)	the Index Administrator making a modification or change to these Index Conditions; and

	(5)	the Index Administrator discontinuing and cancelling the Index.

Unless otherwise stated, the Index Administrator has no obligation to inform any person of the result of any action taken on the occurrence of such events.

The occurrence or existence of Disrupted Days may also result in the calculation, publication and dissemination of the Index being postponed to a later time than as provided in these Index Conditions.

10.	INDEX ADMINISTRATOR AND THE INDEX CALCULATION AGENT

These Index Conditions confer on the Index Administrator and the Index Calculation Agent a degree of discretion in making certain determinations and calculations, for example in connection with the occurrence of disruptions and adjustments. Although each of the Index Administrator and the Index Calculation Agent will use Expert Judgement in exercising any discretion, the exercise of any such discretion may have an adverse effect on the Index Level and therefore may have an adverse effect on the value of any Index Linked Product. Please see Part L (Miscellaneous) for further important disclosure of additional general risks (1) as to the manner in which the Index is determined; (2) that neither the Index Administrator nor the Index Calculation Agent acts as fiduciary; and (3) as to certain conflicts of interest.

Conflicts of Interest

The following material conflicts of interest may exist in respect of a swap or other over-the-counter derivative transaction (an “Index Swap”) which references or is otherwise based on the performance of the Index, where your counterparty to the Index Swap (the “Swap Dealer”) is either the Index Administrator, the Index Calculation Agent, an affiliate of the Index Administrator, or an affiliate of the Index Calculation Agent.

1.	DISCRETIONS

As discussed above, the Index Administrator and the Index Calculation Agent are entitled to exercise certain discretions in relation to the Index, including but not limited to the determination of index disruption events. Such determinations may adversely affect the level of the Index and therefore the amount payable under the Index Swap.

2.	HEDGING

The Swap Dealer expects to hedge its obligations under the Index Swap directly or through one or more of its affiliates. This hedging activity is likely to involve trading in one or more Constituents and Related Instruments. For these purposes, “Related Instruments” shall mean the instruments comprising the Constituents and other instruments (such as futures, options and swaps) with returns linked to the performance of the Index, the Constituents or the instruments comprising the Constituents. This hedging activity could affect the value of the Constituents and therefore the level of the Index, and may result in the Swap Dealer or its affiliates receiving a profit, even if the level of the Index declines.

3.	TRADING ACTIVITIES

The Swap Dealer and its affiliates expect to engage in trading activities related to the Index, the Constituents and Related Instruments, for their own account or for the account of customers, and may exercise remedies or take other action with respect to their interests as they deem appropriate. These trading activities could affect the level of the Index and therefore the value of the Index Swap.

4.	INDEX FEE

If a fee is deducted in the calculation of the level of the Index (an “Index Fee”), the Swap Dealer or its affiliates may receive a payment in addition to any fee payable under the Index Swap. For example, if the Swap Dealer hedges its obligations under the Index Swap by investing (directly or through one of its affiliates) in the Constituents in the same notional amounts as the Index Swap, the amount received by the Swap Dealer in respect of its hedge may exceed the amount payable under the Index Swap by the amount of the Index Fee.

5.	NOTIONAL TRANSACTION COSTS

If notional transaction costs are deducted in the calculation of the level of the Index (“Notional Transaction Costs”), the Swap Dealer or an affiliate may receive a payment in addition to any fee payable under the Index Swap. For example, if the Swap Dealer hedges its exposure under the Index Swap by investing (directly or through one of its affiliates) in the Constituents, and the Notional Transaction Costs exceed the actual cost incurred by the Swap Dealer in adjusting its hedge, the amount received by the Swap Dealer in respect of its hedge may exceed the amount payable under the Index Swap by some or all of the amount of the Notional Transaction Costs.

6.	VALUATIONS

If the Index references notional over-the-counter swaps or other notional over-the-counter transactions, the terms and prices of such notional transactions may be determined by the Index Calculation Agent, based on its view of the prevailing terms and prices for similar transactions in the relevant markets, which may differ from the views of other market participants. Persons involved in making such determinations may have interests which conflict with your interests, and the Index Calculation Agent will not take the Index Swap or your interests into consideration when making such determinations.

7.	UNAVAILABILITY OF THE INDEX

In the event that the determination and publication of the Index is suspended or discontinued, or the level of the Index is not available for another reason, the calculation agent of the Index Swap may be required to determine the level of the Index pursuant to the terms of the Index Swap.

8.	LICENSING FEE

If the Index includes a Constituent which is an index sponsored by the Swap Dealer or an affiliate of the Swap Dealer (a “Sub-Index”), the potential conflicts discussed above may exist in respect of that Sub-Index. If the Index or a Sub-Index is based on a methodology licensed from the Swap Dealer or an affiliate of the Swap Dealer, the Swap Dealer or its affiliate (as relevant) may receive a licensing fee based on the notional amount of the Index Swap.

9.	SHARING PAYMENTS

Payments received by the Swap Dealer under the Index Swap, or by the Swap Dealer or its affiliates in connection with the Index, may be shared with third parties.

THE LIST OF RISK FACTORS OUTLINED IN THIS PART K IS NOT INTENDED TO BE EXHAUSTIVE. ANY EVALUATION OF INDEX LINKED PRODUCTS SHOULD BE MADE ONLY AFTER SEEKING ADVICE FROM INDEPENDENT PROFESSIONAL ACCOUNTING, FINANCIAL, INVESTMENT, LEGAL, REGULATORY, TAX AND OTHER ADVISORS.

Part L:	Miscellaneous

1.	CALCULATIONS AND DETERMINATIONS

1.1	Calculations

Unless otherwise specified in the Index Conditions, the Index Calculation Agent will perform all calculations, determinations, rebalancings and adjustments (together, “Calculations”) in respect of the Index. Neither the Index Calculation Agent nor the Index Administrator will have any responsibility for errors made in good faith or omissions in Calculations or other actions as provided in these Index Conditions.

The Calculations of the Index Calculation Agent shall be performed by it in accordance with these Index Conditions, acting in its sole, absolute and unfettered discretion, but in good faith and in a commercially reasonable manner (having regard in each case to the criteria stipulated in these Index Conditions and, where relevant, on the basis of information provided to or obtained by employees or officers of the Index Calculation Agent responsible for making relevant Calculations). All Calculations shall, in the absence of manifest error, be final, conclusive and binding on any user of the Index, including any holder of, or counterparty to, an Index Linked Product.

1.2	Rounding

Subject as provided in these Index Conditions, any amount, currency amount, level, percentage, price, rate or value (“Amount”) calculated by the Index Calculation Agent shall be rounded to such number of decimal points and in such manner as the Index Calculation Agent determines is appropriate, acting in a commercially reasonable manner.

1.3	Use of estimates

The Index Calculation Agent will perform the Calculations described in these Index Conditions using the information, data sources or factors specified in these Index Conditions and any Amount (together, “Information”) and may perform any Calculation and any action required in respect of these Index Conditions in any sequence. However, in the event that the Index Calculation Agent is not able to obtain or use any necessary Information, then (after using reasonable endeavours and after applying any fallback provision specified in these Index Conditions in respect of the relevant Calculation) the Index Calculation Agent may, but shall not be obliged to, use its estimate (made using Expert Judgement) of the relevant Information in performing such Calculation, should the Index Calculation Agent determine that such estimate is reasonably necessary in order to give effect to any provision or to perform any Calculation necessary under these Index Conditions.

1.4	No verification of Information

Although the Index Calculation Agent will obtain Information for inclusion in the Index or for use in performing any Calculation under these Index Conditions from sources that the Index Calculation Agent considers reliable (including databases maintained by the Index Calculation Agent or its Affiliates, and public sources such as Bloomberg and Reuters), the Index Calculation Agent will not publish or independently verify such Information.

1.5	Corrections

Subject to any Correction Period specified, if the Index Calculation Agent becomes aware that any Information used by it in connection with any Calculation under these Index Conditions has subsequently been corrected or adjusted, then the Index Calculation Agent (1) if the Correction Period does not include a Rebalancing Date, shall use such corrected or adjusted Information and as a consequence make any further Calculation that it determines necessary or desirable in order to give effect to or to reflect such corrected or adjusted Information, including without limitation any redenomination, exchange or conversion of any currency into a successor currency; or (2) if the Correction Period includes a Rebalancing Date, may, but shall not be obliged to, use such corrected or adjusted Information (in its Expert Judgement (as defined below)), and the Index Calculation Agent will exercise such Expert Judgement in a manner that is consistent with the primary objective of the Index.

1.6	Reliance

In performing any Calculation under these Index Conditions, the Index Calculation Agent may rely upon the opinion of any person who appears to it as being competent to value any asset or instrument of any class, or to perform any other calculation or determination, by reason of any appropriate relevant professional qualification or experience.

1.7	Dates and times of calculations

Notwithstanding that certain Calculations under these Index Conditions may be expressed to be “as at”, “as of”, “in respect of” or “on”, or any synonym of each such phrase, a certain date or time, the Index Calculation Agent may perform such Calculation in respect of such date or time after such date or time.

1.8	Not acting as fiduciary or agent

In performing any Calculation or other action in connection with these Index Conditions, each of the Index Administrator and the Index Calculation Agent will act as principal and not as agent of any other person. Neither the Index Administrator nor the Index Calculation Agent owes any duty of care or any fiduciary duty to any investor in any Index Linked Product or to any other person. Each Calculation and other action performed in connection with these Index Conditions by the Index Administrator or the Index Calculation Agent is performed in reliance on this provision and is subject to this provision.

If through performing any such Calculation or other action the Index Administrator or the Index Calculation Agent is rendered an agent or fiduciary of another person under applicable law, then (at the option of the Index Administrator or the Index Calculation Agent, as relevant) the rights and obligations of the Index Administrator or the Index Calculation Agent to perform such Calculation or other action may be suspended (or, if already performed, the application of such Calculation or other action may be suspended) until such time when such Calculation or other action can be performed either by the Index Administrator or the Index Calculation Agent as principal and not as an agent or fiduciary or by an appropriate third party who is both willing and able to perform such Calculation or other action.

1.9	Ambiguities, errors and omissions in these Index Conditions

Although these Index Conditions are intended to be comprehensive, it is possible that ambiguities, errors and omissions may arise in certain circumstances. The Index Administrator will resolve, using Expert Judgement, any such ambiguity, error or omission, and may amend these Index Conditions to reflect the resolution of such ambiguity, error or omission.

1.10	Expert Judgement

Each of the Index Administrator and the Index Calculation Agent, as relevant, shall exercise any discretion and make any determination in respect of the Index by using a standard of judgement (“Expert Judgement”) which shall consist of (1) acting in good faith and in a commercially reasonable manner; (2) to the extent practicable, reflecting the commercial objective of the Index and market practice; and (3) to the extent practicable, promoting consistency in the exercise of discretions and the making of determinations in respect of both the Index and other indices in respect of which it acts, as relevant, as index administrator or index calculation agent.

In using Expert Judgement to exercise any discretion or to make any determination, the Index Administrator shall be subject to the oversight of the Index Governance Committee, whose role is described at paragraph 4 (Index Governance). In using Expert Judgement to exercise any discretion or to make any determination, the Index Calculation Agent shall be subject to the oversight of the Index Administrator. The Index Governance Committee will review any such use of Expert Judgement in extraordinary circumstances. Each of the Index Administrator and the Index Calculation Agent shall (as relevant) (1) maintain records of any such use of Expert Judgement; and (2) publish a concise explanation of the extent to which and the basis upon which Expert Judgement was so used.

1.11	Errors in Calculations

It is possible that errors in Calculations may arise in certain circumstances. The Index Administrator may determine, using Expert Judgement, to restate the Index Level for each day affected by an error in a Calculation.

2.	CONFLICTS OF INTEREST

Citi entities perform various roles in connection with the Index and Index Linked Products, and conflicts of interest may arise for any such entity as a consequence of any role it performs in connection with the Index or any Index Linked Product or as a consequence of its activities more generally.

During the normal course of their business, the Index Administrator, the Index Calculation Agent, any of their respective Affiliates, directors, officers, employees, representatives, delegates and agents (each, for the purposes of this Part L (Miscellaneous), a “Relevant Person”) may enter into, promote, offer or sell securities or contracts (whether or not structured) linked to the Index and/or any Constituent. Any Relevant Person may at any time (1) have long or short principal positions or actively trade (whether or not through making markets to its clients) positions in or relating to the Index or any Constituent; (2) invest in or engage in transactions with or on behalf of other persons relating to the Index and/or any Constituent; (3) undertake hedging transactions (for the purposes of any security or contract) which may adversely affect the level, price or rate or other factor underlying the Index and/or any Constituent; (4) have an investment banking or commercial relationship with the issuer of any Constituent and have access to information from any such issuer; or (5) publish research in respect of any Constituent or the issuer of any Constituent. Such activity may or may not affect the Index Level, but potential investors and counterparties should be aware that a conflict of interest may arise when a person acts in more than one capacity, and such conflict of interest may affect (whether in a positive manner or a negative manner) the Index Level.

3.	DISCLAIMER

No Relevant Person makes any express or implied representation or warranty as to (1) the advisability of purchasing or entering into any Index Linked Product; (2) the levels of the Index at any particular date or time; (3) the results to be obtained from the use of the Index or any datum included in these Index Conditions for any purpose; or (4) any other matter. Each Relevant Person hereby expressly disclaims, to the fullest extent permitted by applicable law, all warranties of accuracy, completeness, merchantability or fitness for a particular purpose with respect to the Index and any information contained in these Index Conditions. No Relevant Person will have any liability (direct or indirect, special, punitive, consequential or otherwise) to any person even if notified of the possibility of damages.

These Index Conditions have been prepared solely for the purposes of information and nothing in these Index Conditions constitutes (1) an offer to buy or to sell any security or contract, to participate in any transaction or to adopt any investment strategy; or (2) accounting, financial, investment, legal, tax or regulatory advice. Any decision to purchase any Index Linked Product should be based on the information contained in the associated prospectus or offering document (however described). In the case of a prospectus or offering document which contains provisions under the heading “Risk Factors”, “Investment Considerations” or the equivalent, please refer to these provisions for a discussion of the factors that must be considered in connection with an investment in the security or contract described therein.

Neither the Index Calculation Agent nor the Index Administrator is under any obligation to continue to calculate, publish or disseminate the Index or the Index Level.

4.	INDEX GOVERNANCE

The Index Administrator has ultimate control over the development, the operation and the publication of the Index, including the performance of any Calculation, the exercise of any discretion, the making of any determination, and all administrative processes required to perform these functions (together, the “Index Activity”). Notwithstanding that certain parts of the Index Activity may be performed by persons other than the Index Administrator, the Index Administrator has overall responsibility for all parts of the Index Activity, subject to this Part L (Miscellaneous).

The Index Administrator maintains oversight over the Index Activity through its Index Governance Committee. The Index Governance Committee fulfils its role of ensuring accountability and providing oversight through (1) reviewing and challenging all parts of the Index Activity, in accordance with its charter and its written policies and procedures; and (2) conducting an annual review of the Index to determine whether it continues to be an accurate and reliable representation of the economic realities of the relevant interest or market.

5.	INTELLECTUAL PROPERTY

The Index and these Index Conditions are the Index Administrator’s proprietary and confidential material. No person may reproduce or disseminate the information contained in these Index Conditions, the Index or the Index Level without the prior written consent of the Index Administrator. These Index Conditions are not intended for distribution to or use by any person in a jurisdiction where such distribution is prohibited by applicable law or regulation.

The Index is not in any way sponsored or promoted by any sponsor or issuer, as relevant, of any Constituent.

© 2019 Citigroup Global Markets Limited. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its Affiliates and are used and registered throughout the world. Citigroup Global Markets Limited is authorized in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority.

ANNEX B

U.S. TREASURY NOTE FUTURES INDICES RULES

Citi Interest Rate Bond Futures Market

Tracker Indices

Index Conditions

Citi Investment Strategies

17 January 2018

Part A: Introduction

This document constitutes the “Index Conditions” in respect of the following indices (each, an “Index”).

	Name of Index	Short Name	Index Ticker
(1)	Citi Interest Rate 10Y AU Treasury Futures Market Tracker Index	10Y AU Treasury	CIIRBF1A
(2)	Citi Interest Rate 10Y CA Treasury Futures Market Tracker Index	10Y CA Treasury	CIIRBF1C
(3)	Citi Interest Rate Bobl Futures Market Tracker Index	Bobl	CIIRBF5E
(4)	Citi Interest Rate Bund Futures Market Tracker Index	Bund	CIIRBF1E
(5)	Citi Interest Rate Schatz Futures Market Tracker Index	Schatz	CIIRBF2E
(6)	Citi Interest Rate 10Y OAT Futures Market Tracker Index	10Y FR Treasury	CIIRBF1F
(7)	Citi Interest Rate Long Gilt Futures Market Tracker Index	Long Gilt	CIIRBF1G
(8)	Citi Interest Rate 10Y BTP Futures Market Tracker Index	10Y IT Treasury	CIIRBF1I
(9)	Citi Interest Rate 10Y JGB Futures Market Tracker Index	10Y JP Treasury	CIIRBF1J
(10)	Citi Interest Rate 10Y US Treasury Futures Market Tracker Index	10Y US Treasury	CIIRBF1U
(11)	Citi Interest Rate 5Y US Treasury Futures Market Tracker Index	5Y US Treasury	CIIRBF5U
(12)	Citi Interest Rate 2Y US Treasury Futures Market Tracker Index	2Y US Treasury	CIIRBF2U

For the avoidance of doubt, references in these Index Conditions to “the Index” or “an Index” shall be references to each of the Indices.

These Index Conditions are made available by Citigroup Global Markets Limited in its capacity as the Index Administrator.

Full information in respect of any Index Linked Product (as defined in Part J (Definitions)) is only available on the basis of a combination of these Index Conditions and the confirmation, prospectus or offering document (however described) in respect of such Index Linked Product. Particular attention is drawn to the important risk factors and disclaimers contained in these Index Conditions, and investors should be aware of the consequences set out in such confirmation, prospectus or offering document of such Index Linked Product of any discontinuation of the Index.

No use of the Index or these Index Conditions is permitted unless such use is authorised, whether through buying, or otherwise entering into, an Index Linked Product from or with the Index Administrator or the Index Calculation Agent or one of their Affiliates; or (2) under the terms of a written licence granted by the Index Administrator.

These Index Conditions may be amended from time to time in the circumstances described in Part L (Miscellaneous). Copies of these Index Conditions are available from the Index Administrator.

These Index Conditions comprise the following Parts.

Part A	Introduction
Part B	Key Information
Part C	Overview of the Index
Part D	Calculation of the Index Level
Part E	Data
Part F	Valuation of Constituents
Part G	Adjustment of dates
Part H	Adjustments, disruption and cancellation
Part I	Provisions relating to Constituents
Part J	Definitions
Part K	Risk Factors
Part L	Miscellaneous

Part B: Key Information

Index:                                                                Each Index specified in Part A (Introduction).

Index Ticker:                                                      In respect of each Index, the Electronic Page specified in respect of such Index in Part A (Introduction).

Summary of strategy:                                         The Index aims to reflect the performance of a notional rolling long position (i.e. a notional position that has been bought) in a succession of exchange-traded futures contracts, the underlying of which is the same basket of government bonds.

Index Administrator:                                            Citigroup Global Markets Limited.

Index Calculation Agent:                                      Citigroup Global Markets Limited.

Index Base Currency:                                          In respect of each Index, as specified in Part E (Data).

Index Launch Date:                                              28 April 2017.

Index Start Date:                                                 In respect of each Index, as specified in Part E (Data).

Index Start Level:                                                100 units of the relevant Index Base Currency.

Index Fees and Costs:                                         None.

Frequency of calculation of the Index Level:           Daily, on each Index Business Day.

Frequency of rebalancing:                                    Not applicable.

The Index was launched by the Index Administrator on the Index Launch Date. The Index has been calculated by the Index Calculation Agent for the period from the Index Start Date. The past performance of the Index prior to the Index Launch Date has been derived from a back-testing simulation by applying the Index methodology to published historical levels of the Index constituents. Back-tested performance is provided for illustrative purposes only and should not be regarded as an indication of future performance. Any back-tested performance has been prepared on the basis of certain assumptions. Prospective investors are advised to familiarize themselves with and understand the assumptions upon which any such back- tested performance has been prepared. A simulation based on different assumptions may produce different results. Any Index Linked Product may bear additional fees which will reduce the overall returns of such Index Linked Product as compared with the past performance of the Index.

Part C: Overview of the Index

Calculation

1.       CALCULATION OF THE INDEX

Subject to the occurrence or existence of a Disrupted Day, the Index Level shall be calculated by the Index Calculation Agent as of the Index Valuation Time on each Index Business Day. The Index Level as of each Index Business Day shall be published on the Index Ticker, generally on the following Index Business Day. This should be considered the official source for the Index Level and a level obtained from any other source (electronic or otherwise) must be considered unofficial. The Index Level is the closing level of the Index for the relevant Index Business Day. The Index Calculation Agent may also, but is not obliged to, calculate the level of the Index in respect of any other valuation time on any Index Business Day or any other day with the consent of the Index Administrator. The detailed procedures for the calculation of the Index Level in respect of each Index Business Day are set out in Part D (Calculation of the Index Level) below.

2.       INDEX ADMINISTRATOR AND INDEX CALCULATION AGENT

The Index Administrator is Citigroup Global Markets Limited. As at the date of these Index Conditions, Citigroup Global Markets Limited also acts as Index Calculation Agent, calculating and publishing the Index in accordance with these Index Conditions. The Index Administrator may, in its sole discretion and without notice, appoint an alternative Index Calculation Agent at any time which may be one of the Index Administrator’s Affiliates.

Brief description

1.       INTRODUCTION

The brief description set out in this Part C is a summary only of these Index Conditions, of which this Part C is a part. These Index Conditions as a whole govern the Index, the calculation of the Index Level (as defined in Part D (Calculation of the Index Level) below), and the determinations made in connection with the maintenance of the Index. In the case of any inconsistency between this brief description in this Part C and the remainder of these Index Conditions, the remainder of these Index Conditions shall prevail.

The Index is a notional rules-based proprietary index developed by the Index Administrator.

2.       HOW THE INDEX ATTEMPTS TO IMPLEMENT ITS STRATEGY

The Index aims to reflect the performance of a notional rolling long position (i.e. a notional position that has been bought) in a succession of Futures Contracts, the underlying of which is a basket of bonds issued by or on behalf of the national government of the relevant country (government bonds) with a maturity similar to the maturity referred to in the name of the Futures Contracts.

What is a Futures Contract?

“Futures Contract” shall mean a contract for the future sale and purchase of a specified quantity of an underlying asset or financial instrument (the “Underlying”) on a specified date, at the price (the “Contract Price”) of the Futures Contract when it is entered into by the buyer of the Futures Contract (and therefore the buyer of the Underlying) (the “Buyer”) and the seller of the Futures Contract (and therefore the seller of the Underlying) (the “Seller”). The Buyer has a “long” position because he has bought the Futures Contract (and therefore the Underlying). The Seller has a “short” position because he has sold the Futures Contract (and therefore the Underlying).

Payment and delivery under a Futures Contract are made on the settlement date of the Futures Contract. The settlement date of the Futures Contract (the “Settlement Date”) occurs in a specified calendar month (the “Contract Month”).

Under a Futures Contract which is physically settled, on the settlement date, (1) the Buyer pays to the Seller the Contract Price and takes delivery of the specified quantity of the Underlying; and (2) the Seller delivers to the Buyer the specified quantity of the Underlying and receives the Contract Price.

Under a Futures Contract which is cash settled, only a payment is made, the amount of which is calculated with reference to the price of the Futures Contract when it is settled (the “Settlement Price”). On the settlement date, the difference between the Contract Price and the Settlement Price (the “Difference”) is paid. If the Settlement Price is higher than the Contract Price, then the Seller pays the Difference to the Buyer. If the Settlement Price is lower than the Contract Price, then the Buyer pays the Difference to the Seller.

Futures Contracts are listed on investment exchanges, and are traded in accordance with the rules of those investment exchanges. Futures Contracts with different maturities (i.e. different Contract Months) but the same Underlying are listed and traded. Trading in a Futures Contract of a particular maturity is scheduled to end on a specified day (the “Last Trading Day”), with settlement scheduled to occur shortly thereafter.

Rolling a position in a Futures Contract

By way of illustration, a market participant wishes to maintain an exposure to the Underlying of a particular succession of Futures Contracts, without actually buying or selling the Underlying. The market participant may have assumed an exposure to the Underlying through either a long position or a short position in a Futures Contract with a particular maturity (the “Nearer Contract”). In order to maintain his exposure to the Underlying after the Last Trading Day of the Nearer Contract, the market participant must close out his position in the Nearer Contract and establish a new position in a Futures Contract with a longer maturity (the “Further Contract”).

By closing out his position in the Nearer Contract and establishing a new position in the Further Contract, the market participant is said to “roll” his position.

A long position that was originally established by buying the relevant Nearer Contract is subsequently rolled by selling such Nearer Contract (offsetting and therefore closing that original long position) and buying the relevant Further Contract (establishing the new long position).

A short position that was originally established by selling the relevant Nearer Contract is subsequently rolled by buying such Nearer Contract (offsetting and therefore closing that original short position) and selling the relevant Further Contract (establishing the new short position).

The notional rolling long position established by the Index

Each Futures Contract to which the Index is notionally exposed is an “Eligible Futures Contract” as specified in Part E (Data).

Periodically, over a number of Index Business Days (the “Roll Period”), the Index rolls its notional position out of the Futures Contract (the “Current Contract”) to which it is exposed immediately prior to such Roll Period and into a new Futures Contract (the “Next Contract”).

Roll Periods occur at intervals of approximately three calendar months. The day on which each Roll Period starts (the “Roll Period Start Day”) is determined with reference to a particular Futures Contract (the “Roll Period Reference Contract”). On a particular Index Business Day “d”, the Roll Period Reference Contract is the Eligible Futures Contract the maturity of which is the shortest as at d (i.e. in common parlance, the “First Nearby” Futures Contract), and this is the Futures Contract with reference to which the Roll Period Start Day is determined of the Roll Period which immediately follows d.

In respect of each Roll Period, the Next Contract is the Eligible Futures Contract the Contract Month of which is the first to occur immediately following the Contract Month of the Current Contract in respect of such Roll Period.

The duration of each Roll Period is the number (the “Roll Number”) of Index Business Days specified in Part E (Data) (each such Index Business Day, a “Scheduled Roll Day”), subject to adjustment for disruptions.

The first Roll Day (i.e. the Roll Period Start Day) of each Roll Period is the Index Business Day which is the number (the “Buffer Number”) of Index Business Days immediately preceding (but excluding) the First Notice Day of the Roll Period Reference Contract in respect of such Roll Period. The Buffer Number is specified in Part E (Data).

“First Notice Day” shall mean, in respect of a Futures Contract the Underlying of which is a basket of government bonds, the first day on which the Seller of such Futures Contract is entitled to serve a notice specifying the particular government bonds that such Seller intends to deliver as part of the settlement process of such Futures Contract, under the terms of such Futures Contract and in accordance with the rules of the relevant exchange on which such Futures Contract is listed and traded.

The last Roll Day (the “Roll Period End Day”) of each Roll Period is the Index Business Day which is the Roll Number of Index Business Days from (and including) the Roll Period Start Day, subject to adjustment for disruptions.

Over the course of each Roll Period, the notional exposure of the Index to the Current Contract decreases, and the notional exposure of the Index to the Next Contract increases.

After each Roll Period, with effect from (and including) the Index Business Day immediately following the Last Trading Day of the relevant Roll Period Reference Contract (the “Switch Day”), the Futures Contract which had been designated as the Next Contract immediately prior to such Switch Day becomes the Current Contract.

The diagram set out below illustrates the notional rolling position established by the Index. This diagram is provided for illustrative purposes only, and it is subject to the relevant definitions and provisions of these Index Conditions.

Consequences of Adjustment Events and Disrupted Days

The consequences of Adjustment Events and Disrupted Days are set out in Part H (Adjustments, disruption and cancellation).

Any adjustment to these Index Conditions made pursuant to Part H (Adjustments, disruption and cancellation) may have unforeseen adverse effects on the Index including (without limitation) the discontinuation and cancellation of the Index.

Any suspension of the calculation, publication and dissemination of the Index and the Index Level, or any adjustment to these Index Conditions, or any discontinuation and cancellation of the Index may (depending on the terms and conditions of an Index Linked Product) result in the early termination of such Index Linked Product and the payment of an amount to reflect the value of such Index Linked Product at the time of such early termination. Depending on the terms and conditions of such Index Linked Product, an investor may receive back on such early termination less than the amount of the original investment.

Part D: Calculation of the Index Level

The calculations and determinations in this Part D are subject to the occurrence of, and adjustments made as a consequence of, Disrupted Days (as described in Part G (Adjustment of dates)) and Adjustment Events (as described in both Part H (Adjustments, disruption and cancellation) and Part I (Provisions relating to Constituents)).

1	Index Level

The “Index Level” shall be:

(1)	in respect of the Index Start Date, the Index Start Level; and

(2)	in respect of each Index Business Day “d” following the Index Start Date, either:

(a)	in respect of each Index other than 10Y AU Treasury:

(i)	(if d is also a Switch Day) an amount determined by the Index Calculatio Agent in accordance with the formula set out below: Indexd = Indexd−1 + (Unitsnext,d−1 × (CLcurrent,d − CLnext,d−1))

(ii)	(if d is not also a Switch Day) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

Indexd = Indexd−1

+ ((Unitsnext,d−1 × (CLnext,d − CLnext,d−1))

+ (Unitscurrent,d−1 × (CLcurrent,d − CLcurrent,d−1)))

(b)	in respect of 10Y AU Treasury:

(i)       (if d is also a Switch Day) an amount determined by the Index Calculation Agent in accordance with the formula set out below:

Indexd = Indexd−1 + ((Unitsnext,d−1) × (f(CLcurrent,d) − f(CLnext,d−1)))

(ii) (if d is not also a Switch Day) an amount determined by the Index Calculation Agent in accordance with th e formula set out below:

Indexd = Indexd−1

+ ((Unitsnext,d−1 × (f(CLnext,d) − f(CLnext,d−1)))

+ (Unitscurrent,d−1 × (f(CLcurrent,d) − f(CLcurrent,d−1))))

where:

Indexd	=	the Index Level in respect of d.
Indexd-1	=	the Index Level in respect of the Index Business Day immediately preceding d.
Unitsnext,d-1	=	the Number of Units in respect of the Next Contract and the Index Business Day immediately preceding d.
CLcurrent,d	=	the Constituent Level in respect of the Current Contract and d.
CLnext,d-1	=	the Constituent Level in respect of the Next Contract and the Index Business Day immediately preceding d.

CLnext,d	=	the Constituent Level in respect of the Next Contract and d.
Unitscurrent,d-1	=	the Number of Units in respect of the Current Contract and the Index Business Day immediately preceding d.
CLcurrent,d-1	=	the Constituent Level in respect of the Current Contract and the Index Business Day immediately preceding d.
f(.)	=	the function of the value in the following parentheses, as determined in accordance with paragraph 3.

The Index Level shall never be less than zero. For the avoidance of doubt, if any of the formulae set out above results in the Index level in respect of any Index Business Day being less than zero, then the Index Level in respect of such Index Business Day shall be zero. If the Index level in respect of any Index Business Day is zero or is deemed to be zero, then the Index Administrator shall discontinue and cancel the Index.

2	NUMBER OF UNITS

2.1       Index Start Date

(1)       With effect from (and including) the Index Start Date:

(a)       the Current Contract shall be the Eligible Futures Contract which settles immediately prior to the Eligible Futures Contract with the specified Maturity Ranking following the calendar month during which the Index Start Date occurs;

(b)       the Next Contract shall be the Eligible Futures Contract with the specified Maturity Ranking following the calendar month during which the Index Start Date occurs; and

(2)       on the Index Start Date:

(a)       the Number of Units in respect of the Next Contract shall be zero; and

(b)       the Number of Units in respect of the Current Contract shall be an amount determined by the Index Calculation Agent in accordance with the formula set out below:

Units current,isd	= Indexisd
100

where:

Unitscurrent,isd	=	the Number of Units in respect of the Current Contract (in respect of the Index Start Date) and the Index Start Date.

Indexisd	=	the Index Start Level.

2.2       Between Roll Periods

In respect of each Index Business Day “d” which is neither the Index Start Date nor a Roll Day nor a Switch Day:

(1)       the Number of Units in respect of the Current Contract shall be equal to the Number of Units in respect of the Current Contract and the Index Business Day immediately preceding d; and

(2)       the Number of Units in respect of the Next Contract shall be equal to the Number of Units in respect of the Next Contract and the Index Business Day immediately preceding d.

2.3       During Roll Periods

In respect of each Index Business Day “r” which is also a Roll Day but not a Roll Period End Day:

(1)       the Number of Units in respect of the Current Contract shall be an amount determined by the Index Calculation Agent in accordance with the formula set out below:

Unitscurrent,r = Unitscurrent,r−1 × Roll Factorr

(2)       the Number of Units in respect of the Next Contract shall be an amount determined by the Index Calculation Agent in accordance with the formula set out below:

Unitsnext,r = Unitsnext,r−1 + Unitscurrent,r−1 × (1 − Roll Factorr)

where:

Unitscurrent,r	=	the Number of Units in respect of the Current Contract and r.
Unitscurrent,r-1	=	the Number of Units in respect of the Current Contract and the Index Business Day immediately preceding r.
Roll Factorr	=	the Roll Factor in respect of r.
Unitsnext,r	=	the Number of Units in respect of the Next Contract and r.
Unitsnext,r-1	=	the Number of Units in respect of the Next Contract and the Index Business Day immediately preceding r.

“Roll Factor” shall mean, in respect of a Roll Day “r”, an amount determined by the Index Calculation Agent in accordance with the formula set out below:

Roll Factor = Remaining Roll Daysr − 1

r      Remaining Roll Daysr

where:

Roll Factorr = the Roll Factor in respect of r.

Remaining Roll Daysr = the number of Index Business Days from (and including) r to (and including) the Roll Period End Day of the relevant Roll Period.

2.4       Roll Period End Day

In respect of each Roll Period End Day “rped”:

(1)       the Number of Units in respect of the Current Contract shall be 0; and

(2)       the Number of Units in respect of the Next Contract shall be an amount determined by the Index Calculation Agent in accordance with the formula set out below:

Indexrped
Unitsnext,rped	= 100

where:

Unitsnext,rped	=	the Number of Units in respect of the Next Contract (in respect of rped) and rped.

Indexrped	=	the Index Level in respect of rped

2.5       Switch Day

(1)       With effect from (and including) each Switch Day “sd”:

(a)       the Current Contract shall be the Futures Contract which had been designated as the Next Contract immediately prior to sd; and

(b)       the Next Contract shall be the Eligible Futures Contract the Contract Month of which is the first to occur immediately following the Contract Month of the Current Contract; and

(2)       on sd:

(a)       the Number of Units in respect of the Current Contract shall be equal to the Number of Units in respect of such Futures Contract and the Index Business Day immediately preceding sd (and for the avoidance of doubt, immediately prior to sd, such Futures Contract was designated as the Next Contract); and

(b)       the Number of Units in respect of the Next Contract shall be equal to 0.

3. FUNCTION

For the purposes of 10Y AU Treasury, the function of the value denoted as “x” is:

f(x) = w + 100 × u

The result of the application of the function set out above is rounded to 5 decimal places (and round half up shall apply).

Coupon Level × (1 − u)

w = i

The amount w is rounded to 8 decimal places (and round half up shall apply).

u = v20

The amount u is rounded to 8 decimal places (and round half up shall apply).

        1

v = 1 + i

The amount v is rounded to 8 decimal places (and round half up shall apply).

i = 100 − x

 200

where:

f(x) = the function of x.

Coupon Level = the coupon level of the relevant Futures Contract, as specified in the contract specification of such Futures Contract (as published by ASX), divided by 2

Part E: Data

Constituents

	10Y AU Treasury	10Y CA Treasury
Eligible Futures Contract
ASX 10-Year Treasury Bond Future
10-Year Government of Canada Bond Future
Buffer Number	4	4
Roll Number	3	3
Constituent Electronic Page	XM	CN
Index Base Currency	AUD	CAD
Exchange	ASX	TMX
(used for valuations)
Reference Exchange	ASX	TMX
(testing for disruptions)
ETD Valuation Time	Settlement Price	Settlement Price
Index Start Date	4 January 2000	4 January 2000

	Bobl	Bund	Schatz
Eligible Futures Contract
Euro-Bobl Future
Euro-Bund Future
Euro-Schatz Future
Buffer Number	4	4	4
Roll Number	3	3	3
Constituent Electronic Page	OE	RX	DU
Index Base Currency	EUR	EUR	EUR
Exchange	EUREX		EUREX
(used for valuations)
Reference Exchange	EUREX	EUREX
(testing for disruptions)
ETD Valuation Time	Settlement Price	Settlement Price	Settlement Price
Index Start Date	3 January 2000	3 January 2000	3 January 2000

	10Y FR Treasury	Long Gilt	10Y IT Treasury
Eligible Futures Contract
Long-term	Euro-OAT Future
Long Gilt Future
Long-term	EURO-BTP Future
Buffer Number	4	4	4
Roll Number	3	3	3
Constituent Electronic Page	OAT	G	IK
Index Base Currency	EUR	GBP	EUR
Exchange	EUREX	ICE	EUREX
(used for valuations)
Reference Exchange	EUREX	ICE	EUREX
(testing for disruptions)
ETD Valuation Time	Settlement Price	Settlement Price	Settlement Price
Index Start Date	2 May 2012	4 January 2000	1 October 2009
10Y JPY Treasury
Eligible Futures Contract
10-Year Japanese Government Bond Future
Buffer Number	4
Roll Number	3
Constituent Electronic Page	JB
Index Base Currency	JPY
Exchange	JPX
(used for valuations)
Reference Exchange	JPX
(testing for disruptions)
ETD Valuation Time	Settlement Price
Index Start Date	4 January 2000
	10Y US Treasury	5Y US Treasury	2Y US Treasury
Eligible Futures Contract
10-Year T-Note Future
5-Year T-Note Future
2-Year T-Note Future
Buffer Number	4	4	4
Roll Number	3	3	3
Constituent Electronic Page	TY	FV	TU
Index Base Currency	USD	USD	USD
Exchange	XCME		XCME
(used for valuations)
Reference Exchange	XCME	XCME
(testing for disruptions)
ETD Valuation Time	Settlement Price	Settlement Price	Settlement Price
Index Start Date	3 January 2000	3 January 2000	3 January 2000

“ASX” shall mean the ASX Group (the Australian Securities Exchange). “EUREX” shall mean the Eurex Exchange.

“ICE” shall mean the ICE Futures Europe Financials exchange. “JPX” shall mean the Japan Exchange Group.

“TMX” shall mean the Canadian Exchange Group.

“XCME” shall mean the CME Group (the Chicago Mercantile Exchange). “XCME” shall mean the Chicago Mercantile Exchange.

The Contract Month of an Eligible Futures Contract which is “quarterly-expiring” is either March, June, September or December.

Each Constituent is an ETD Contract.

The Constituent Electronic Page in respect of each Index is a Bloomberg Electronic Page.

Dates and times

Index Business Day: Each day which is a Scheduled Trading Day for the relevant Exchange.

Index Valuation Time: In respect of an Index Business Day, 11:00 p.m. (London time) on such Index Business Day.

Scheduled Valuation Date: Each Index Business Day.

Scheduled Roll Day: As defined in Part C (Overview of the Index) under the heading “The notional rolling long position established by the Index”, subject to adjustment in accordance with Part G (Adjustment of dates).

Part F: Valuation of Constituents

1.       CONSTITUENT LEVEL

The Constituent Level of a Constituent on a Valuation Date shall be the level, price, rate or value specified in Part I (Provisions relating to Constituents), and determined by the Index Calculation Agent, where applicable, by reference to the Electronic Page specified in respect of such Constituent in Part E (Data) under the heading “Constituent Electronic Page”.

2.       CORRECTIONS OF PUBLISHED OR ANNOUNCED LEVELS, PRICES, RATES OR VALUES

If the level, price, rate or value (as applicable) of any Constituent for any time on any day, that is (1) announced by or on behalf of the person or entity responsible for such publication or announcement; and (2) used for any calculation or determination in respect of the Index, is subsequently corrected, and the corrected level, price, rate or value (as applicable) (the “Corrected Level”) is published by or on behalf of such person or entity within the Correction Period in respect of such Constituent, then such Corrected Level shall be deemed to be the level, price, rate or value (as applicable) for such Constituent for the relevant time on the relevant day. The Index Calculation Agent may, but shall not be obliged to, make appropriate adjustments to the Index Level for such day.

Part G: Adjustment of dates

1.       ADJUSTMENT OF SCHEDULED VALUATION DATES

“Holidays” and “Disruptions”

Each Constituent has the same calendar of Scheduled Trading Days, and each Scheduled Trading Day is also an Index Business Day, and each Index Business Day (and therefore each Scheduled Trading Day) is also a Scheduled Valuation Date.

Therefore:

(1)       there is no need to adjust a Scheduled Valuation Date to account for “holidays” in the calendar of Scheduled Trading Days; and

(2)       if any Scheduled Valuation Date (and therefore any Index Business Day) (other than a Roll Day) is a Disrupted Day for any Constituent, then the Index Calculation Agent shall suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day which is not a Disrupted Day for any Constituent, provided that the provisions of Part H (Adjustments, disruption and cancellation) shall continue to apply.

2.       ADJUSTMENT OF SCHEDULED ROLL DAYS

2.1       “Holidays”

Each Constituent has the same calendar of Scheduled Trading Days, and each Scheduled Trading Day is also an Index Business Day, and each Scheduled Roll Day is also an Index Business Day (although not every Index Business Day is a Scheduled Roll Day). Therefore there is no need to adjust a Scheduled Roll Day to account for “holidays” in the calendar of Scheduled Trading Days.

2.2       “Disruption”

(1)       Scheduled Roll Days (other than Roll Period End Days)

If a Scheduled Roll Day (other than a Roll Period End Day) is a Disrupted Day for any Constituent, then:

(a)       the Index Calculation Agent shall suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day which is not a Disrupted Day for any Constituent (the “Postponed Day”);

(b)       the relevant Roll Day shall be the Postponed Day; and

(c)       the denominator of the formula by which the Roll Factor is determined shall be increased by the number of Index Business Days which occur from (but excluding) the day which was the original Scheduled Roll Day to (and including) the Postponed Day.

(2)       Scheduled Roll Days which are also Roll Period End Days

If a Scheduled Roll Day which is also a Roll Period End Day is a Disrupted Day for any Constituent, then:

(a)       the Index Calculation Agent shall suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day which is not a Disrupted Day for any Constituent (the “Postponed Day”); and

(b)       the relevant Roll Period End Day shall be the Postponed Day.

3.       GOOD FAITH ESTIMATE

If a Scheduled Valuation Date or a Scheduled Roll Day is postponed to a day after the Last Trading Day of a Constituent (whether or not such Last Trading Day is itself postponed by the relevant Exchange), then the Index Calculation Agent may publish its good faith estimate of the Index Level for such Index Business Day (notwithstanding the occurrence of a Disrupted Day), using its good faith estimate of the value of the Constituent(s) affected by the occurrence of a Disrupted Day. Any such estimated value may be subject to correction once the relevant event or circumstances giving rise to such Disrupted Day cease.

4.       PROVISIONS OF PART H

The provisions of Part H (Adjustments, disruption and cancellation) shall continue to apply.

Part H: Adjustments, disruption and cancellation

1.       ADJUSTMENT EVENTS

If an Adjustment Event occurs in respect of a Constituent (the “Affected Constituent”), then:

(1)       the Index Calculation Agent may suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day on which such Adjustment Event does not occur or continue to occur; and/or

(2)       the Index Calculation Agent may replace the Affected Constituent with a replacement constituent which has substantially similar characteristics to the Affected Constituent, having regard to the manner in which the Affected Constituent is used in the calculation of the Index, in which case the Index Calculation Agent will:

(a)       determine the effective date of such replacement; and

(b)       make such adjustment(s) to these Index Conditions as it determines appropriate to account for the effect on the Index of such replacement; and/or

(3)       the Index Administrator may discontinue and cancel the Index.

2.       DISRUPTED DAYS

The consequence of any Index Business Day being a Disrupted Day for any Constituent is set out in Part G (Adjustment of dates).

3.       CANCELLATION OF THE INDEX

The Index Administrator may discontinue and cancel the Index at any time and is under no obligation to continue, or to procure the continuation of, the calculation, publication and dissemination of the Index and the Index Level.

4.       ADDITIONAL ADJUSTMENT EVENT: REGULATORY EVENT

4.1       Regulatory Event

“Regulatory Event” shall mean that, owing to any applicable law or regulation or policy, the Index Calculation Agent determines that either:

(1)       a hypothetical broker dealer would be either (a) required (or there is a reasonable likelihood that, within the next 30 Index Business Days, it would be required) to unwind positions in, or dispose of, any instrument or security on which the value of a Constituent depends; or (b) not permitted (or there is a reasonable likelihood that, within the next 30 Index Business Days, it would be permitted) to hold, acquire, establish, increase, decrease or dispose of positions in any instrument or security on which the value of a Constituent depends;

(2)       the Index Administrator or the Index Calculation Agent is not permitted (or there is a reasonable likelihood that, within the next 30 Index Business Days, it will not be permitted) to continue to sponsor, administer, maintain or calculate (as applicable) an index which contains a particular instrument or security on which the value of a Constituent depends.

4.2       Following a Regulatory Event

Following the occurrence of a Regulatory Event, the Index Calculation Agent shall determine whether or not such occurrence has a material effect on the Index.

(1)       If the Index Calculation Agent determines that such occurrence has a material effect on the Index, then the Index Calculation Agent shall inform the Index Administrator of such determination and either:

(a)       the Index Administrator shall follow established procedures in order to amend the Index and these Index Conditions with the agreement of investors in Index Linked Products; or

(b)       the Index Administrator may discontinue and cancel the Index.

(2)       If the Index Administrator determines that such occurrence does not have a material effect on the Index, then with effect from (and including) a date designated by the Index Administrator (in which case the Index Administrator will notify the relevant date to the Index Calculation Agent) or the Index Calculation Agent:

(a)       the Constituent affected by such Regulatory Event (the “Removed Constituent”) shall be removed from the Index; and

(b)       the Index Calculation Agent shall replace the Removed Constituent with a replacement constituent which has substantially similar characteristics to the Removed Constituent, having regard to the manner in which the Removed Constituent is used in the calculation of the Index, in which case the Index Calculation Agent will:

(i)       determine the effective date of such replacement; and

(ii)       make such adjustment(s) to these Index Conditions as it determines appropriate to account for the effect on the Index of such replacement.

Part I: Provisions relating to Constituents

ETD Contract (exchange-traded derivative contract)

This section of this Part I is applicable only to each Constituent which is classified (in Part E (Data) under the heading “Classification”) as an “ETD Contract” (each such Constituent, an “ETD Contract”).

Constituent Level: In respect of:

each Scheduled Trading Day for the relevant ETD Contract, the Fixing Price of such ETD Contract in respect of such Scheduled Trading Day; and

any Index Business Day which is not a Scheduled Trading Day for the relevant ETD Contract, the Fixing Price of such ETD Contract in respect of the immediately preceding Scheduled Trading Day for such ETD Contract.

Scheduled Trading Day:

Any day on which each Exchange and each Reference Exchange is scheduled to be open for its regular trading session in respect of the relevant ETD Contract (including any “partial trading day” however described as so designated from time to time by such Exchange or Reference Exchange, as relevant).

Disrupted Day:

Any Scheduled Trading Day on which an Exchange Disruption occurs in respect of the relevant ETD Contract.

Adjustment Event:

Each of the following: (1) ETD Contract Cancellation; and (2) ETD Contract Modification.

Correction Period:

2 Index Business Days.

“ETD Contract Cancellation” shall mean, in respect of the relevant ETD Contract, trading in such ETD Contract is permanently discontinued on the relevant Exchange.

“ETD Contract Modification” shall mean, in respect of the relevant ETD Contract, the relevant Exchange makes a material change to either (1) the content, composition or constitution of such ETD Contract; or

the formula for and method of calculating the Settlement Price of such ETD Contract.

“ETD Valuation Time” shall mean, in respect of the relevant ETD Contract on a Scheduled Trading Day

“Exchange” shall mean, in respect of the relevant ETD Contract, each Trading Venue in respect of such ETD Contract specified in Part E (Data), or any successor to such Trading Venue, or any substitute Trading Venue to which trading in such ETD Contract has temporarily relocated, provided that, in the determination of the Index Calculation Agent, there is comparable liquidity in such ETD Contract on such temporary substitute Trading Venue as on the original Trading Venue.

“Exchange Disruption” shall mean, in respect of the relevant ETD Contract:

(1)       the relevant Reference Exchange fails to open fails to open for trading during its regular trading session; or

(2)       the occurrence or existence at any time during the one hour period which ends at the end of the Scheduled Closing Time (on the relevant Reference Exchange) of any suspension of or limitation imposed (for any reason, including movements in price exceeding permitted limits) on the trading on the relevant Reference Exchange; or

(3)       the occurrence or existence at any time during the one hour period which ends at the end of the Scheduled Closing Time (on the relevant Reference Exchange) of any other event (other than an event described in sub-paragraph (4)) which disrupts or impairs the ability of market participants in general on the relevant Reference Exchange to effect transactions in or to obtain market values for such ETD Contract; or

(4)       the closure on any Scheduled Trading Day of the relevant Reference Exchange prior to the relevant Scheduled Closing Time (on the relevant Reference Exchange) at least one hour prior to the earlier of (a) the actual closing for the regular trading session of the relevant Reference Exchange on such day; and (b) the deadline for the submission of orders to be entered into the Reference Exchange system for execution at the relevant Scheduled Closing Time (on the relevant Reference Exchange) on such day; or

(5)       the Settlement Price of such ETD Contract has increased or decreased by an amount equal to the maximum permitted price change for the previous day’s Settlement Price; or

(6)       the Settlement Price of such ETD Contract is not published or otherwise made available by or on behalf of the relevant Reference Exchange.

“Fixing Price” shall mean, in respect of the relevant ETD Contract on a Scheduled Trading Day in respect of the relevant Exchange:

(1)       if a time of day is specified as the ETD Valuation Time in Part E (Data), the first traded price for delivery of such ETD Contract on such Exchange at or after the ETD Contract on such Exchange on such Scheduled Trading Day, as published or otherwise made available on the relevant Electronic Page; or

(2)       if “Settlement Price” is specified as the ETD Valuation Time in Part E (Data), the daily Settlement Price of such ETD Contract on such Exchange.

“Reference Exchange” shall mean, in respect of the relevant ETD Contract, each Trading Venue in respect of such ETD Contract specified in Part E (Data), or any successor to such Trading Venue.

“Scheduled Closing Time” shall mean, in respect of a Scheduled Trading Day and a Reference Exchange, the scheduled weekday closing time in respect of the relevant ETD Contract on such Reference Exchange on such Scheduled Trading Day, without regard to after-hours trading or other trading outside the hours of the regular trading session on such Reference Exchange.

“Settlement Price” shall mean, in respect of the relevant ETD Contract, the daily settlement price or the final settlement price (as the case may be, and however described by the relevant Exchange) of such ETD Contract, as published or otherwise made available by the relevant Exchange.

“Trading Venue” shall mean an exchange, trading system or quotation system.

Part J: Definitions

“Adjustment Event” shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part I (Provisions relating to Constituents).

“Affiliate” shall mean, in respect of a person “X”, any entity controlled (directly or indirectly) by X, any entity which controls (directly or indirectly) X or any entity (directly or indirectly) under common control with X. For this purpose, “control” of any person or entity shall mean the ownership of a majority of the voting power of such person or entity.

“Citi” shall mean Citigroup Inc. and its Affiliates.

“Constituent” shall mean each constituent of the Index, as specified in Part E (Data). Each Constituent shall be identified by a unique serial number, denoted by “i”, as specified in Part E (Data). Part E (Data) also sets out the classification of each Constituent.

“Constituent Level” shall have the meaning given to it in Part F (Valuation of Constituents).

“Correction Period” shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part I (Provisions relating to Constituents).

“Disrupted Day” shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part I (Provisions relating to Constituents).

“Electronic Page” shall mean, in respect of a datum, (1) an electronic page or source specified in respect of such datum in these Index Conditions; or (2) if no such electronic page or source has been so specified, such Bloomberg page or Reuters page or other widely-recognized source of financial data as the Index Calculation Agent may determine appropriate; or (3) in any case, any successor electronic page or source that has been designated by either (a) the sponsor of the original electronic page or source; or (b) the relevant information vendor or provider of the original electronic page or source; or (4) any alternative electronic page or source that may be designated by the Index Calculation Agent, provided that such electronic page or source is widely recognized by participants in the relevant market.

“Expert Judgement” shall have the meaning given to it in Part L (Miscellaneous).

“Index Administrator” shall mean the person specified as such in Part B (Key Information) or any successor to such person or any assignee of such person.

“Index Base Currency” shall mean the currency specified as such in Part B (Key Information).

“Index Business Day” shall mean each day specified as such in Part E (Data).

“Index Calculation Agent” shall mean the person specified as such in Part B (Key Information) and appointed by the Index Administrator, any successor to such person, or any alternative calculation agent appointed by the Index Administrator.

“Index Launch Date” shall mean the day specified as such in Part B (Key Information).

“Index Level” shall mean, in respect of an Index Business Day, the closing level of the Index as of the Index Valuation Time on such Index Business Day. The Index Level shall be an amount expressed in the Index Base Currency.

“Index Linked Product” shall mean any security, contract or other financial product the return of which is linked, in whole or in part, to the performance of the Index.

“Index Start Date” shall mean the date specified as such in Part B (Key Information).

“Index Start Level” shall mean the Index level on the Index Start Date, as specified in Part B (Key Information).

“Index Ticker” shall mean the Electronic Page specified as such in Part B (Key Information), or any alternative Electronic Page as may be designated by the Index Administrator.

“Index Valuation Time” shall mean the time specified as such in Part E (Data). “Part” shall mean a part of these Index Conditions.

“Roll Day” shall mean each Scheduled Roll Day, as adjusted in accordance with Part G (Adjustment of dates).

“Scheduled Roll Day” shall mean each day specified as such in Part E (Data).

“Scheduled Trading Day” shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part I (Provisions relating to Constituents).

“Scheduled Valuation Date” shall mean each day specified as such in Part E (Data).

“Valuation Date” shall mean each Scheduled Valuation Date, as adjusted in accordance with Part G (Adjustment of dates).

Part K: Risk Factors

The discussion of risks in this Part K comprises a discussion of specific risk factors, followed by a discussion of general risk factors.

Specific Risk Factors

1.	STRATEGY RISK

The strategy of the Index is to track the performance of a notional rolling long position in a succession of Futures Contracts on the same Underlying, and not to outperform any other investment in any other futures contract or succession of futures contracts on the same Underlying, or any other benchmark.

The performance of the Index is dependent on the gains and losses resulting from the notional positions taken in the relevant Futures Contracts according to the Index methodology. Investors in Index Linked Products should therefore be familiar with the risks associated both with futures contracts generally (for example futures contracts can be volatile and undergo significant change over short periods, particularly during periods of market stress) and with the manner in which the Index systematically determines the positions in Futures Contracts that it notionally assumes.

2.	LIMITED DIVERSIFICATION AND CORRELATION RISK

The Index contains only one Constituent (other than during a Roll Period, when it contains two Constituents). Accordingly, the Index is less diversified than an investment in any fund, investment portfolio or other product which invests in or tracks a diversified investment portfolio, and therefore the Index could experience greater volatility and may underperform such other investment products or a more diversified index. Investors in Index Linked Products will therefore bear the risks of a highly concentrated financial product.

3.	NO GUARANTEE OF RETURN

The Index methodology cannot guarantee that reflecting the performance of the Constituent will result in an increased Index Level over time. Index Linked Products based on the methodology of any Index cannot and do not guarantee absolute returns in any situation.

4.	LIMITED OPERATING HISTORY

The Index was launched by the Index Administrator on the Index Launch Date and has been calculated by the Index Calculation Agent for the period from the specified Index Start Date. Any back-testing or similar performance analysis performed by any person in respect of any Index must be considered illustrative only and may be based on estimates or assumptions not used by the Index Calculation Agent when determining the relevant Index Level.

5.	LIMITATIONS IN THE DESIGN OF THE INDEX

In common with all algorithmic strategies, the Index uses a rules-based methodology with fixed processes and fixed parameters that are assumed to be reasonable. An alternative index using other processes and parameters may outperform the Index.

General Risk Factors

1.	INTRODUCTION

The Index Level may go down as well as up, depending on the performance of the Constituents and their effect on the strategy that the Index has been developed to reflect. There can be no assurance as to the future performance of the Index, and the Index Level on any day may not reflect either its past performance or its future performance. The strategy that the Index has been developed to reflect may not be successful, and other strategies using the Constituents and alternative indices and benchmarks may perform better than the Index.

The Index represents the value of its Constituents, as weighted according to any weighting scheme used by the Index. The Index has been developed to be “investable”, but the methodology set out in these Index Conditions is quantitative, which means that the Index Level is determined according to the rules and the processes set out in these Index Conditions on a purely notional basis, without reference to any actual investment in the Index or any of its Constituents.

The result of any such actual investment may be different to the performance of the Index. In particular, any notional fees or costs deducted in the calculation of the Index Level, and any proportionate amount included in the Index Level of any dividend, distribution or payment in respect of any Constituent, may be different from those arising in respect of any actual investment in any Constituent or any combination of Constituents.

Prospective investors in any Index Linked Product should be familiar with investments in the global financial and commodity markets, financial instruments and indices generally.

2.	RISKS IN RESPECT OF THE CONSTITUENTS

The performance of the Index is dependent on the performance of all of the Constituents contained in the Index.

Fluctuations in the level, price, rate or value (as applicable) of the Constituents contained in the Index from time to time will directly affect the Index Level. The extent to which fluctuations in the Constituent Level of a particular Constituent will affect the Index Level will, amongst other things, depend on how the Constituent is used in the Index.

Please refer to the following paragraphs for a discussion of the particular general market risks arising in respect of each classification of Constituent.

●	ETD Contract (exchange-traded derivative contract)

Prospective investors in an Index Linked Product linked to an Index containing an ETD Contract (whether a futures contract or an option contract) should be familiar with futures contracts and option contracts generally. The value and price volatility of both the ETD Contracts contained in an Index and of the assets or reference factors underlying such ETD Contracts must be considered.

Daily Limits

ETD Contracts are traded on exchanges, and are subject to regulations which limit the extent to which the prices of ETD Contracts can fluctuate during a single trading day. These regulations are commonly referred to as “daily limits”. Under these regulations, on a particular trading day, no trades may be executed at prices beyond the daily limits. Once the price of an ETD Contract has increased or decreased by an amount equal to the applicable daily limit, a trader cannot take a position or liquidate a position unless he is willing to effect the trade at or within the applicable daily limit. This could prevent the holder of an ETD Contract from promptly liquidating unfavourable positions and subject him to substantial losses.

3.	PERFORMANCE OF THE INDEX

3.1	The performance of the Index may be significantly lower than the performance of certain Constituents

The performance of the Index could be significantly less than the performance of alternative indices and benchmarks with similar risk characteristics, even if some of the Constituents have generated significant positive returns. The levels, prices, rates or values (“Values”) of the Constituents may move in different directions at different times compared to each other, and underperformance by one or more of the Constituents may reduce the performance of the Index as a whole, even if other Constituents generate positive returns.

3.2	The correlation between the Constituents may change unpredictably

Correlation is the extent to which the Values of the Constituents increase or decrease to the same degree at the same time. If the correlations among the Constituents change, the level of the Index may be adversely affected.

3.3	The Index may be subject to currency rate risk

The Index may be exposed to currency rate risk because the Values of the Constituents may be converted into the base currency of the Index for the purposes of calculating the level of the Index if those Values are expressed in a different currency. Currency rates may be volatile and move in an unexpected way. Historical currency rates should not be considered indicative of future currency rates.

4.	NOTIONAL EXPOSURE

The Index creates a notional exposure to the Constituents and such notional exposure will only exist in the books and records of the Index Administrator and the Index Calculation Agent.

4.1	No rights

Investors in Index Linked Products (1) have no legal or beneficial ownership interest in any Constituent and therefore have no recourse to any Constituent; (2) have no right to take delivery of any Constituent; (3) have no voting rights with respect to any Constituent;

(4) have no right to receive dividends, distributions or other payments with respect to any Constituent.

4.2	No offer

Nothing in these Index Conditions constitutes an offer to buy or to sell any Constituent or any other asset, commodity, contract or security (including without limitation any asset, contract, commodity or security included in any Constituent).

4.3	Reinvestment.

If the Index is a “total return index”, it will include the notional reinvestment of amounts calculated by reference to any dividend, distribution or payment that would be received by a holder of a Constituent. If the Index is not a “total return index”, it will not include any such notional reinvestment.

5.	NO INVOLVEMENT OF PERSONS CONNECTED WITH ANY CONSTITUENT

The Index does not create any obligation of any person connected with any Constituent (each such person, for the purposes of this paragraph, a “Relevant Person”), including without limitation the issuer of any Constituent which is a security, the sponsor or calculation agent of any Constituent which is itself an index, and the provider of any service (such as an investment adviser or an investment manager) to any Constituent which is a fund.

No Relevant Person has participated in the preparation of these Index Conditions or in the arrangement and offer of any Index Linked Product.

6.	NO INVESTIGATION

Neither the Index Administrator nor the Index Calculation Agent has made or will make any investigation or enquiry with respect to any Constituent, including with respect to any publicly-available information that is disclosed in these Index Conditions to any Constituent. Consequently there can be no assurance that all events have been disclosed which would affect the performance of the Index or the value of any Index Linked Product.

7.	EFFECT OF FEES

The Index Level may include a deduction of notional fees, as described in these Index Conditions. Any such deduction of notional fees will result in the Index underperforming a hypothetical investment portfolio from which no such deduction is made.

8.	EFFECT OF NOTIONAL COSTS

The Index Level may include a deduction of notional costs (which may be referred to as a notional cost, charge, spread or similar term), as described in these Index Conditions. Any such deduction of notional costs will result in the Index underperforming a hypothetical investment portfolio from which no such deduction is made.

9.	DISRUPTION TO THE INDEX

Certain events may affect the calculation of the Index and the Index Level. These events, which are described elsewhere in these Index Conditions, may have consequences including:

(1)       the Index Calculation Agent following the process described in Part G (Adjustment of dates);

(2)       the Index Calculation Agent exercising certain discretions conferred by these Index Conditions;

(3)       the Index Calculation Agent suspending the calculation, publication and dissemination of the Index and the Index Level;

(4)       the Index Administrator making a modification or change to these Index Conditions; and

(5)       the Index Administrator discontinuing and cancelling the Index.

Unless otherwise stated, the Index Administrator has no obligation to inform any person of the result of any action taken on the occurrence of such events.

The occurrence or existence of Disrupted Days may also result in the calculation, publication and dissemination of the Index being postponed to a later time than as provided in these Index Conditions.

10.	INDEX ADMINISTRATOR AND THE INDEX CALCULATION AGENT

These Index Conditions confer on the Index Administrator and the Index Calculation Agent a degree of discretion in making certain determinations and calculations, for example in connection with the occurrence of disruptions and adjustments. Although each of the Index Administrator and the Index Calculation Agent will use Expert Judgement in exercising any discretion, the exercise of any such discretion may have an adverse effect on the Index Level and therefore may have an adverse effect on the value of any Index Linked Product. Please see Part L (Miscellaneous) for further important disclosure of additional general risks (1) as to the manner in which the Index is determined; (2) that neither the Index Administrator nor the Index Calculation Agent acts as fiduciary; and (3) as to certain conflicts of interest.

Conflicts of Interest

The following material conflicts of interest may exist in respect of an Index Linked Product, where your counterparty to such Index Linked Product (in the case of an Index Linked Product which is a contract) or the issuer of such Index Linked Product (in the case of an Index Linked Product which is a security) (the “Product Provider”) is either the Index Administrator, the Index Calculation Agent, an affiliate of the Index Administrator, or an affiliate of the Index Calculation Agent.

1.	DISCRETIONS

As discussed above, the Index Administrator and the Index Calculation Agent are entitled to exercise certain discretions in relation to the Index, including but not limited to the determination of index disruption events. Such determinations may adversely affect the level of the Index and therefore the amount payable under the Index Linked Product.

2.	HEDGING

The Product Provider expects to hedge its obligations under the Index Linked Product directly or through one or more of its affiliates. This hedging activity is likely to involve trading in one or more Constituents and Related Instruments. For these purposes, “Related Instruments” shall mean the instruments comprising the Constituents and other instruments (such as futures, options and swaps) with returns linked to the performance of the Index, the Constituents or the instruments comprising the Constituents. This hedging activity could affect the value of the Constituents and therefore the level of the Index, and may result in the Product Provider or its affiliates receiving a profit, even if the level of the Index declines.

3.	TRADING ACTIVITIES

The Product Provider and its affiliates expect to engage in trading activities related to the Index, the Constituents and Related Instruments, for their own account or for the account of customers, and may exercise remedies or take other action with respect to their interests as they deem appropriate. These trading activities could affect the level of the Index and therefore the value of the Index Linked Product.

4.	INDEX FEE

If a fee is deducted in the calculation of the level of the Index (an “Index Fee”), the Product Provider or its affiliates may receive a payment in addition to any fee payable under the Index Linked Product. For example, if the Product provider hedges its obligations under the Index Linked Product by investing (directly or through one of its affiliates) in the Constituents in the same notional amounts as the Index Linked Product, the amount received by the Product Provider in respect of its hedge may exceed the amount payable under the Index Linked Product by the amount of the Index Fee.

5.	NOTIONAL TRANSACTION COSTS

If notional transaction costs are deducted in the calculation of the level of the Index (“Notional Transaction Costs”), the Product Provider or an affiliate may receive a payment in addition to any fee payable under the Index Linked Product. For example, if the Product Provider hedges its exposure under the Index Linked Product by investing (directly or through one of its affiliates) in the Constituents, and the Notional Transaction Costs exceed the actual cost incurred by the Product Provider in adjusting its hedge, the amount received by the Product Provider in respect of its hedge may exceed the amount payable under the Index Linked Product by some or all of the amount of the Notional Transaction Costs.

6.	VALUATIONS

If the Index references notional over-the-counter swaps or other notional over-the-counter transactions, the terms and prices of such notional transactions may be determined by the Index Calculation Agent, based on its view of the prevailing terms and prices for similar transactions in the relevant markets, which may differ from the views of other market participants. Persons involved in making such determinations may have interests which conflict with your interests, and the Index Calculation Agent will not take the Index Linked Product or your interests into consideration when making such determinations.

7.	UNAVAILABILITY OF THE INDEX

In the event that the determination and publication of the Index is suspended or discontinued, or the level of the Index is not available for another reason, the calculation agent of the Index Linked Product may be required to determine the level of the Index pursuant to the terms of the Index Linked Product.

8.	LICENSING FEE

If the Index includes a Constituent which is an index sponsored by the Product Provider or an affiliate of the Product Provider (a “Sub-Index”), the potential conflicts discussed above may exist in respect of that Sub-Index. If the Index or a Sub-Index is based on a methodology licensed from the Product Provider or an affiliate of the Product Provider, the Product Provider or its affiliate (as relevant) may receive a licensing fee based on the notional amount of the Index Linked Product.

9.	SHARING PAYMENTS

Payments received by the Product Provider under the Index Linked Product, or by the Product Provider or its affiliates in connection with the Index, may be shared with third parties.

THE LIST OF RISK FACTORS OUTLINED IN THIS PART K IS NOT INTENDED TO BE EXHAUSTIVE. ANY EVALUATION OF INDEX LINKED PRODUCTS SHOULD BE MADE ONLY AFTER SEEKING ADVICE FROM INDEPENDENT PROFESSIONAL ACCOUNTING, FINANCIAL, INVESTMENT, LEGAL, REGULATORY, TAX AND OTHER ADVISORS.

Part L: Miscellaneous

1.	CALCULATIONS AND DETERMINATIONS

1.1	Calculations

Unless otherwise specified in the Index Conditions, the Index Calculation Agent will perform all calculations, determinations, rebalancings and adjustments (together, “Calculations”) in respect of the Index. Neither the Index Calculation Agent nor the Index Administrator will have any responsibility for errors made in good faith or omissions in Calculations or other actions as provided in these Index Conditions.

The Calculations of the Index Calculation Agent shall be performed by it in accordance with these Index Conditions, acting in its sole, absolute and unfettered discretion, but in good faith and in a commercially reasonable manner (having regard in each case to the criteria stipulated in these Index Conditions and, where relevant, on the basis of information provided to or obtained by employees or officers of the Index Calculation Agent responsible for making relevant Calculations). All Calculations shall, in the absence of manifest error, be final, conclusive and binding on any user of the Index, including any holder of, or counterparty to, an Index Linked Product.

1.2	Rounding

Subject as provided in these Index Conditions, any amount, currency amount, level, percentage, price, rate or value (“Amount”) calculated by the Index Calculation Agent shall be rounded to such number of decimal points and in such manner as the Index Calculation Agent determines is appropriate, acting in a commercially reasonable manner.

1.3	Use of estimates

The Index Calculation Agent will perform the Calculations described in these Index Conditions using the information, data sources or factors specified in these Index Conditions and any Amount (together, “Information”) and may perform any Calculation and any action required in respect of these Index Conditions in any sequence. However, in the event that the Index Calculation Agent is not able to obtain or use any necessary Information, then (after using reasonable endeavours and after applying any fallback provision specified in these Index Conditions in respect of the relevant Calculation) the Index Calculation Agent may, but shall not be obliged to, use its estimate (made using Expert Judgement) of the relevant Information in performing such Calculation, should the Index Calculation Agent determine that such estimate is reasonably necessary in order to give effect to any provision or to perform any Calculation necessary under these Index Conditions.

1.4	No verification of Information

Although the Index Calculation Agent will obtain Information for inclusion in the Index or for use in performing any Calculation under these Index Conditions from sources that the Index Calculation Agent considers reliable (including databases maintained by the Index Calculation Agent or its Affiliates, and public sources such as Bloomberg and Reuters), the Index Calculation Agent will not publish or independently verify such Information.

1.5	Corrections

Subject to any Correction Period specified, if the Index Calculation Agent becomes aware that any Information used by it in connection with any Calculation under these Index Conditions has subsequently been corrected or adjusted, then the Index Calculation Agent may, but shall not be obliged to, use such corrected or adjusted Information (using Expert Judgement), and in exercising any such discretion, will act in good faith and in a commercially reasonable manner which is consistent with the primary objective of the Index.

1.6	Reliance

In performing any Calculation under these Index Conditions, the Index Calculation Agent may rely upon the opinion of any person who appears to it as being competent to value any asset or instrument of any class, or to perform any other calculation or determination, by reason of any appropriate relevant professional qualification or experience.

1.7	Dates and times of calculations

Notwithstanding that certain Calculations under these Index Conditions may be expressed to be “as at”, “as of”, “in respect of” or “on”, or any synonym of each such phrase, a certain date or time, the Index Calculation Agent may perform such Calculation in respect of such date or time after such date or time.

1.8	Not acting as fiduciary or agent

In performing any Calculation or other action in connection with these Index Conditions, each of the Index Administrator and the Index Calculation Agent will act as principal and not as agent of any other person. Neither the Index Administrator nor the Index Calculation Agent owes any duty of care or any fiduciary duty to any investor in any Index Linked Product or to any other person. Each Calculation and other action performed in connection with these Index Conditions by the Index Administrator or the Index Calculation Agent is performed in reliance on this provision and is subject to this provision.

If through performing any such Calculation or other action the Index Administrator or the Index Calculation Agent is rendered an agent or fiduciary of another person under applicable law, then (at the option of the Index Administrator or the Index Calculation Agent, as relevant) the rights and obligations of the Index Administrator or the Index Calculation Agent to perform such Calculation or other action may be suspended (or, if already performed, the application of such Calculation or other action may be suspended) until such time when such Calculation or other action can be performed either by the Index Administrator or the Index Calculation Agent as principal and not as an agent or fiduciary or by an appropriate third party who is both willing and able to perform such Calculation or other action.

1.9	Ambiguities, errors and omissions in these Index Conditions

Although these Index Conditions are intended to be comprehensive, it is possible that ambiguities, errors and omissions may arise in certain circumstances. The Index Administrator will resolve, using Expert Judgement, any such ambiguity, error or omission, and may amend these Index Conditions to reflect the resolution of such ambiguity, error or omission.

1.10	Expert Judgement

Each of the Index Administrator and the Index Calculation Agent, as relevant, shall exercise any discretion and make any determination in respect of the Index by using a standard of judgement (“Expert Judgement”) which shall consist of (1) acting in good faith and in a commercially reasonable manner; (2) to the extent practicable, reflecting the commercial objective of the Index and market practice; and (3) to the extent practicable, promoting consistency in the exercise of discretions and the making of determinations in respect of both the Index and other indices in respect of which it acts, as relevant, as index administrator or index calculation agent.

In using Expert Judgement to exercise any discretion or to make any determination, the Index Administrator shall be subject to the oversight of the Index Governance Committee, whose role is described at paragraph 4 (Index Governance). In using Expert Judgement to exercise any discretion or to make any determination, the Index Calculation Agent shall be subject to the oversight of the Index Administrator. The Index Governance Committee will review any such use of Expert Judgement in extraordinary circumstances. Each of the Index Administrator and the Index Calculation Agent shall (as relevant) (1) maintain records of any such use of Expert Judgement; and (2) publish a concise explanation of the extent to which and the basis upon which Expert Judgement was so used.

1.11	Errors in Calculations

It is possible that errors in Calculations may arise in certain circumstances. The Index Administrator may determine, using Expert Judgement, to restate the Index Level for each day affected by an error in a Calculation.

2.	CONFLICTS OF INTEREST

Citi entities perform various roles in connection with the Index and Index Linked Products, and conflicts of interest may arise for any such entity as a consequence of any role it performs in connection with the Index or any Index Linked Product or as a consequence of its activities more generally.

During the normal course of their business, the Index Administrator, the Index Calculation Agent, any of their respective Affiliates, directors, officers, employees, representatives, delegates and agents (each, for the purposes of this Part L, a “Relevant Person”) may enter into, promote, offer or sell securities or contracts (whether or not structured) linked to the Index and/or any Constituent. Any Relevant Person may at any time (1) have long or short principal positions or actively trade (whether or not through making markets to its clients) positions in or relating to the Index or any Constituent; (2) invest in or engage in transactions with or on behalf of other persons relating to the Index and/or any Constituent; (3) undertake hedging transactions (for the purposes of any security or contract) which may adversely affect the level, price or rate or other factor underlying the Index and/or any Constituent; (4) have an investment banking or commercial relationship with the issuer of any Constituent and have access to information from any such issuer; or (5) publish research in respect of any Constituent or the issuer of any Constituent. Such activity may or may not affect the Index Level, but potential investors and counterparties should be aware that a conflict of interest may arise when a person acts in more than one capacity, and such conflict of interest may affect (whether in a positive manner or a negative manner) the Index Level.

3.	DISCLAIMER

No Relevant Person makes any express or implied representation or warranty as to (1) the advisability of purchasing or entering into any Index Linked Product; (2) the levels of the Index at any particular date or time; (3) the results to be obtained from the use of the Index or any datum included in these Index Conditions for any purpose; or (4) any other matter. Each Relevant Person hereby expressly disclaims, to the fullest extent permitted by applicable law, all warranties of accuracy, completeness, merchantability or fitness for a particular purpose with respect to the Index and any information contained in these Index Conditions. No Relevant Person will have any liability (direct or indirect, special, punitive, consequential or otherwise) to any person even if notified of the possibility of damages.

These Index Conditions have been prepared solely for the purposes of information and nothing in these Index Conditions constitutes (1) an offer to buy or to sell any security or contract, to participate in any transaction or to adopt any investment strategy; or

(2) accounting, financial, investment, legal, tax or regulatory advice. Any decision to purchase any Index Linked Product should be based on the information contained in the associated prospectus or offering document (however described). In the case of a prospectus or offering document which contains provisions under the heading “Risk Factors”, “Investment Considerations” or the equivalent, please refer to these provisions for a discussion of the factors that must be considered in connection with an investment in the security or contract described therein.

Neither the Index Calculation Agent nor the Index Administrator is under any obligation to continue to calculate, publish or disseminate the Index or the Index Level.

4.	INDEX GOVERNANCE

The Index Administrator has ultimate control over the development, the operation and the publication of the Index, including the performance of any Calculation, the exercise of any discretion, the making of any determination, and all administrative processes required to perform these functions (together, the “Index

Activity”). Notwithstanding that certain parts of the Index Activity may be performed by persons other than the Index Administrator, the Index Administrator has overall responsibility for all parts of the Index Activity, subject to this Part L (Miscellaneous).

The Index Administrator maintains oversight over the Index Activity through its Index Governance Committee. The Index Governance Committee fulfils its role of ensuring accountability and providing oversight through (1) reviewing and challenging all parts of the Index Activity, in accordance with its charter and its written policies and procedures; and (2) conducting an annual review of the Index to determine whether it continues to be an accurate and reliable representation of the economic realities of the relevant interest or market.

5.	INTELLECTUAL PROPERTY

The Index and these Index Conditions are the Index Administrator’s proprietary and confidential material. No person may reproduce or disseminate the information contained in these Index Conditions, the Index or the Index Level without the prior written consent of the Index Administrator. These Index Conditions are not intended for distribution to or use by any person in a jurisdiction where such distribution is prohibited by applicable law or regulation.

The Index is not in any way sponsored or promoted by any sponsor or issuer, as relevant, of any Constituent.

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